     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996

                                                       REGISTRATION NO. 333-4230
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

             TEXAS                          3679                        74-2211011
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification No.)

                             3000 TECHNOLOGY DRIVE
                             ANGLETON, TEXAS 77515
                                 (409) 849-6550

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                 CARY T. FU                                         Copy to:
         BENCHMARK ELECTRONICS, INC.                            JOHN R. BRANTLEY
            3000 TECHNOLOGY DRIVE                         BRACEWELL & PATTERSON, L.L.P.
            ANGLETON, TEXAS 77515                          SOUTH TOWER PENNZOIL PLACE
               (409) 849-6550                           711 LOUISIANA STREET, SUITE 2900
   (Name, address, including zip code, and                  HOUSTON, TEXAS 77002-2781
   telephone number, including area code, of
             agent for service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             EMD TECHNOLOGIES, INC.
                             4065 THEURER BOULEVARD
                         WINONA, MINNESOTA, 55987-5025
                                 (507) 452-8932


                                                                   June 27, 1996


Dear EMD Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders of EMD Technologies, Inc. ("EMD") to be held in Conference Room 5J, 4245 Theurer Boulevard, Winona, Minnesota, on July 29, 1996, at 10:00 a.m. local time.


     At the Special Meeting, you will be asked to consider and vote upon the approval of a proposed merger whereby EMD will be merged with and into Electronics Acquisition, Inc. ("Newco"), a wholly owned subsidiary of Benchmark Electronics, Inc. ("Benchmark") (the "Merger"). As a result of the Merger, EMD will cease to exist, and Newco will survive as a wholly owned subsidiary of Benchmark. The Merger will occur pursuant to the Agreement and Plan of Merger dated as of March 27, 1996, as amended (the "Merger Agreement"), by and among EMD, Benchmark, Newco, and the Founding Shareholders of EMD named therein.

     Under the terms of the Merger Agreement, the Merger will result in the conversion of each share of EMD's Common Stock outstanding immediately prior to the time the Merger becomes effective into cash and a number of shares of Benchmark's Common Stock determined in accordance with the provisions of the Merger Agreement, as described in the enclosed Information Statement/Prospectus for the Special Meeting. Under certain circumstances described in the Information Statement/Prospectus, shares of EMD's Common Stock may be converted into shares of Benchmark's Mandatorily Convertible Preferred Stock, Series A, as well as cash and shares of Benchmark's Common Stock.

     The enclosed Information Statement/Prospectus contains a more complete description of the terms of the Merger. You are urged to read the Information Statement/Prospectus carefully.

     THE EMD BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT AS BEING IN THE BEST INTERESTS OF EMD'S SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER. IN MAKING THIS RECOMMENDATION, THE BOARD OF DIRECTORS HAS CONSIDERED NUMEROUS FACTORS, INCLUDING THE CONSIDERATION OFFERED BY BENCHMARK AND VARIOUS STRATEGIC ALTERNATIVES FOR EMD.

                                          Sincerely,

                                          /s/ DANIEL M. RUKAVINA

                                          Daniel M. Rukavina
                                          President

                                          /s/ DAVID H. ARNOLD

                                          David H. Arnold
                                          Secretary and Treasurer

                             EMD TECHNOLOGIES, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                            TO BE HELD JULY 29, 1996


To the Shareholders of EMD Technologies, Inc.


     A Special Meeting of Shareholders of EMD Technologies, Inc. ("EMD") will be held in Conference Room 5J, 4245 Theurer Boulevard, Winona, Minnesota, on July 29, 1996, at 10:00 a.m. local time, for the following purposes (which are more fully described in the accompanying Information Statement/Prospectus):


          (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 27, 1996, as amended (the "Merger Agreement"), by and among EMD, Benchmark Electronics, Inc. ("Benchmark"), Electronics Acquisition, Inc., a wholly owned subsidiary of Benchmark ("Newco"), and the Founding Shareholders of EMD named therein, and, as contemplated thereby, the merger of EMD with and into Newco (the "Merger"). As a result of the Merger, EMD will cease to exist, and Newco will survive as a wholly owned subsidiary of Benchmark. In connection with the Merger, each outstanding share of EMD's Common Stock, no par value (the "EMD Common Stock"), will be converted into the right to receive cash and shares of Benchmark's Common Stock, par value $0.10 per share (the "Benchmark Common Stock"), based upon the conversion ratio described in the accompanying Information Statement/Prospectus and in the Merger Agreement (a copy of which is attached to the Information Statement/Prospectus as Appendix A). Under certain circumstances, as described in the Information Statement/Prospectus and in the Merger Agreement, shares of EMD Common Stock may be converted into shares of Benchmark's Mandatorily Convertible Preferred Stock, Series A, as well as cash and shares of Benchmark Common Stock; and

          (2) To transact any other business that may properly come before the EMD Special Meeting or any adjournment thereof.


     The board of directors has fixed the close of business on June 27, 1996, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Only shareholders of record as of that date are entitled to receive notice of and to attend the Special Meeting. Although participants in the EMD Employee Stock Ownership Plan are not entitled to receive notice of or to attend the Special Meeting, they may nevertheless direct the record holder of the shares beneficially owned by them with respect to the voting of such shares. See "The Merger -- Certain Matters Relating to the EMD ESOP -- Right to Direct Vote with Respect to the Merger" in the accompanying Information Statement/Prospectus.


     Under Minnesota law, if the Merger is consummated, a shareholder of EMD or beneficial owner of EMD Common Stock who follows statutorily prescribed procedures will be entitled, in lieu of receiving cash and shares of Benchmark capital stock as a result of the Merger, to receive cash equal to the "fair value" of such shareholder's or beneficial owner's shares of EMD Common Stock immediately prior to the Merger. See "The Merger -- Dissenters' Rights" in the attached Information Statement/Prospectus.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF EMD COMMON STOCK IS REQUIRED FOR APPROVAL OF THE MERGER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ DAVID H. ARNOLD

                                          David H. Arnold
                                          Secretary

June 27, 1996

                            INFORMATION STATEMENT OF
                             EMD TECHNOLOGIES, INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JULY 29, 1996

                             ---------------------

                                 PROSPECTUS OF

                          BENCHMARK ELECTRONICS, INC.
                     RELATING TO THE OFFERING OF SHARES OF
                                COMMON STOCK AND
               MANDATORILY CONVERTIBLE PREFERRED STOCK, SERIES A
                             ---------------------

     This Information Statement of EMD Technologies, Inc. ("EMD") and Prospectus of Benchmark Electronics, Inc. ("Benchmark") (the "Information Statement/Prospectus") relates to up to 805,879 shares of Benchmark's Common Stock, par value $.10 per share (the "Benchmark Common Stock"), and up to 250,000 shares of Benchmark's Mandatorily Convertible Preferred Stock, Series A, par value $.10 per share (the "Series A Preferred Stock"), issuable to the holders of issued and outstanding shares of EMD's Common Stock, no par value (the "EMD Common Stock"), upon the consummation of the merger (the "Merger") of EMD with and into Electronics Acquisition, Inc. ("Newco"), a wholly owned subsidiary of Benchmark, with Newco as the surviving corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of March 27, 1996, by and among Benchmark, Newco, EMD, David H. Arnold and Daniel M. Rukavina, as amended (the "Merger Agreement"). A copy of the Merger Agreement is attached as Appendix A to this Information Statement/Prospectus and incorporated herein by reference. This Information Statement/ Prospectus also relates to 250,000 shares of Benchmark Common Stock issuable upon the mandatory conversion of the Series A Preferred Stock into Benchmark Common Stock, plus such indeterminable number of additional shares of Benchmark Common Stock into which the Series A Preferred Stock may become convertible upon a split, subdivision or similar change in the outstanding shares of Benchmark Common Stock.


     This Information Statement/Prospectus is being furnished to the holders of shares of EMD Common Stock in connection with a Special Meeting of such shareholders to be held at 10:00 a.m. on July 29, 1996 in Conference Room 5J, 4245 Theurer Boulevard, Winona, Minnesota and any adjournments or postponements thereof (the "Special Meeting"). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     Except as otherwise described herein, upon consummation of the Merger, each outstanding share of EMD Common Stock will be converted into the right to receive (i) cash in the amount of approximately $5.91, subject to adjustment as provided for in the Merger Agreement and described herein, and (ii) a fraction of a share of Benchmark Common Stock determined in accordance with a formula set forth in the Merger Agreement. The actual fraction of a share of Benchmark Common Stock that each share of EMD Common Stock will entitle the holder thereof to receive will be based on a price per share of the Benchmark Common Stock (the "Benchmark Measurement Price") determined by reference to the market price (the "Trading Price") of the Benchmark Common Stock measured during a 20-day period provided for in the Merger Agreement, subject to adjustment as provided in the Merger Agreement and described herein. Based on this formula, if the consummation of the Merger had occurred on May 31, 1996, each share of EMD Common Stock would have entitled the holder thereof to receive .1314 share of Benchmark Common Stock. The formula is intended to provide the holder of each share of EMD Common Stock with a fraction of a share of Benchmark Common Stock valued, using the Benchmark Measurement Price, at approximately $3.94, so that the total value of the cash and Benchmark Common Stock that each share of EMD Common Stock will entitle the holder thereof to receive will be approximately $9.85. If the Trading Price is more than $40.00 or less than $22.00, however, Benchmark may terminate the Merger Agreement; if the Trading Price is less than $22.00, EMD may terminate the Merger Agreement.

     In the event that the market price of the Benchmark Common Stock on the trading day immediately prior to the consummation of the Merger (the "Closing Price") is less than the Benchmark Measurement

Price, the amount of cash and the fraction of a share of Benchmark Common Stock that each share of EMD Common Stock will entitle the holder thereof to receive will be redetermined based on formulae set forth in the Merger Agreement. The effect of this redetermination will be to decrease the amount of cash and increase the fraction of a share of Benchmark Common Stock that each share of EMD Common Stock will entitle the holder thereof to receive, while maintaining the combined value of the cash and the fraction of a share of Benchmark Common Stock at approximately $9.85 (based on the Benchmark Measurement Price). In addition, if the aggregate number of shares of Benchmark Common Stock that Benchmark would otherwise be required to issue in the Merger exceeds 805,879, Benchmark will issue pro rata to the holders of shares of EMD Common Stock one share of Series A Preferred Stock in lieu of each share of Benchmark Common Stock that would otherwise be issued in excess of 805,879 shares. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE RANGE (BOTH AMOUNT AND NATURE) OF THE POSSIBLE CONSIDERATION TO BE RECEIVED BY EMD SHAREHOLDERS AT TRADING PRICES FROM $22.00 TO $40.00, SEE "THE
MERGER -- TERMS OF THE MERGER -- DETERMINATION OF MERGER CONSIDERATION" AND
"-- REDETERMINATION OF MERGER CONSIDERATION."

     As noted above, under certain circumstances, the Merger Agreement provides that Benchmark issue shares of its Series A Preferred Stock in lieu of Benchmark Common Stock. If issued, the Series A Preferred Stock will convert automatically on a share for share basis, subject to adjustment, into Benchmark Common Stock upon the approval by a majority of the issued and outstanding shares of Benchmark Common Stock of the issuance of the shares of Benchmark Common Stock issuable upon conversion of the Series A Preferred Stock. Pursuant to the Merger Agreement, Benchmark has agreed that if shares of Series A Preferred Stock are issued, it will convene a special meeting of its shareholders for the purpose of voting on the issuance of the shares of Benchmark Common Stock issuable upon conversion of the Series A Preferred Stock within 120 days after the consummation of the Merger. In the event that the Series A Preferred Stock has not been converted into Benchmark Common Stock within 120 days after the consummation of the Merger, the holders of shares of Series A Preferred Stock will be entitled to receive, until such conversion occurs, when, as and if declared by the board of directors of Benchmark, out of funds legally available therefor, cumulative dividends, accruing from the date of consummation of the Merger, in an amount annually equal to 4% of the lesser of the Benchmark Measurement Price and the Closing Price, payable quarterly. This annual dividend amount will increase, on each anniversary of the consummation of the Merger, by 2% of the lesser of the Benchmark Measurement Price and the Closing Price, but shall in no event exceed 12% of the lesser of the Benchmark Measurement Price and the Closing Price. Upon liquidation, dissolution or winding up of Benchmark, each share of Series A Preferred Stock will entitle the holder thereof to payment of an amount equal to the lesser of the Benchmark Measurement Price and the Closing Price prior to the payment of any amounts to the holders of Benchmark Common Stock or any other security ranking junior to the Series A Preferred Stock. The Series A Preferred Stock will have no voting rights other than with respect to mergers, consolidations and other extraordinary corporate transactions and with respect to matters as to which holders of the Series A Preferred Stock are entitled to vote as a matter of law. For a more complete description of the Series A Preferred Stock and the circumstances under which such shares may become issuable, see "The Merger -- Description of Series A Preferred Stock."
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
     OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


      The date of this Information Statement/Prospectus is June 27, 1996.

                             AVAILABLE INFORMATION

     Benchmark is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Benchmark files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices in Washington, D.C. As of May 6, 1996, Benchmark is required to file its reports, proxy statements and other information with the Commission electronically. The Commission maintains a site on the World Wide Web that contains documents filed with the Commission electronically. The address of such site is http://www.sec.gov, and reports, proxy statements and other information filed by Benchmark after May 6, 1996 may be inspected at such site. Reports, proxy statements and other information filed by Benchmark may also be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX") at 86 Trinity Place, New York, New York 10006-1881.

     Benchmark has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Benchmark Common Stock and Series A Preferred Stock offered hereby. In accordance with the Securities Act and the rules and regulations thereunder, this Information Statement/Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto. Statements made in this Information Statement/Prospectus as to the contents of any document are necessarily summaries of such document and are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being hereby qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, is on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission or may be examined without charge at the public reference facilities of the Commission or at the Commission's World Wide Web site as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS INFORMATION STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM LENORA A. GURTON, BENCHMARK ELECTRONICS, INC., 3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS 77515, TELEPHONE (409) 849-6550. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 22, 1996.


     Benchmark's Annual Report on Form 10-K for the year ended December 31, 1995, Benchmark's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and the description of the Benchmark Common Stock contained in Benchmark's Registration Statement on Form 8-A registering the Benchmark Common Stock under the Exchange Act, filed with the Commission on May 15, 1990, as amended on Form 8 dated June 25, 1990, are incorporated by reference in, and made a part of, this Information Statement/ Prospectus.

     All documents filed by Benchmark with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date of such filing.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Information Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Information Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    3
SUMMARY...............................................................................    6
  Business of Benchmark and EMD.......................................................    6
     Benchmark........................................................................    6
     EMD..............................................................................    6
  The Merger..........................................................................    7
     Terms of the Merger..............................................................    7
     Special Meeting; Vote Required...................................................    9
     Reasons for the Merger; Recommendation of EMD's Board of Directors...............    9
     Effective Time of the Merger.....................................................   10
     Surrender of Certificates........................................................   10
     Conditions to the Merger; Termination............................................   10
     Dissenters' Rights...............................................................   11
     Accounting Treatment.............................................................   11
     Regulatory Approvals.............................................................   11
     Certain Federal Income Tax Consequences..........................................   11
     Certain Differences in Rights of Shareholders....................................   11
  Market Information..................................................................   12
  Selected Historical Financial Information Relating to EMD...........................   13
  Selected Historical and Pro Forma Financial Information Relating to Benchmark.......   14
  Comparative Unaudited Historical and Pro Forma Per Share Information................   15
THE SPECIAL MEETING...................................................................   16
  General.............................................................................   16
  Date, Place and Time................................................................   16
  Record Date; Vote Required..........................................................   16
  Beneficial Ownership of EMD Common Stock............................................   17
THE MERGER............................................................................   18
  Background of and Reasons for the Merger............................................   18
     Background of the Merger.........................................................   18
     Recommendation of the Board of EMD; Reasons for the Merger.......................   20
  Terms of the Merger.................................................................   21
     General..........................................................................   21
     Determination of Merger Consideration............................................   21
     Redetermination of Merger Consideration..........................................   23
     Issuance of Series A Preferred Stock.............................................   24
     Fractional Shares................................................................   25
  Effective Time of the Merger........................................................   25
  Surrender of Certificates...........................................................   25
  Conditions to the Merger............................................................   26
  Certain Covenants...................................................................   27
  Amendment, Waiver and Termination...................................................   28
  Dissenters' Rights..................................................................   29
  Certain Federal Income Tax Consequences.............................................   30
  Certain Matters Relating to the EMD ESOP............................................   32
     Right to Direct Vote with Respect to the Merger..................................   32
     Treatment After the Effective Time...............................................   32
  Additional Agreements...............................................................   32
     Voting and Share Transfers.......................................................   32
     Board Representation.............................................................   33
     Other............................................................................   33

                                                                                        PAGE
                                                                                        ----
  Interests of Certain Persons in the Merger..........................................   34
  Description of Series A Preferred Stock.............................................   34
     General..........................................................................   34
     Dividends........................................................................   35
     Liquidation Preference...........................................................   35
     Conversion.......................................................................   35
     Voting Rights....................................................................   36
  Certain Differences in Rights of Shareholders.......................................   36
     Management of Corporation by Shareholders........................................   36
     Dissenters' Rights...............................................................   36
     Special Meetings of Shareholders.................................................   37
     Indemnification of Directors and Officers........................................   37
     Inspection of Books and Records..................................................   37
  Operations After the Merger.........................................................   38
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..........................   39
INFORMATION ABOUT EMD.................................................................   45
  Business of EMD.....................................................................   45
     Introduction.....................................................................   45
     Operations.......................................................................   45
     Customers and Marketing..........................................................   46
     Competition......................................................................   46
     Patents, Trademarks, Copyrights and Other Intellectual Property..................   46
     Employees........................................................................   46
     Facilities.......................................................................   47
  Management..........................................................................   47
  Market Information and Dividends....................................................   47
EMD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   48
  Results of Operations...............................................................   48
  Liquidity and Capital Resources.....................................................   51
EXPERTS...............................................................................   53
LEGAL OPINION.........................................................................   53
INDEX TO EMD FINANCIAL STATEMENTS.....................................................  F-1
                                         APPENDICES
APPENDIX A -- AGREEMENT AND PLAN OF MERGER............................................  A-1
APPENDIX B -- MINNESOTA BUSINESS CORPORATION ACT, SECTIONS 302A.471 AND 302A.473......  B-1

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE BENCHMARK COMMON STOCK OR SERIES A PREFERRED STOCK OFFERED BY THIS INFORMATION STATEMENT/PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BENCHMARK OR EMD SINCE THE DATE OF THIS INFORMATION STATEMENT/ PROSPECTUS.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement/Prospectus. The summary is not intended to be a complete description of the matters covered in this Information Statement/Prospectus and is subject to and qualified by reference to the more detailed information contained elsewhere herein, including in the Appendices hereto. Holders of shares of EMD Common Stock are urged to read carefully the entire Information Statement/Prospectus, including the Appendices.

BUSINESS OF BENCHMARK AND EMD

  Benchmark

     Benchmark provides contract manufacturing services to original equipment manufacturers ("OEMs") in the electronics industry, including manufacturers of medical devices, communications equipment, industrial and business computers, testing instrumentation and industrial instruments. Benchmark specializes in assembling high quality, technologically complex printed circuit boards with computer-automated equipment using surface mount and pin-through-hole interconnection technologies for customers requiring low to medium volume assembly. Benchmark frequently works with customers from product design and prototype stages through ongoing production and provides manufacturing services for successive product generations.

     Substantially all of Benchmark's manufacturing services are provided on a turnkey basis, whereby Benchmark purchases customer-specified components from its extensive network of suppliers, assembles the components into finished printed circuit boards, and performs post-assembly testing. Benchmark offers its customers flexible, "just-in-time" delivery programs allowing product shipments to be closely coordinated with the customers' inventory requirements. In certain instances, Benchmark completes the assembly of its customers' products at Benchmark's facilities by integrating printed circuit boards into other components of the customers' products. Benchmark also provides manufacturing services on a consignment basis, whereby Benchmark, utilizing components provided by the customer, provides only assembly and post-assembly testing services.

     Benchmark's principal executive offices are located at 3000 Technology Drive, Angleton, Texas 77515, and its telephone number is (409) 849-6550. Additional information concerning Benchmark is included in the Benchmark documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

  EMD

     EMD, through its operating subsidiaries, is an independent provider of electronic design and manufacturing services for major OEMs in the commercial electronics industry. EMD provides product design, turnkey manufacturing, assembly and test services. Unless the context requires otherwise, references to "EMD" include EMD's operating subsidiaries. See "Information About EMD -- Business of EMD -- Introduction."

     EMD's product design services include the complete design and development of electronic products and mechanical packages, from conceptual design to configuring subsystems and enclosures. EMD's turnkey manufacturing services involve material procurement and inventory management, assembly of complex printed circuit boards using primarily surface mount and pin-through-hole technology, and testing of electronic subsystems and systems. EMD operates two surface mount production facilities and a separate material handling facility. These facilities contain state-of-the-art equipment and process technologies, including 15 surface mount production lines.

     EMD's principal executive offices are located at 4065 Theurer Boulevard, Winona, Minnesota 55987-5025, and its telephone number is (507) 452-8932. See "Information About EMD."

THE MERGER

  Terms of the Merger

     Upon the effectiveness of the Merger (the "Effective Time"), EMD will be merged with and into Newco with Newco being the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation"). EMD shall cease to exist, and Newco shall continue to be a wholly owned subsidiary of Benchmark, governed by the laws of the State of Texas, with all of the rights and obligations of each of Newco and EMD.

     At the Effective Time, each share of EMD Common Stock outstanding immediately prior to the Effective Time, other than shares held in the treasury of EMD (which will be cancelled) and shares as to which statutory dissenters' rights have been exercised, shall, without any action on the part of the holder thereof, be converted into the right to receive (i) cash in the amount of $5.9074, subject to redetermination as described below (the "Cash Amount"), and
(ii) a fraction of a share (the "Share Fraction") of Benchmark Common Stock determined by dividing $3.9383 by the Benchmark Measurement Price (determined as described below), subject to redetermination as described below and subject to a provision in the Merger Agreement requiring the use of Series A Preferred Stock under certain circumstances. See "The Merger -- Terms of the Merger -- Issuance of Series A Preferred Stock." The total consideration provided by the Cash Amount and the Share Fraction is intended to have a value, using the Benchmark Measurement Price to value the Share Fraction, equal to approximately $9.85 with 60% of the consideration in cash and 40% in stock.


     The Merger Agreement provides that (i) if the Trading Price (determined as described below) of the Benchmark Common Stock is equal to or more than $32.00 per share, the Benchmark Measurement Price will be $32.00, and (ii) if the Trading Price is less than $32.00 per share, the Benchmark Measurement Price will be equal to the Trading Price. The Merger Agreement may be terminated by Benchmark if the Trading Price is more than $40.00 or less than $22.00, and by EMD if the Trading Price is less than $22.00. Neither Benchmark nor EMD is required to exercise its right to terminate the Merger Agreement under such circumstances, and if the Trading Price is expected to be less than $22.00 or more than $40.00 and neither party intends to exercise such right, Benchmark and EMD will supplement this Information Statement/Prospectus to reflect such decision and will provide such supplement to EMD shareholders a reasonable time prior to conducting any vote on the Merger.


     As used herein and in the Merger Agreement, the Trading Price of the Benchmark Common Stock will be the quotient obtained by dividing the sum of the averages of the daily high and low sale prices of such stock on the AMEX for the 20 successive trading days ending on the trading day immediately prior to the date on which the closing of the Merger occurs (the "Closing Date") by the number of such trading days. If the Closing Date had occurred on May 31, the Trading Price, and therefore the Benchmark Measurement Price, would have been $29.96875, and the Share Fraction would have been .1314, with a value, based on the Benchmark Measurement Price, of approximately $3.94. At Trading Prices from $32.00, the highest possible Benchmark Measurement Price, to $40.00, the highest Trading Price at which Benchmark is obligated to close the Merger, each shareholder of EMD will receive $5.9074 in cash and .1231 shares of Benchmark Common Stock for each share of EMD Common Stock held. At a Trading Price of $22.00, the lowest Trading Price at which either EMD or Benchmark is obligated to close, each shareholder of EMD will receive $5.9074 in cash, .1547 shares of Benchmark Common Stock and .0243 shares of Series A Preferred Stock (for an aggregate Share Fraction of .1790) for each share of EMD Common Stock held. See "The Merger -- Terms of the Merger -- Determination of Merger Consideration" and "-- Issuance of Series A Preferred Stock."

     The effect of capping the Benchmark Measurement Price at $32.00 will be that, if the Trading Price is greater than the $32.00, the value of the consideration received by the shareholders of EMD will be greater than $9.85 using the Trading Price to value the stock portion of the consideration. For example, if the Trading Price were $40.00, the highest Trading Price at which Benchmark is obligated to close the Merger, the value of the consideration payable in respect of each share of EMD Common Stock will be approximately $9.85 using the Benchmark Measurement Price to value the Benchmark Common Stock but would be approximately $10.83 using the Trading Price to value the Benchmark Common Stock.

     Because the Benchmark Measurement Price is based on the price of the Benchmark Common Stock on the AMEX, no assurance may be given with respect to the Benchmark Measurement Price or with respect to the Share Fraction resulting from the calculation described above. However, except as described below, the Share Fraction will always be valued, using the Benchmark Measurement Price, at approximately $3.94.

     In the event that the Closing Price, which will be the average of the high and low sale prices of the Benchmark Common Stock on the AMEX for the trading day immediately prior to the Closing Date, is less than the Benchmark Measurement Price, the Merger Agreement requires that the Cash Amount and the Share Fraction be adjusted in order to maintain the relative ratios of the cash and stock portions of the merger consideration at 60% and 40%, respectively, using the Closing Price rather than the Benchmark Measurement Price to value the Share Fraction. In such event, the Cash Amount and the Share Fraction will be redetermined using the formulae contained in the Merger Agreement, and each share of EMD Common Stock will, at the Effective Time, entitle the holder thereof to receive the Cash Amount and the Share Fraction as recalculated.

     The effect of this redetermination will be that holders of shares of EMD Common Stock will receive less cash but more shares of Benchmark Common Stock (and, if applicable, Series A Preferred Stock) than they would have received in the absence of such redetermination, but the combined value of the Cash Amount and the Share Fraction, using the Benchmark Measurement Price to value the Share Fraction, will remain approximately $9.85. However, the combined value of the Cash Amount and the Share Fraction using the Closing Price rather than the Benchmark Measurement Price to value the Share Fraction will be less than $9.85. Such value would be less than $9.85 by the greatest amount if the Benchmark Measurement Price were $32.00 (resulting from a Trading Price of $32.00 or higher) and the Closing Price were $22.00, the lowest price at which Benchmark and EMD are obligated to close, in which case the Cash Amount, as redetermined, would be $4.9986 and the Share Fraction, as redetermined, would be .1515, resulting in a combined value of the Cash Amount and the Share Fraction, using the Closing Price to value the Share Fraction, of approximately $8.33. Further, the redetermination would have the greatest effect on the possible valuations of the consideration to be received by the EMD shareholders if the Trading Price were $40.00, the highest price at which Benchmark is obligated to close the Merger (resulting in a Benchmark Measurement Price of $32.00), and the Closing Price were $22.00, the lowest price at which Benchmark and EMD are obligated to close. In that case, in the absence of the redetermination, the aggregate value of the Cash Amount and the Share Fraction, using the Trading Price of $40.00 to value the Share Fraction, would be approximately $10.83. With the redetermination, the aggregate value of the Cash Amount and the Share Fraction, using the Closing Price of $22.00 to value the Share Fraction, would be approximately $8.33. With or without the redetermination, however, the combined value of the Cash Amount and the Share Fraction using the Benchmark Measurement Price to value the Share Fraction will be approximately $9.85.

     In the event that the calculation of the Benchmark Measurement Price, or the Closing Price, if less than the Benchmark Measurement Price, would require Benchmark to issue in excess of 805,879 shares of Benchmark Common Stock in the Merger to the holders of shares of EMD Common Stock, Benchmark will issue, in lieu of each share in excess thereof, pro rata to the holders of EMD Common Stock, one share of Series A Preferred Stock. This would occur, assuming no redetermination of the Cash Amount and the Share Fraction is required as described above, only if the Benchmark Measurement Price were less than approximately $25.50. The issuance of the Series A Preferred Stock is required in order to comply with the regulations of the AMEX restricting the number of shares of Benchmark Common Stock that may be issued without the approval of Benchmark's shareholders. At a Benchmark Measurement Price of $22.00, the lowest price at which Benchmark and EMD are obligated to close, an aggregate of 126,367 shares of Series A Preferred Stock would be issuable, representing .0243 shares of Series A Preferred Stock for each share of EMD Common Stock held and constituting the largest number of shares of Series A Preferred Stock issuable in the Merger, unless a redetermination of the Cash Amount and the Share Fraction is required as described above, in which case slightly more shares of Series A Preferred Stock may be issued. See "The Merger -- Terms of the
Merger -- Issuance of Series A Preferred Stock" and "-- Description of Series A Preferred Stock -- General." If the Closing Date had occurred on May 31, 1996, no shares of Series A Preferred Stock would have been issued in the Merger.

     In no event will Benchmark issue any fractional share of Benchmark Common Stock or Series A Preferred Stock in the Merger. In lieu of any fractional share of Benchmark Common Stock or Series A Preferred Stock to which a holder of shares of EMD Common Stock would otherwise be entitled, after taking into account all shares of EMD Common Stock held of record by such holder, such holder shall be entitled to receive a cash payment equal to the product of (i) the fractional interest of a share of Benchmark Common Stock or Series A Preferred Stock to which such holder would otherwise be entitled and (ii) the Benchmark Measurement Price.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE RANGE (BOTH AMOUNT AND NATURE) OF THE POSSIBLE CONSIDERATION TO BE RECEIVED BY EMD SHAREHOLDERS AT TRADING PRICES FROM $22.00 TO $40.00, SEE "THE MERGER -- TERMS OF THE MERGER -- DETERMINATION OF MERGER CONSIDERATION" AND "-- REDETERMINATION OF MERGER CONSIDERATION."

  Special Meeting; Vote Required


     This Information Statement/Prospectus is being furnished to the holders of shares of EMD Common Stock in connection with the Special Meeting. The Special Meeting will be held at 10:00 a.m., local time, on Monday, July 29, 1996, in Conference Room 5J, 4245 Theurer Boulevard, Winona, Minnesota. The board of directors of EMD has fixed the close of business on June 27, 1996 as the record date for the determination of shareholders of EMD entitled to receive notice of and to vote at the Special Meeting. On the record date, there were 5,208,078 shares of EMD Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of EMD Common Stock. The Merger cannot be consummated without the requisite approval of the Merger Agreement by the holders of EMD Common Stock.


     As of the record date for the Special Meeting, the directors and officers of EMD and their affiliates owned beneficially an aggregate of 4,475,663 shares of EMD Common Stock or approximately 85.9% of the shares of EMD Common Stock outstanding on that date. See "The Special Meeting -- Beneficial Ownership of EMD Common Stock." In the Merger Agreement, each of David H. Arnold and Daniel
M. Rukavina (together, the "Founding Shareholders") has agreed to vote all shares of EMD Common Stock over which he exercises voting authority in favor of the Merger Agreement. As of the record date for the Special Meeting, the Founding Shareholders collectively owned beneficially 3,615,016 shares of EMD Common Stock or approximately 69.4% of the outstanding shares of EMD Common Stock as of that date. See "The Special Meeting -- Beneficial Ownership of EMD Common Stock." Approval of the Merger by the holders of EMD Common Stock, therefore, is assured.

  Reasons for the Merger; Recommendation of EMD's Board of Directors

     Benchmark has been actively examining opportunities for the establishment or acquisition of a third manufacturing facility that satisfies its criteria for such expansion, including without limitation substantial customer base, geographic expansion and management philosophy. Benchmark believes that EMD satisfies its criteria for a third manufacturing facility and, accordingly, has entered into the Merger Agreement.

     In reaching its decision to enter into the Merger Agreement, EMD's board of directors received presentations of and reviewed the terms of the Merger with Dain Bosworth Incorporated ("Dain Bosworth"), EMD's financial advisor, EMD's legal counsel and the EMD leadership team. The board of directors considered a number of factors, including but not limited to the following: the belief that the combination of Benchmark and EMD would result in the achievement of certain synergies and efficiencies; the belief that, following the Merger, Benchmark would have the infrastructure and the access to capital required for continued growth in EMD's business; the opportunity of the shareholders of EMD to enhance the value and liquidity of their investments by receiving cash and Benchmark Common Stock in a transaction with favorable tax consequences; and the financial condition, results of operations and prospects of each of EMD and Benchmark. See "The Merger -- Background of and Reasons for the Merger."

     EMD's board of directors has unanimously approved the Merger Agreement and determined to recommend the Merger to EMD's shareholders. EMD'S BOARD BELIEVES THAT THE MERGER IS IN THE BEST

INTERESTS OF EMD AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS OF EMD VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

  Effective Time of the Merger

     The Closing Date will occur as soon as practicable after all of the conditions to the consummation of the Merger have been fulfilled or, to the extent permissible, waived. On the Closing Date, EMD and Newco shall cause Articles of Merger relating to the Merger to be filed with the Secretary of State of the States of Texas and Minnesota. The "Effective Time" will occur at such time as the Articles of Merger have been so filed. EMD and Benchmark anticipate that the Effective Time will occur promptly after the Special Meeting. See "The Merger -- Conditions to the Merger."

  Surrender of Certificates

     On the Closing Date (or as soon as practicable thereafter), each holder of a certificate representing shares of EMD Common Stock (an "EMD Certificate") (other than EMD Certificates representing shares held by EMD or shares with respect to which statutory dissenters' rights have been exercised) should deliver all EMD Certificates held by such person together with the Letter of Transmittal mailed to holders of EMD Common Stock along with this Information Statement/Prospectus, duly executed, to Benchmark as set forth in the Letter of Transmittal. Upon surrender to Benchmark of one or more EMD Certificates and a duly executed Letter of Transmittal, the record holder of the shares of EMD Common Stock represented by such EMD Certificates shall receive from Benchmark
(i) a certificate or certificates representing the number of shares of Benchmark Common Stock and, if applicable, Series A Preferred Stock to which such holder shall have become entitled pursuant to the Merger, determined as described above, and (ii) a check in the amount of the cash to which such holder shall have become entitled, including cash in lieu of fractional shares, pursuant to the Merger, determined as described above. See "The Merger -- Terms of the Merger." A holder of EMD Common Stock may receive the cash to which such holder shall have become entitled by wire transfer as soon as practicable after the Effective Time instead of by check if such holder delivers his EMD Certificates, together with a duly executed Letter of Transmittal, to Benchmark on the Closing Date and provides Benchmark with written wire transfer instructions at least two business days prior to the Closing Date. See "The Merger -- Surrender of Certificates."

  Conditions to the Merger; Termination

     The respective obligations of Benchmark, Newco and EMD to consummate the Merger are subject to the satisfaction of certain conditions, including approval of the Merger by the holders of EMD Common Stock (see "The Special
Meeting -- Record Date; Vote Required"), receipt of an opinion as to the tax consequences of the Merger, the execution and delivery of certain agreements by various parties and other conditions that are customary in transactions of this nature. See "The Merger -- Conditions to the Merger."

     The Merger Agreement may be terminated by mutual consent of Benchmark, EMD and Newco at any time prior to the filing of the Articles of Merger. The Merger Agreement may be terminated by action of the board of directors of EMD, Benchmark or Newco (i) if the Merger is not consummated by July 31, 1996 provided that the party taking such action is not in material breach of the Merger Agreement, (ii) if consummation of the Merger is prohibited by final action of a court or other governmental entity, (iii) if the lesser of the Trading Price and the Closing Price is less than $22.00, (iv) if the other party has failed to comply with its covenants or agreements contained in the Merger Agreement and such failure has not been corrected within 30 days after notice of such failure, or (v) if the board of directors of EMD changes its recommendation to EMD's shareholders with respect to approval of the Merger. In addition, Benchmark may terminate the Merger Agreement if the Trading Price is more than $40.00. If the Merger Agreement is terminated because EMD's board of directors changes its recommendation with respect to the Merger, EMD is required to pay to Benchmark a termination fee of $1,500,000. See "The Merger -- Amendment, Waiver and Termination."

  Dissenters' Rights

     Under Minnesota law, holders of EMD Common Stock who dissent from the Merger are entitled to obtain payment in cash of the fair value of their shares instead of receiving the cash and shares of Benchmark stock as provided for in the Merger Agreement. A participant in the EMD Employee Stock Ownership Plan (the "ESOP") can dissent by (i) directing the ESOP trustee not to vote the shares allocated to such holder's account in favor of the Merger and (ii) either
(A) requesting the ESOP trustee, as the record holder of the shares of EMD Common Stock held in such participant's ESOP account, to exercise dissenters' rights with respect to such shares, or (B) obtaining and delivering to EMD in a timely manner the written consent of the ESOP trustee to the participant's exercising dissenters' rights with respect to the shares held in the participant's account. Failure to comply with statutory procedures in the exercise of dissenters' rights will nullify such rights. See "The
Merger -- Dissenters' Rights."

  Accounting Treatment

     The Merger will be accounted for as a purchase under generally accepted accounting principles.

  Regulatory Approvals

     The Merger is subject to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the consummation of the Merger is subject to the expiration or early termination of the waiting period under the HSR Act. The Federal Trade Commission has notified Benchmark and EMD that the waiting period imposed by the HSR Act has been terminated.

  Certain Federal Income Tax Consequences

     It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that as a result, for federal income tax purposes, no gain or loss will be recognized by the holders of EMD Common Stock upon receipt of shares of Benchmark Common Stock or Series A Preferred Stock issued in the Merger. However, gain may be recognized by the holders of EMD Common Stock with respect to cash received in the Merger, including cash in lieu of fractional shares. The aggregate adjusted tax basis of the shares of Benchmark Common Stock and Series A Preferred Stock will be equal to the holders' basis in the shares of EMD Common Stock surrendered in exchange therefor decreased by cash received and increased by any gain recognized on the exchange. None of Benchmark, EMD or Newco will recognize gain or loss as a result of the Merger. Notwithstanding the foregoing, neither the ESOP nor any participant therein will recognize any gain on the cash or shares of Benchmark Common Stock or Series A Preferred Stock received by the ESOP in the Merger. Consummation of the Merger is conditioned on the receipt by Benchmark and EMD of an opinion of KPMG Peat Marwick LLP ("KPMG") to the effect that the Merger will have the described tax consequences. See "The Merger -- Certain Federal Income Tax Consequences."

     Holders of EMD Common Stock should consult with their own tax advisors regarding the tax consequences of the Merger in light of their personal tax situations.

  Certain Differences in Rights of Shareholders

     At the Effective Time, shareholders of EMD, a Minnesota corporation, will become shareholders of Benchmark, a Texas corporation. The rights of shareholders under Texas law differ in certain respects from the rights of shareholders under Minnesota law. Additionally, to the extent that Series A Preferred Stock is issued in the Merger, the rights of holders of Series A Preferred Stock will be different from the rights of holders of EMD Common Stock or Benchmark Common Stock. Therefore, the rights of holders of EMD Common Stock will change, possibly significantly, as a result of the Merger. See "The
Merger -- Description of Series A Preferred Stock" and "-- Certain Differences in Rights of Shareholders."

MARKET INFORMATION


     Benchmark Common Stock is listed on the AMEX where it trades under the symbol "BHE." On March 27, 1996, the last trading day preceding public announcement of the Merger, the closing price per share of the Benchmark Common Stock on the AMEX was $26 1/8, and on June 24, 1996, such price was $29 3/8. Holders of EMD Common Stock are advised to obtain current market quotations for Benchmark Common Stock. The price of the Benchmark Common Stock on the AMEX is expected to fluctuate between the date of this Information Statement/Prospectus and the Closing Date, which may be a period of several weeks or more. No assurance can be given concerning the price of the Benchmark Common Stock on the AMEX at any time before, on or after the Closing Date. Prior to the date of this Information Statement/Prospectus, Benchmark has issued no shares of Series A Preferred Stock. Consequently, there is no public market for Series A Preferred Stock, and no such market is expected to develop if such shares are issued. Such shares will not be listed for trading on the AMEX or any other exchange.


     There is no public market for EMD Common Stock. See "Information About EMD -- Market Information and Dividends."

SELECTED HISTORICAL FINANCIAL INFORMATION RELATING TO EMD

     The following table sets forth selected historical consolidated financial information for EMD for the five years ended December 31, 1995 and the three months ended March 31, 1995 and 1996. The selected historical financial information is derived from the audited consolidated financial statements of EMD for each year in such five-year period and from the unaudited consolidated financial statements of EMD for each such three-month period. The selected historical financial information as of March 31, 1996 and for the three-month periods ended March 31, 1995 and 1996 is derived from the unaudited financial statements of EMD for such periods. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been made. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the actual results for the full 1996 year. This information should be read in conjunction with the consolidated financial statements of EMD and the related notes thereto included elsewhere in this Information Statement/Prospectus.

                                                                                                        THREE MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                        MARCH 31,
                                                ---------------------------------------------------   -----------------------
                                                 1991       1992       1993       1994       1995        1995         1996
                                                -------   --------   --------   --------   --------   ----------   ----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF INCOME INFORMATION:
  Net sales...................................  $78,465   $108,913   $154,842   $168,531   $160,754   $   43,759   $   39,099
  Cost of sales...............................   65,509     93,705    138,369    154,249    143,158       37,857       36,023
                                                -------   --------   --------   --------   --------   ----------   ----------
        Gross profit..........................   12,956     15,208     16,473     14,282     17,596        5,902        3,076
  Operating and administrative expenses.......    6,213      7,697     10,002      9,472      9,663        2,538        1,875
                                                -------   --------   --------   --------   --------   ----------   ----------
    Operating income..........................    6,743      7,511      6,471      4,810      7,933        3,364        1,201
  Other income (expense):
    Interest expense..........................      (55)      (280)      (684)    (1,523)      (909)        (362)        (353)
    Other income (expense)....................      192        176        697        506        756          293          392
                                                -------   --------   --------   --------   --------   ----------   ----------
        Total other income (expense), net.....      137       (104)        13     (1,017)      (153)         (69)          39
                                                -------   --------   --------   --------   --------   ----------   ----------
  Income from continuing operations before
    income taxes..............................    6,880      7,407      6,484      3,793      7,780        3,295        1,240
  Income tax expense..........................    2,780      2,947      2,585      1,485      3,024        1,334          391
                                                -------   --------   --------   --------   --------   ----------   ----------
  Income from continuing operations...........    4,100      4,460      3,899      2,308      4,756        1,961          849
  Discontinued operations:
    Loss from discontinued operations.........     (329)      (298)      (478)      (291)      (203)          (6)          --
    Loss on disposal of discontinued
      operations..............................       --         --         --         --       (510)          --           --
                                                -------   --------   --------   --------   --------   ----------   ----------
    Loss from discontinued operations.........     (329)      (298)      (478)      (291)      (713)          (6)          --
  Net income..................................  $ 3,771   $  4,162   $  3,421   $  2,017   $  4,043        1,955          849
                                                =======   ========   ========   ========   ========    =========    =========
  Earnings per share:
    Continuing operations.....................  $   .81   $    .88   $    .77   $    .45   $    .91   $      .38   $      .16
    Discontinued operations...................     (.06)      (.06)      (.09)      (.05)      (.13)          --           --
                                                -------   --------   --------   --------   --------   ----------   ----------
    Net income................................  $   .75   $    .82   $    .68   $    .40   $    .78   $      .38   $      .16
                                                =======   ========   ========   ========   ========    =========    =========
  Weighted average shares outstanding.........    5,042      5,042      5,043      5,086      5,208        5,208        5,208
BALANCE SHEET INFORMATION:
  Working capital.............................  $ 7,220   $  5,671   $ 20,386   $ 26,082   $ 26,273                $   32,098
  Total assets................................   22,185     43,298     50,605     67,108     64,132                    69,783
  Long-term debt..............................      397      1,076     15,032     22,352     15,687                    21,122
  Shareholders' equity........................   13,888     17,649     22,291     25,350     29,582                    30,431

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION RELATING TO BENCHMARK

    The following table sets forth selected historical financial information for Benchmark for the periods indicated and selected pro forma financial information reflecting the Merger as if it had occurred on January 1, 1995 for purposes of the statements of income information and on March 31, 1996 for purposes of the balance sheet information. The selected historical financial information is derived from the audited consolidated financial statements of Benchmark for each year in the five-year period ended December 31, 1995. The selected historical financial information as of March 31, 1996 and for the three-month periods ended March 31, 1995 and 1996 is derived from the unaudited financial statements of Benchmark for such periods. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been made. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the actual results for the full 1996 fiscal year. The selected pro forma financial information is not necessarily representative of what Benchmark's results of operations or financial position would have been had the Merger in fact occurred on January 1, 1995 or March 31, 1996 and is not intended to project Benchmark's results of operations or financial position for any future period or date. The selected financial information should be read in conjunction with the financial statements of Benchmark and the related notes thereto incorporated by reference in this Information Statement/Prospectus.

                                                                                                       THREE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                               MARCH 31,
                                  ------------------------------------------------------------   ------------------------------
                                                                                    PRO FORMA                        PRO FORMA
                                                                                    FOR MERGER                       FOR MERGER
                                   1991      1992      1993      1994      1995        1995       1995      1996        1996
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF INCOME
  INFORMATION:
  Sales.........................  $33,332   $50,647   $75,859   $98,168   $97,353    $258,107    $23,115   $30,383    $ 69,482
  Cost of sales.................   28,637    43,683    66,462    86,236    85,113     228,271     20,026    26,558      62,581
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
        Gross profit............    4,695     6,964     9,397    11,932    12,240      29,836      3,089     3,825       6,901
  Selling, general and
    administrative expenses.....    1,772     2,697     2,870     3,154     2,990      12,253        712       884       2,659
  Amortization of excess of
    acquired net assets over
    cost........................      108       108        63        --        --      (1,711)        --        --        (428)
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
        Income from
          operations............    3,031     4,375     6,590     8,778     9,250      15,872      2,377     2,941       3,814
  Interest income...............      199       358       384       252       268         729         75        38          38
  Interest expense..............       --        --        --        --        --      (3,857)        --        --      (1,063)
  Other income (expense)........       47        26       (30)       11        13         308          7         1         393
  Income tax expense............   (1,173)   (1,629)   (2,478)   (3,272)   (3,383)     (5,439)      (890)   (1,141)     (1,300)
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
        Income before cumulative
          effect of change in
          accounting
          principle.............    2,104     3,130     4,466     5,769     6,148       7,613      1,569     1,839       1,882
  Cumulative effect at January
    1, 1993 of change in
    accounting for income
    taxes.......................       --        --       116        --        --          --         --        --          --
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
        Net income..............  $ 2,104   $ 3,130   $ 4,582   $ 5,769   $ 6,148    $  7,613    $ 1,569   $ 1,839    $  1,882
                                  =======   =======   =======   =======   =======   ==========   =======   =======   ==========
  Earnings per common share
    before cumulative effect of
    change in accounting
    principle...................  $   .66   $   .83   $  1.10   $  1.41   $  1.50    $   1.57    $   .38   $   .45    $    .39
  Cumulative effect at January
    1, 1993 of change in
    accounting for income
    taxes.......................       --        --       .03        --        --          --         --        --          --
                                  -------   -------   -------   -------   -------   ----------   -------   -------   ----------
Earnings per common share.......  $   .66   $   .83   $  1.13   $  1.41   $  1.50    $   1.57    $   .38   $   .45    $    .39
                                  =======   =======   =======   =======   =======   ==========   =======   =======   ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(a)............      N/A       N/A       N/A       N/A       N/A        4.38        N/A       N/A        3.99
Weighted average common and
  equivalent shares
  outstanding...................    3,190     3,762     4,066     4,088     4,106       4,835      4,106     4,150       4,879
BALANCE SHEET INFORMATION:
  Working capital...............  $12,307   $25,796   $29,160   $30,890   $37,285                          $36,612    $ 66,638
  Total assets..................   19,951    34,380    47,425    48,333    57,037                           68,627     164,345
  Long-term debt................       --        --        --        --        --                               --      53,328
  Shareholders' equity..........   16,262    29,573    34,213    40,131    46,624                           48,600      69,011

- ---------------

(a) The ratio of earnings to combined fixed charges and preferred stock dividends is the quotient obtained by dividing the sum of (1) earnings before interest and income taxes and (2) fixed charges, with the resulting sum divided by fixed charges and preferred stock dividends. Fixed charges represent interest on all indebtedness. Preferred stock dividends include the pretax preferred stock dividend requirements of the Series A Preferred Stock for the pro forma period. For purposes of the pro forma calculations presented above, a Benchmark Measurement Price of $28 1/8 was assumed. Accordingly, no preferred stock would be issued in the transaction and no preferred stock dividends are included in fixed charges. See Note 3 to Notes to Unaudited Pro Forma Condensed Financial Information for the range of possible earnings to fixed charges and preferred stock dividends.

COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE INFORMATION

     The following information reflects certain comparative unaudited historical and pro forma per share information for Benchmark and EMD based on (i) the unaudited quarterly financial statements of Benchmark and EMD as of and for the three months ended March 31, 1996 and the audited financial statements of Benchmark and EMD as of and for the year ended December 31, 1995 and (ii) the unaudited pro forma financial information for Benchmark, all of which is incorporated by reference or included elsewhere herein.

                                                                            AS OF AND FOR THE
                                                                         THREE-MONTH PERIOD ENDED
                                                                              MARCH 31, 1996
                                                                         ------------------------
                                                                         HISTORICAL     PRO FORMA
                                                                         ----------     ---------
Benchmark:
  Book value per share of Benchmark Common Stock.......................    $11.71        $ 14.14
  Cash dividends per share of Benchmark Common Stock...................        --             --
  Net income per share of Benchmark Common Stock.......................       .45            .39

                                                                                       EQUIVALENT
                                                                         HISTORICAL   PRO FORMA(A)
                                                                         ----------   ------------
EMD:
  Book value per share of EMD Common Stock.............................    $ 5.84        $ 1.98
  Cash dividends per share of EMD Common Stock.........................        --            --
  Net income per share of EMD Common Stock.............................       .16           .05


                                                                            AS OF AND FOR THE
                                                                                YEAR ENDED
                                                                            DECEMBER 31, 1995
                                                                         ------------------------
                                                                         HISTORICAL     PRO FORMA
                                                                         ----------     ---------
Benchmark:
  Book value per share of Benchmark Common Stock.......................    $11.36        $ 14.11
  Cash dividends per share of Benchmark Common Stock...................        --             --
  Net income per share of Benchmark Common Stock.......................      1.50           1.57



                                                                                       EQUIVALENT
                                                                         HISTORICAL   PRO FORMA(A)
                                                                         ----------   ------------
EMD:
  Book value per share of EMD Common Stock.............................    $ 5.68        $ 1.98
  Cash dividends per share of EMD Common Stock.........................        --            --
  Net income per share of EMD Common Stock.............................       .78           .22


- ---------------

(a) The equivalent pro forma amounts represent the combined pro forma amounts multiplied by the assumed exchange ratio for shares of EMD Common Stock, which assumes a Benchmark Measurement Price of $28 1/8 and takes into account the cash consideration paid in the Merger. See "The Merger -- Terms of the Merger."

                              THE SPECIAL MEETING

GENERAL

     This Information Statement/Prospectus is being furnished to the holders of shares of EMD Common Stock in connection with the Special Meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement/Prospectus is also being furnished to the holders of shares of EMD Common Stock as a prospectus relating to the shares of Benchmark Common Stock and Series A Preferred Stock to be issued by Benchmark in the Merger.

     This Information Statement/Prospectus and the attached Notice of Special Meeting are first being mailed to the holders of shares of EMD Common Stock on
or about June   , 1996.

DATE, PLACE AND TIME


     The Special Meeting will be held at 10:00 a.m., local time, on Monday, July 29, 1996, in Conference Room 5J, 4245 Theurer Boulevard, Winona, Minnesota.


RECORD DATE; VOTE REQUIRED


     The Board of Directors of EMD has fixed the close of business on June 27, 1996 as the record date for the determination of shareholders of EMD entitled to receive notice of and to vote at the Special Meeting. Only shareholders of record as of that date are entitled to receive notice of or to attend the Special Meeting. Although participants in the ESOP are not entitled to notice of or to attend the Special Meeting, they may nevertheless direct the record holder of the shares beneficially owned by them with respect to the voting of such shares. See "The Merger -- Certain Matters Relating to the EMD ESOP -- Right to Direct Vote with Respect to the Merger." On the record date, there were 5,208,078 shares of EMD Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of EMD Common Stock. The Merger cannot be consummated without the requisite approval of the Merger Agreement by the holders of EMD Common Stock.


     As of the record date for the Special Meeting, the directors and officers of EMD and their affiliates owned beneficially an aggregate of 4,475,663 shares of EMD Common Stock or approximately 85.9% of the outstanding shares of EMD Common Stock on that date. See "-- Beneficial Ownership of EMD Common Stock." In addition, in the Merger Agreement, each of the Founding Shareholders has agreed to vote all shares of EMD Common Stock over which he exercises voting authority in favor of the Merger Agreement. As of the record date for the Special Meeting, the Founding Shareholders collectively owned beneficially 3,615,016 shares of EMD Common Stock or approximately 69.4% of the outstanding shares of EMD Common Stock as of that date. See "-- Beneficial Ownership of EMD Common Stock." Approval of the Merger by the holders of EMD Common Stock, therefore, is assured.

     As of the record date for the Special Meeting, the directors and executive officers of Benchmark did not own beneficially any shares of EMD Common Stock.

BENEFICIAL OWNERSHIP OF EMD COMMON STOCK

     The following table sets forth, as of April 15, 1996, certain information regarding the beneficial ownership (the right, by agreement or otherwise, to direct the voting or disposition of shares) of EMD Common Stock with respect to its officers, directors, each person known by EMD to own 5% or more of the outstanding EMD Common Stock and all officers and directors of EMD as a group. Unless otherwise indicated, such persons have sole voting and dispositive power with respect to the shares indicated.

                                                                NUMBER OF SHARES        PERCENT OF
                      NAME AND ADDRESS                         BENEFICIALLY OWNED   OUTSTANDING SHARES
                      ----------------                         ------------------   ------------------
David H. Arnold(1)(2)........................................       1,867,258              35.85%
  4065 Theurer Boulevard
  Winona, Minnesota 55987

Daniel M. Rukavina(2)(3).....................................       1,747,758              33.56%
  4065 Theurer Boulevard
  Winona, Minnesota 55987

EMD Employee Stock Ownership Trust(4)........................         787,706              15.12%
  c/o Winona National and Savings Bank
  204 Main Street
  Winona, Minnesota 55987

Robert W. Hahn and Community Trust, as
  trustees for various trusts(5).............................         400,600               7.69%

Robert W. Hahn, as sole trustee for various trusts(6)........         425,788               8.18%

All directors and officers as a group (8 persons)(7).........       4,475,663              85.94%

- ---------------

(1) Includes 43,553 shares held by Muriel M. Arnold, wife of David H. Arnold. Excludes (i) 140,550 shares held by Robert W. Hahn and Community Trust, as trustees for various trusts for the benefit of Mr. Arnold's family, and
     (ii) 212,894 shares held by Mr. Hahn, as trustee for various grantor retained annuity trusts ("GRATs") in which Mr. Arnold has an income interest.
(2) Includes shares held for the benefit of such individual pursuant to the EMD ESOP as follows: Mr. Arnold, 10,516 shares; and Mr. Rukavina, 10,516 shares.
(3) Includes 43,553 shares held by Patricia A. Rukavina, wife of Daniel M. Rukavina. Excludes (i) 260,050 shares held by Robert W. Hahn and Community Trust, as trustees for various trusts for the benefit of Mr. Rukavina's family, and (ii) 212,894 shares held by Mr. Hahn, as sole trustee for various GRATs in which Mr. Rukavina has an income interest.
(4)  Includes 34,259 shares also listed in footnotes (2) and (7).
(5) Shares held by Mr. Hahn and Community Trust as the trustees for the trusts described in footnotes (1) and (3) above.
(6) Shares held by Mr. Hahn as the sole trustee for the trusts described in footnotes (1) and (3) above.
(7) Includes an aggregate of 34,259 shares held for the benefit of such individuals pursuant to the EMD ESOP.

     As a result of the Merger, David H. Arnold and Daniel M. Rukavina may become owners of five percent or more of the outstanding shares of Benchmark Common Stock. Assuming no redetermination of the Cash Amount and the Share Fraction is required as described herein, Mr. Arnold would become such a five percent owner if the Benchmark Measurement Price were less than approximately $31.50, and Mr. Rukavina would become a five percent owner if the Benchmark Measurement Price were less than approximately $29.00.

                                   THE MERGER

     This section of the Information Statement/Prospectus describes certain aspects of the Merger. The description does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached as Appendix A hereto and is incorporated by reference herein. All holders of EMD Common Stock are encouraged to read the Merger Agreement.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background of the Merger

     The proposed Merger has resulted from a review by the EMD board of directors of strategic alternatives available to EMD. This review encompassed key market and industry factors as well as evaluation and analysis of financing alternatives available to EMD to sustain its projected growth rate. As described below, the board has concluded that the proposed Merger is in the best interests of EMD and its shareholders.

     In general, EMD's board and advisors considered various matters relating to EMD's capital needs in numerous meetings beginning in 1990 and continuing until the execution and delivery of the definitive Merger Agreement on March 27, 1996. The negotiations with Benchmark relating to the proposed Merger occurred primarily between September 1995 and March 27, 1996 as part of a managed solicitation process conducted by Dain Bosworth as EMD's financial advisor. Certain aspects of these deliberations and related matters are discussed below.

     From time to time, the EMD board has discussed trends in the commercial electronics contract manufacturing industry and in EMD's business specifically. Especially in recent years, the board has also considered management and ownership succession issues. Beginning in 1992, the EMD board considered possible strategic alternatives for EMD, including remaining as an independent privately owned company, completing an initial public offering, and pursuing a private equity investment or an acquisition by a third party. Of particular interest to the EMD board during this review were the following factors:

          1. EMD would need additional equity capital to finance its continued growth. EMD would also need additional financing to fund required purchases of EMD Common Stock from EMD's ESOP, especially if ESOP ownership continued to increase, which would divert additional capital from EMD's business.

          2. The anticipated reduction and eventual loss during 1993, 1994 and 1995 of business from EMD's most significant customer (see "EMD Management's Discussion and Analysis of Financial Condition and Results of Operations"); this customer accounted for as much as approximately 81% of EMD's revenues during 1993. Even though EMD had successfully replaced most of the lost revenue as of the end of fiscal 1995, this shift in EMD's business away from this customer fundamentally altered EMD's business. Until EMD established a reliable track record with its new customer base, it was believed that financial investors (such as purchasers in an initial public offering or a private equity investor) might not fully value EMD's business.

          3. The Founding Shareholders of EMD had expressed their desire to reduce their involvement in management and to provide some liquidity for their respective ownership positions consistent with their estate planning objectives. These developments required the EMD board to consider a management and ownership transition, and it was believed that these factors would also adversely affect the valuation in any public or private equity transaction.

     As part of its evaluation of strategic alternatives, the board interviewed three investment banking firms in the summer and fall of 1994 and solicited their input with respect to the alternatives under consideration. On October 5, 1994, EMD retained Dain Bosworth to act as financial advisor to EMD in connection with exploring the possible sale of EMD. Pursuant to such engagement, upon closing of the Merger, Dain Bosworth will receive a fee from EMD of approximately 1.20% of the transaction value (as defined in Dain Bosworth's engagement letter) (estimated to be a fee of approximately $650,000), less advisory fees already paid. No other financial advisors or investment banking firms will receive a fee from EMD in connection with the Merger.

     As part of its engagement, Dain Bosworth made a presentation to the EMD board on January 25, 1995. At that meeting, Dain Bosworth presented an analysis of possible ranges of valuations for EMD. Dain Bosworth also identified possible candidates for making an acquisition of EMD (including financial and strategic buyers). Finally, Dain Bosworth described its proposal for a managed solicitation process designed to determine the level of interest in a possible transaction involving EMD. The board then instructed Dain Bosworth to proceed with the managed solicitation process consistent with the proposal made by Dain Bosworth.

     Based upon their knowledge of the industry, Dain Bosworth and the EMD board and advisors considered and evaluated numerous potential candidates for the acquisition of EMD. Dain Bosworth and EMD evaluated each such potential candidate based upon, among other things, an assessment of each candidate's prospects, financial stability and resources, position within the industry, perceived receptivity to acquiring commercial electronics contract manufacturers, and perceived compatibility with the EMD method of operation; from this assessment, Dain Bosworth and EMD developed a list of nineteen potential candidates that were considered suitable for preliminary contacts regarding a proposed transaction with EMD. Beginning in May 1995, Dain Bosworth contacted each of these nineteen potential candidates. Fifteen of such candidates exhibited sufficient interest that Dain Bosworth sent to them an Executive Summary regarding EMD, together with a proposed form of Confidentiality Agreement. Eleven of these candidates signed and returned a Confidentiality Agreement and then received a copy of a Selling Memorandum that was prepared by Dain Bosworth and included detailed information about EMD. Of these eleven interested candidates, several received additional preliminary due diligence materials or conducted additional due diligence, and two candidates actually visited EMD's facilities. Four candidates then submitted non-binding indications of interest regarding a possible acquisition of EMD in various price ranges.

     At a meeting held on September 6, 1995, the board of directors of EMD considered the indications of interest received from these four candidates. At this meeting, Dain Bosworth made a presentation regarding the results of the managed solicitation process and the indications of interest received from the four interested candidates. The indications of interest received from two of these candidates, including Benchmark, appeared to be clearly superior to the others; as a result, Dain Bosworth presented additional information about those candidates and their indications of interest to the board. After considering the information presented at the meeting, the board instructed Dain Bosworth to engage in further discussions with these two candidates and to submit the results of those discussions to the board for further consideration.

     Following discussions with Dain Bosworth, each of Benchmark and the other candidate submitted revised indications of interest to EMD. The other candidate subsequently withdrew. Benchmark's revised indication of interest was submitted to EMD on October 24, 1995, and represented a material increase over Benchmark's prior proposal. In the opinion of the EMD board and Dain Bosworth, the revised Benchmark indication was sufficiently attractive to merit further consideration. Thereafter Dain Bosworth and the board focused their efforts on negotiating the best available terms for a transaction with Benchmark. No other interested candidates emerged, and no other revised proposals were received from other candidates, after October 24, 1995.

     From October 1995 through March 1996, EMD and Benchmark exchanged additional information about their respective businesses and engaged in extensive discussions regarding a proposed transaction. On December 7, 1995, Benchmark prepared and delivered a draft Agreement and Plan of Merger to EMD. On December 15, 1995, EMD's Founding Shareholders, senior executives from Benchmark and their respective advisors met to discuss pricing and other key points in a proposed transaction. At that meeting, the EMD and Benchmark executives agreed that, although neither party was obligated to enter into an agreement, both parties would work diligently toward the preparation of a definitive agreement while due diligence investigations and negotiations continued. Additional draft agreements and comments were exchanged by the parties and their counsel from late December 1995 through March 27, 1996. Pricing discussions and negotiations of other key points continued throughout this period. On March 27, 1996, EMD and the Founding Shareholders amended an existing shareholders' agreement to permit execution of the necessary agreements, including the Merger Agreement and the exhibits thereto.

     In March 1995, EMD created the EMD Technologies, Inc. Gain-Sharing Plan (the "Gain-Sharing Plan") to recognize and reward the loyal co-workers of EMD. Under the Gain-Sharing Plan, co-workers of EMD will be entitled to receive cash bonuses if the proposed Merger is consummated. The aggregate amount of payments under the Gain-Sharing Plan will be approximately $4.4 million; individual bonuses will be determined by the terms of the Plan. The Founding Shareholders will not receive any amounts under the Gain-Sharing Plan. The after-tax cost of the payments under the Gain-Sharing Plan reduced the amount of consideration to be received by EMD's shareholders in connection with the Merger.

     During the period from October 1995 through March 27, 1996, the board was regularly apprised by Dain Bosworth of the current status and progress of negotiations with Benchmark. On March 27, 1996, the EMD board unanimously approved the terms of the Merger Agreement and the Merger, and the parties executed and delivered the Merger Agreement.

  Recommendation of the Board of EMD; Reasons for the Merger

     EMD's board of directors has unanimously approved the Merger Agreement and determined to recommend the Merger to EMD's shareholders. EMD'S BOARD BELIEVES THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF EMD AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS OF EMD VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     Prior to taking action on the Merger, the board of directors of EMD reviewed various materials relevant to the Merger and received presentations from, and reviewed carefully the terms and conditions of the transactions contemplated by the Merger Agreement with, Dain Bosworth, legal counsel and the EMD leadership team.

     On October 5, 1994, EMD retained Dain Bosworth to act as its financial advisor on an exclusive basis. Prior to such engagement, Dain Bosworth had provided valuation services for the EMD ESOP and had provided advice and information to EMD regarding various strategic alternatives for EMD. From and after the date of such engagement, Dain Bosworth provided the following services as part of its engagement: (i) assisting EMD in preparing a Confidential Memorandum describing EMD and its business for distribution to prospective purchasers; (ii) identifying and contacting prospective purchasers; (iii) assisting EMD in negotiations with interested parties and in evaluating the offers received; and (iv) in general, advising EMD with respect to matters relating to finalizing and closing a transaction. These activities by Dain Bosworth are described in further detail above (see "-- Background of the Merger"). Dain Bosworth assisted the EMD board in evaluating the financial aspects of the proposed Merger, but Dain Bosworth will not be rendering, and was not asked to render, an opinion that the Merger is fair to EMD and its shareholders from a financial point of view.

     The factors considered by the board in approving the Merger included, among others, the following:

          1. The belief that Benchmark, after a Merger with EMD, would have the management and the infrastructure, and would have access to the capital, to meet the requirements for continued growth of EMD's business;

          2. The belief that Benchmark and EMD could achieve significant synergy and efficiencies by combining their complementary businesses;

          3. The Merger presents an opportunity for EMD shareholders to enhance the liquidity of their investment through cash and publicly traded Benchmark Stock;

          4. The Merger eliminates a significant ESOP repurchase liability for EMD;

          5. The partially tax-free nature of the transaction to the extent of the value of Benchmark stock, as opposed to a fully taxable cash merger or other fully taxable transaction;

          6. The Benchmark proposal for the Merger resulted from an extensive solicitation process managed by Dain Bosworth and lengthy negotiations with Benchmark, and the opportunity to affiliate with such an attractive and compatible industry partner might be jeopardized if the proposed Merger with Benchmark were not pursued at this time;

          7. The financial condition, results of operations and prospects for EMD and Benchmark before, and after giving effect to, the Merger, including the board's assessment that the Merger would create a combined business that would be better positioned than EMD on a stand-alone basis to compete in the current and prospective environment of technological change and increasing domestic and foreign competition, especially considering (i) the efficiencies and synergy that could be realized after the Merger, (ii) the ability of Benchmark to more easily access the capital markets, and (iii) the expanded customer base that would result from combining the businesses of EMD and Benchmark; and

          8. The likelihood that Benchmark would be able to successfully complete the Merger as proposed.

TERMS OF THE MERGER

  General

     At the Effective Time, EMD will be merged with and into Newco with Newco being the surviving corporation of the Merger. EMD shall cease to exist, and Newco shall continue to be a wholly owned subsidiary of Benchmark, governed by the laws of the State of Texas, with all of the rights and obligations of each of Newco and EMD.

  Determination of Merger Consideration

     At the Effective Time, each share of EMD Common Stock outstanding immediately prior to the Effective Time, other than shares held in the treasury of EMD (which will be cancelled) and shares as to which statutory dissenters' rights have been exercised (see "-- Dissenters' Rights"), shall, without any action on the part of the holder thereof, be converted into the right to receive
(i) cash in the amount of $5.9074, subject to redetermination as described below (the "Cash Amount"), and (ii) a fraction of a share (the "Share Fraction") of Benchmark Common Stock determined by dividing $3.9383 by the Benchmark Measurement Price (determined as described below), subject to redetermination as described below and subject to a provision in the Merger Agreement requiring the use of Series A Preferred Stock under certain circumstances. See "-- Terms of the Merger -- Issuance of Series A Preferred Stock" and "-- Description of Series A Preferred Stock -- General." The total consideration provided by the Cash Amount and the Share Fraction is intended to have a value, using the Benchmark Measurement Price to value the Share Fraction, equal to approximately $9.85 with 60% of the consideration in cash and 40% in stock.

     The Merger Agreement provides that (i) if the Trading Price (determined as described below) of the Benchmark Common Stock is equal to or more than $32.00 per share, the Benchmark Measurement Price will be $32.00, and (ii) if the Trading Price is less than $32.00 per share, the Benchmark Measurement Price will be equal to the Trading Price. As used herein and in the Merger Agreement, the Trading Price of the Benchmark Common Stock will be the quotient obtained by dividing the sum of the averages of the daily high and low sale prices of such stock on the AMEX for the 20 successive trading days ending on the trading day immediately prior to the Closing Date by the number of such trading days. If the Closing Date had occurred on May 31, the Trading Price, and therefore the Benchmark Measurement Price, would have been $29.96875, and the Share Fraction would have been .1314, with a value, based on the Benchmark Measurement Price, of approximately $3.94. Because the Benchmark Measurement Price is based on the price of the Benchmark Common Stock on the AMEX, no assurance may be given with respect to the Benchmark Measurement Price or with respect to the Share Fraction resulting from the calculation described above. However, except as described below, the Share Fraction will always be valued, using the Benchmark Measurement Price, at approximately $3.94.

     The Merger Agreement provides that it may be terminated by Benchmark if the Trading Price is more than $40.00 or less than $22.00, and by EMD if the Trading Price is less than $22.00. Neither Benchmark nor EMD is required to exercise its right to terminate the Merger Agreement under such circumstances, and if the Trading Price is expected to be less than $22.00 or more than $40.00 and neither party intends to exercise such right, Benchmark and EMD will supplement this Information Statement/Prospectus to reflect such decision and will provide such supplement to EMD shareholders a reasonable time prior to conducting any vote on the Merger.

     The effect of capping the Benchmark Measurement Price at $32.00 will be that, if the Trading Price is greater than $32.00, the value of the consideration received by the shareholders of EMD will be greater than $9.85 using the Trading Price to value the stock portion of the consideration. For example, if the Trading Price were $40.00, the highest Trading Price at which Benchmark is obligated to close the Merger, the value of the consideration payable in respect of each share of EMD Common Stock would be approximately $9.85 using the Benchmark Measurement Price to value the Benchmark Common Stock but would be approximately $10.83 using the Trading Price to value the Benchmark Common Stock.

     The following table sets forth the ranges of types and values of consideration payable in the Merger at Trading Prices from $22.00 to $40.00, assuming that no redetermination of the Cash Amount and the Share Fraction is required as described under the caption "-- Redetermination of Merger Consideration":

                    BENCHMARK                            TOTAL SHARES          TOTAL SHARES           TOTAL         PER SHARE
    TRADING        MEASUREMENT        TOTAL CASH         OF BENCHMARK          OF SERIES A         TRANSACTION     TRANSACTION
PRICE RANGE(1)      PRICE(2)       CONSIDERATION(3)     COMMON STOCK(4)     PREFERRED STOCK(5)      VALUE(6)        VALUE(7)
- ---------------    -----------     ----------------     ---------------     ------------------     -----------     -----------
    $40.00                           $30,766,200            641,114                   -0-          $56,410,760       $ 10.83
      to
    $32.00          $32.00           $30,766,200            641,114                   -0-          $51,281,848       $  9.85
- ------------------------------------------------------------------------------------------------------------------------------
    $31.875         $31.875          $30,766,200            643,718                   -0-          $51,284,711       $  9.85
      to              to
    $25.50          $25.50           $30,766,200            804,127                   -0-          $51,271,439       $  9.85
- ------------------------------------------------------------------------------------------------------------------------------
    $25.375         $25.375          $30,766,200            805,879                 2,415          $51,276,660       $  9.85
      to              to
    $22.00          $22.00           $30,766,200            805,879               126,367          $51,275,612        $ 9.85

- ---------------

(1) As used herein and in the Merger Agreement, the Trading Price of the Benchmark Common Stock will be the quotient obtained by dividing the sum of the averages of daily high and low sale prices of such stock on the AMEX for the 20 successive trading days ending on the trading day immediately prior to the Closing Date by the number of such trading days.

(2) For Trading Prices from $32.00 to $40.00, the Benchmark Measurement Price is $32.00; for Trading Prices below $32.00 and above or equal to $22.00, the Benchmark Measurement Price is the Trading Price.

(3) Total cash consideration is computed by multiplying $5.9074, the Cash Amount, by 5,208,078, the number of shares of EMD Common Stock outstanding.

(4) The total number of shares of Benchmark Common Stock issuable is determined by multiplying 5,208,078 (the number of shares of EMD Common Stock outstanding) by the Share Fraction for the applicable Benchmark Measurement Price, but in no event may the total number of shares of Benchmark Common Stock exceed 805,879. The Share Fraction is calculated by dividing $3.9383 by the Benchmark Measurement Price and therefore represents the number of shares of Benchmark Common Stock (and, if applicable, Series A Preferred Stock) issuable for one share of EMD Common Stock. For each Trading Price in the ranges set forth in the foregoing table, the corresponding Share Fractions are as follows:

TRADING PRICE     SHARE FRACTION
- --------------    ---------------
    $40.00             .1231
    $32.00             .1231
    $31.875            .1236
    $25.50             .1544
    $25.375            .1552
    $22.00             .1790

(5) The Merger Agreement limits the total number of shares of Benchmark Common Stock issuable in the Merger to 805,879. At a Benchmark Measurement Price below approximately $25.50, shares of Series A Preferred Stock become issuable in lieu of shares of Benchmark Common Stock. The maximum number of shares of Series A Preferred Stock would be issuable at a Benchmark Measurement Price of $22.00, the lowest price at which Benchmark and EMD are obligated to close the Merger. Accordingly, the number of shares of Series A Preferred Stock issuable per share of EMD Common Stock ranges from zero to .0243, and is calculated by subtracting 805,879 (the maximum number of shares of Benchmark Common Stock issuable) from the product obtained by multiplying the Share Fraction ($3.9383 divided by the Benchmark Measurement Price) by 5,208,078 (the number of shares of EMD Common Stock outstanding) and then dividing such difference by 5,208,078.

(6) Calculated by adding the total cash consideration to the product of the total number of shares of Benchmark Common Stock and, if applicable, Series A Preferred Stock to be issued by the Trading Price. The total transaction value will be the same as the value presented in the column using the Benchmark Measurement Price to value the shares being issued except when the Trading Price is above $32.00, in which case the total transaction value using the Trading Price to value the shares being issued will exceed the total transaction value using the Benchmark Measurement Price.

(7) Calculated by adding the Cash Amount, $5.9074, to the product of the Share Fraction and the Trading Price. The per share transaction value will be the same as the value presented in the column using the Benchmark Measurement Price to value the Share Fraction except when the Trading Price is above $32.00, in which case the per share transaction value using the Benchmark Measurement Price to value the Share Fraction will be $9.85.

  Redetermination of Merger Consideration

     In the event, and only in the event, that the Closing Price is less than the Benchmark Measurement Price, the Merger Agreement requires that the Cash Amount and the Share Fraction be adjusted in order to maintain the relative ratios of the cash and stock portions of the merger consideration at 60% and 40%, respectively, using the Closing Price rather than the Benchmark Measurement Price to value the Share Fraction. In such event, the Cash Amount and the Share Fraction will be redetermined in the manner hereinafter described, and each share of EMD Common Stock will, at the Effective Time, entitle the holder thereof to receive the Cash Amount and the Share Fraction as redetermined. The Cash Amount (as redetermined) will equal the quotient obtained by dividing (i) an adjusted aggregate amount of cash to be paid by Benchmark to the holders of shares of EMD Common Stock in the Merger (determined as described below) ("C") by (ii) 5,208,078, the number of shares of EMD Common Stock outstanding. The Share Fraction (as redetermined) will equal the quotient obtained by dividing
(i) an adjusted aggregate number of shares of Benchmark Common Stock (and Series A Preferred Stock, if applicable) to be issued by Benchmark to the holders of shares of EMD Common Stock in the Merger (determined as described below) ("N") by (ii) 5,208,078. The redetermined Cash Amount and Share Fraction may be expressed algebraically as follows:

          Cash Amount (as redetermined) = C / 5,208,078
          Share Fraction (as redetermined) = N / 5,208,078

     The Merger Agreement provides that the aggregate adjusted cash amount ("C") and the aggregate adjusted number of shares of Benchmark Common Stock (and Series A Preferred Stock) ("N") will be determined by solving the following two simultaneous equations, where MP equals the Benchmark Measurement Price and CP equals the Closing Price.

          Equation 1: C + (N X MP) = $51,277,154
          Equation 2: N X CP / C = 2/3

     For example, if the Benchmark Measurement Price were $30.00 and the Closing Price were $25.00, then the two equations would be:

          Equation 1: C + (N X $30) = $51,277,154
          Equation 2: N X $25 / C = 2/3

Solving Equation 2 for C results in C = $37.5 X N. This value for C is then substituted into Equation 1 to solve for N, resulting in a value for N of 759,661.5407. This value for N is then substituted in Equation 2, resulting in a value for C of $28,487,307.7763. Dividing these values for C and N by 5,208,078 as described above results in a redetermined Cash Amount of $5.4698, instead of $5.9074, and a redetermined Share Fraction of 0.1459, instead of 0.1313, which it would have been in the absence of the redetermination.

     The effect of this redetermination, if required, will be that holders of shares of EMD Common Stock will receive less cash but more shares of Benchmark Common Stock than they would have received in the absence of such redetermination, but the combined value of the Cash Amount and the Share Fraction, using the Benchmark Measurement Price to value the Share Fraction, will remain approximately $9.85. However, the combined value of the Cash Amount and the Share Fraction using the Closing Price rather than the Benchmark Measurement Price to value the Share Fraction will be less than $9.85.

     In the foregoing example, without the redetermination, the combined value of the Cash Amount and the Share Fraction, using the Benchmark Measurement Price of $30.00 to value the Share Fraction, would be approximately $9.85. With the redetermination, the combined value of the Cash Amount and the Share Fraction would be approximately $9.85 using the Benchmark Measurement Price of $30.00 to value the Share Fraction but would be approximately $9.12 using the Closing Price of $25.00 to value the Share Fraction.

     The redetermination would cause the combined value of the Cash Amount and the Share Fraction, using the Closing Price to value the Share Fraction, to be less than $9.85 by the greatest amount if the Benchmark Measurement Price were $32.00 (resulting from a Trading Price of $32.00 or higher) and the Closing Price were $22.00, the lowest price at which Benchmark and EMD are obligated to close, in which case the Cash Amount, as redetermined, would be $4.9986 and the Share Fraction, as redetermined, would be .1515, resulting in a combined value of the Cash Amount and the Share Fraction, using the Closing Price to value the Share Fraction, of approximately $8.33. Further, the redetermination of the Cash Amount and the Share Fraction would affect the possible valuations of the consideration to be received by the EMD shareholders most if the Trading Price were $40.00 (the highest price at which Benchmark is obligated to close the Merger) and the Closing Price were $22.00 (the lowest price at which Benchmark and EMD are obligated to close). In that case, in the absence of the redetermination, the aggregate value of the Cash Amount and the Share Fraction, using the Trading Price of $40.00 to value the Share Fraction, would be approximately $10.83. With the redetermination, the aggregate value of the Cash Amount and the Share Fraction, using the Closing Price of $22.00 to value the Share Fraction, would be approximately $8.33. With or without the redetermination, however, the combined value of the Cash Amount and the Share Fraction using the Benchmark Measurement Price to value the Share Fraction will be approximately $9.85. The following table sets forth the per share and total values for the consideration that would be issued in such event both without and with the required redetermination using the relevant prices of Benchmark Common Stock to value the Benchmark Common Stock to be issued:

                                                                         TRANSACTION
                                                                            VALUE
                                                                          PER SHARE         TOTAL
                                                   CASH       SHARE         OF EMD       TRANSACTION
                                                  AMOUNT     FRACTION    COMMON STOCK       VALUE
                                                  -------    --------    ------------    -----------
Without redetermination
  Trading Price ($40)...........................  $5.9074      .1231        $10.83       $56,410,776
  Benchmark Measurement Price($32)..............  $5.9074      .1231        $ 9.85       $51,281,861
With redetermination
  Benchmark Measurement Price ($32).............  $4.9986      .1515        $ 9.85       $51,281,861
  Closing Price ($22)...........................  $4.9986      .1515        $ 8.33       $43,391,623

  Issuance of Series A Preferred Stock

     In the event that the calculation of the Benchmark Measurement Price, or the Closing Price, if less than the Benchmark Measurement Price, would require Benchmark to issue in excess of 805,879 shares of Benchmark Common Stock in the Merger to the holders of shares of EMD Common Stock, Benchmark will issue, in lieu of each share in excess thereof, pro rata to the holders of EMD Common Stock, one share of Series A Preferred Stock. This would occur, assuming no redetermination of the Cash Amount and the Share Fraction is required as described above, only if the Benchmark Measurement Price were less than approximately $25.50. The issuance of the Series A Preferred Stock is required in order to comply with the regulations of the AMEX restricting the number of shares of Benchmark Common Stock that may be issued without the approval of Benchmark's shareholders. See "-- Description of Series A Preferred Stock -- General." If the Closing Date had occurred on May 31, 1996, no shares of Series A Preferred Stock would have been issued in the Merger. Assuming no waivers by either Benchmark or EMD of their respective rights to terminate the Merger Agreement if the Trading Price is less than $22.00, the maximum number of shares of Series A Preferred Stock issuable in the Merger is 126,367 shares, or .0243 shares of Series A Preferred Stock per share of EMD Common Stock, unless a redetermination of the Cash Amount and the Share Fraction is required as described above, in which case slightly more shares of Series A Preferred Stock may be issued.

  Fractional Shares

     In no event will Benchmark issue any fractional share of Benchmark Common Stock or Series A Preferred Stock in the Merger. In lieu of any fractional share of Benchmark Common Stock or Series A Preferred Stock to which a holder of shares of EMD Common Stock would otherwise be entitled, after taking into account all shares of EMD Common Stock held of record by such holder, such holder shall be entitled to receive a cash payment equal to the product of (i) the fractional interest of a share of Benchmark Common Stock or Series A Preferred Stock to which such holder would otherwise be entitled and (ii) the Benchmark Measurement Price.

EFFECTIVE TIME OF THE MERGER

     The Closing Date will occur as soon as practicable after all of the conditions to the consummation of the Merger have been fulfilled or, to the extent permissible, waived. On the Closing Date, EMD and Newco shall cause Articles of Merger relating to the Merger to be filed with the Secretary of State of the States of Texas and Minnesota. The Effective Time of the Merger shall occur at such time as the Articles of Merger have been so filed. EMD and Benchmark anticipate that the Effective Time will occur promptly after the Special Meeting. See "-- Conditions to the Merger."

SURRENDER OF CERTIFICATES

     On the Closing Date (or as soon as practicable thereafter), each holder of an EMD Certificate (other than EMD Certificates representing shares held by EMD or shares with respect to which statutory dissenters' rights have been exercised) should deliver all EMD Certificates held by such person together with the Letter of Transmittal mailed to holders of EMD Common Stock along with this Information Statement/Prospectus, duly executed, to Benchmark as set forth in the Letter of Transmittal. Upon surrender to Benchmark of one or more EMD Certificates and a duly executed Letter of Transmittal, the record holder of the shares of EMD Common Stock represented by such EMD Certificates shall receive from Benchmark (i) a certificate or certificates representing the number of shares of Benchmark Common Stock and, if applicable, Series A Preferred Stock to which such holder shall have become entitled pursuant to the Merger, determined as described above, and (ii) a check in the amount of the cash to which such holder shall have become entitled, including cash in lieu of fractional shares, pursuant to the Merger, determined as described above. See "-- Terms of the Merger." A holder of EMD Common Stock may receive the cash to which such holder shall have become entitled by wire transfer as soon as practicable after the Effective Time instead of by check if such holder delivers his EMD Certificates, together with a duly executed Letter of Transmittal, to Benchmark on the Closing Date and provides Benchmark with written wire transfer instructions at least two business days prior to the Closing Date.

     Holders of EMD Common Stock whose EMD Certificates have been lost or destroyed may nevertheless receive the cash and stock to which they have become entitled pursuant to the Merger by delivering to Benchmark and the Surviving Corporation a statement certifying such loss or destruction and indemnifying

Benchmark and the Surviving Corporation against any loss either of them may incur as a result of such certificate being thereafter surrendered.

     No dividends declared with a record date after the Effective Time shall be paid to persons entitled to receive Benchmark Common Stock or Series A Preferred Stock in the Merger until such persons have surrendered their EMD Certificates as described above. Promptly after such surrender, Benchmark will pay any such dividends for which the payment date has already occurred to such persons without interest. If the payment date is after the date of such surrender, such payment shall be made on the payment date.

CONDITIONS TO THE MERGER

     The obligation of Benchmark and Newco to consummate the Merger is subject to the satisfaction at or before the Effective Time of certain conditions. Such conditions include, but are not limited to: (i) the representations and warranties of EMD and the Founding Shareholders contained in the Merger Agreement being true and correct as of the Effective Time, (ii) EMD and the Founding Shareholders having complied with all of their obligations under the Merger Agreement to be complied with prior to the Effective Time (see "-- Certain Covenants"), (iii) Benchmark having received certain certificates and affidavits from EMD and the Founding Shareholders, (iv) the Merger Agreement having been approved by a majority of the outstanding shares of EMD Common Stock (see "The Special Meeting -- Record Date; Vote Required"), (v) there being no pending or threatened litigation to restrain or invalidate the Merger, (vi) all material consents and approvals necessary for consummation of the Merger having been received and the waiting period under the HSR Act having expired or been earlier terminated, (vii) Benchmark having received an opinion from KPMG to the effect that, for federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences"), (viii) Benchmark having received the legal opinions of EMD's legal counsel as to certain matters, (ix) certain additional agreements having been executed and delivered by the parties thereto (see "-- Additional Agreements"), (x) the Registration Statement having become effective under the Securities Act and no stop order suspending such effectiveness having been issued or proceedings for that purpose having been initiated or threatened by the Commission, (xi) Benchmark having received all permits or authorizations required under any state securities or "blue sky" law in connection with the issuance of the Benchmark Common Stock and Series A Preferred Stock in the Merger, (xii) Benchmark having received from all affiliates of EMD receiving shares of Benchmark Common Stock or Series A Preferred Stock in the Merger a letter to the effect that such persons will not dispose of such shares except in compliance with Rule 145 under the Securities Act, (xiii) Benchmark having received on the effective date of the Registration Statement and on the Closing Date a "comfort letter" from EMD's independent public accountants relating to certain information concerning EMD contained in the Registration Statement, and
(xiv) the shares of Benchmark Common Stock issuable in the Merger having been approved for listing on the AMEX upon notice of issuance.

     The obligation of EMD to consummate the Merger is subject to the satisfaction at or before the Effective Time of certain conditions. Such conditions include, but are not limited to: (i) the representations and warranties of Benchmark and Newco contained in the Merger Agreement being true and correct as of the Effective Time, (ii) Benchmark and Newco having complied with all of their obligations under the Merger Agreement to be complied with prior to the Effective Time (see "-- Certain Covenants"), (iii) EMD having received certain certificates from Benchmark and Newco, (iv) the Merger Agreement having been approved by a majority of the outstanding shares of EMD Common Stock (see "The Special Meeting -- Record Date; Vote Required"), (v) there being in effect no injunction or other order prohibiting consummation of the Merger, (vi) all material consents and approvals necessary for consummation of the Merger having been received and the waiting period under the HSR Act having expired or been earlier terminated, (vii) EMD and its shareholders having received an opinion from KPMG to the effect that, for federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences"), (viii) EMD having received the legal opinion of Benchmark's legal counsel as to certain matters,
(ix) certain additional agreements having been executed and delivered by the parties thereto (see "-- Additional Agreements"), (x) the Registration Statement having become effective under the Securities Act and no stop order suspending such effectiveness having been issued or proceedings for that purpose having been initiated or threatened by the Commission, (xi) Benchmark having received all permits or authorizations required under any state securities or "blue sky" law in connection with the issuance of the Benchmark Common Stock and Series A Preferred Stock in the Merger, and (x) the shares of Benchmark Common Stock issuable in the Merger having been approved for listing on the AMEX upon notice of issuance.

     Subject to certain limitations, the conditions to the obligations of the parties to consummate the Merger may be waived. See "-- Amendment, Waiver and Termination."

CERTAIN COVENANTS

     The Merger Agreement contains certain covenants, customary in transactions of this kind, of EMD and the Founding Shareholders relating to the operations of EMD prior to the Effective Time, including, without limitation, covenants of EMD to, and of the Founding Shareholders to cause EMD to, except with the consent of Benchmark or as otherwise provided in the Merger Agreement, do the following:
(i) carry on its business diligently and in the ordinary and usual course, (ii) take all action to comply with all permits and licenses, (iii) use reasonable efforts to preserve its business organization and maintain its relations with its customers, suppliers and employees, (iv) not make any generally applicable changes in its credit and pricing policies, (v) not sell or pledge or agree to sell or pledge any of its stock or the stock of any of its subsidiaries, (vi) not amend its articles of incorporation or bylaws, (vii) not split, combine or reclassify the outstanding shares of EMD Common Stock, (viii) not declare, pay or set aside any dividends with respect to the EMD Common Stock, (ix) not issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock, (x) with certain exceptions, not transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets except in the ordinary course of business, (xi) not incur or amend the terms of any indebtedness or other liability except in the ordinary course of business, (xii) not extend other than on a month-to-month basis or otherwise modify or amend or waive any rights under any lease of real property,
(xiii) with certain exceptions, not increase the compensation of any officer, director or employee, pay any bonus or severance pay, or establish or amend any benefit plan, (xiv) not acquire any business or organization or division thereof, (xv) not merge or otherwise combine with any other entity, (xvi) not change its application of accounting principles except as required by generally accepted accounting principles, (xvii) not take any action that is intended or may reasonably be expected to result in any representations and warranties contained in the Merger Agreement being or becoming untrue, any conditions to the Merger not being satisfied or any violation of the Merger Agreement occurring, (xviii) perform in all material respects all of its obligations under its material contracts and not enter into any contracts except contracts involving the payment by EMD of less than $50,000, (xix) maintain its insurance coverage and the condition of its properties and equipment, (xx) file all tax returns, and (xxi) allow Benchmark access, including one full-time observer, to EMD's and its subsidiaries' properties and records and consult from time to time with Benchmark regarding EMD's business.

     The Merger Agreement contains additional covenants of EMD and the Founding Shareholders to be performed prior to the Effective Time, including but not limited to the following: (i) the agreement of EMD and the Founding Shareholders not to take any action to facilitate the acquisition of all or substantially all of the business and properties of EMD or its subsidiaries (an "Acquisition Transaction") except with the consent of Benchmark or as required by fiduciary obligations under applicable law; (ii) the agreement of EMD and the Founding Shareholders to give all notices and take all other actions required by law in order to complete the closure procedure applicable to an underground storage tank previously removed from EMD's property and to take all actions necessary to determine whether any EMD facility is required to have an environmental permit for discharges into the air and, if such permit is required, to take all action necessary to obtain it; (iii) the agreement of EMD to cause its affiliates, within the meaning of Rule 145 under the Securities Act, to provide Benchmark with undertakings to the effect that no dispositions of shares of Benchmark Common Stock or Series A Preferred Stock received by such persons in the Merger will be made by such persons except in compliance with Rule 145; and (iv) the agreement of EMD and its subsidiaries and the Founding Shareholders not to engage in any transactions in Benchmark Common Stock during the 30 trading days prior to the Closing Date and not to engage in any transactions in EMD Common Stock at any time prior to the Effective Time.

     In addition, the Merger Agreement contains covenants of Benchmark (i) not to purchase any shares of Benchmark Common Stock during the 30 trading days prior to the Closing Date, (ii) as of the Closing Date, to recognize, for eligibility in any Benchmark employee benefit plan that is substantially similar to an EMD employee benefit plan, all service recognized under the EMD benefit plan, and (iii) to provide health continuation coverage as required under the Employee Retirement Income Security Act of 1974, as amended, or the Code to all former employees of EMD or its subsidiaries and their beneficiaries who are receiving or are entitled to receive such coverage as of the Closing Date.

     The Merger Agreement also contains covenants of the parties to the Merger Agreement to cooperate and to take all necessary action with respect to the Registration Statement, state securities or "blue sky" matters, the Special Meeting, and the consummation of the Merger generally.

AMENDMENT, WAIVER AND TERMINATION

     Subject to applicable provisions of the Texas Business Corporation Act and the Minnesota Business Corporation Act, the Merger Agreement may be modified or amended at any time prior to the Effective Time by the mutual consent of Benchmark, Newco and EMD, by action of their respective boards of directors followed by written agreement executed and delivered by duly authorized officers of the respective parties and the Founding Shareholders.

     To the extent permitted by applicable law, any party to the Merger Agreement may waive any condition to such party's obligation to consummate the Merger.

     The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of Benchmark, Newco and EMD by action of their respective boards of directors. The Merger Agreement may be terminated by action of any of the boards of directors of Benchmark, Newco and EMD if the Merger has not been consummated by July 31, 1996 (or a later date agreed to by the parties) provided that the terminating party is not in material breach of any of its obligations under the Merger Agreement or if any court of competent jurisdiction or other governmental body has entered an order, decree or ruling or taken any other action restraining enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable. In addition, Benchmark and Newco may terminate the Merger Agreement by action of their boards of directors (i) if EMD or the Founding Shareholders have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement and to be complied with or performed by them prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (ii) if the board of directors of EMD does not recommend to its shareholders the approval of the Merger Agreement or withdraws or modifies in a manner adverse to Benchmark or Newco its approval or recommendation of the Merger or takes any action to facilitate an Acquisition Transaction, or (iii) if the lesser of the Trading Price and the Closing Price is less than $22.00 or the Trading Price is more than $40.00.

     EMD may terminate the Merger Agreement by action of its board of directors
(i) if Benchmark or Newco has failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement and to be complied with or performed by it prior to the Effective Time and such failure has not been cured within 30 days of receipt of notice thereof, (ii) if the board of directors of EMD withdraws or modifies in a manner adverse to Benchmark or Newco its approval or recommendation of the Merger in order to approve the execution by EMD of a definitive agreement relating to an Acquisition Transaction on terms more favorable to EMD's shareholders than the Merger, or
(iii) if the lesser of the Trading Price and the Closing Price is less than $22.00.

     In the event of termination of the Merger Agreement, any rights and remedies which any of the parties to the Merger Agreement may have against any other party by reason of the termination shall not be affected by the termination but shall be preserved and may be exercised in accordance with applicable law. However, if Benchmark and Newco terminate the Merger Agreement because the board of directors of EMD does not

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

recommend to its shareholders the approval of the Merger Agreement or withdraws or modifies in a manner adverse to Benchmark or Newco its approval or recommendation of the Merger or takes any other action to facilitate an Acquisition Transaction or if EMD terminates the Merger Agreement because its board of directors withdraws or modifies its approval or recommendation of the Merger in order to approve the execution of a definitive agreement relating to an Acquisition Transaction on terms more favorable to EMD's shareholders than the Merger, then as a condition to the termination of EMD's obligations under the Merger Agreement, EMD shall pay to Benchmark a termination fee of $1,500,000 in cash, which shall be Benchmark's sole remedy and compensation for such termination.

DISSENTERS' RIGHTS

     Shareholders of EMD and beneficial owners of EMD Common Stock are entitled to exercise dissenters' rights with respect to and obtain payment for the fair value of their shares of EMD Common Stock under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA"). A shareholder electing to exercise dissenters' rights must file with EMD at EMD's principal executive offices before the date of the Special Meeting, or at the Special Meeting prior to the shareholder vote on the Merger, a notice of intent to demand the fair value of such shareholder's shares of EMD Common Stock, and must not vote such shares in favor of the Merger. Beneficial owners of shares of EMD Common Stock who are not the record holders of the shares, including participants in the EMD ESOP, may exercise dissenters' rights by (i) instructing the record holder of the beneficial owner's shares not to vote in favor of the Merger and (ii) either
(A) requesting the record holder of the beneficial owner's shares to exercise dissenters' rights with respect to the beneficial owner's shares or (B) obtaining and submitting to EMD, at the time of or before the assertion of such dissenters' rights, a written consent of such record holder to the beneficial owner's exercising dissenters' rights with respect to the beneficial owner's shares. Any beneficial owner following these procedures will be treated as a "dissenting shareholder" under the terms of Section 302A.471 and 302A.473 of the MBCA. The exercise of dissenters' rights by an ESOP participant will not result in a cash payment to the participant. Any right to distribution will be determined by the terms of the ESOP. See "Certain Matters Relating to the EMD ESOP -- Right to Direct Vote with Respect to the Merger." FAILURE OF A SHAREHOLDER OR BENEFICIAL OWNER TO FOLLOW THESE PROCEDURES WILL CAUSE THE SHAREHOLDER OR BENEFICIAL OWNER TO LOSE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS.

     After approval of the Merger by EMD's shareholders, EMD will deliver to each shareholder who has timely filed a notice of intent to demand the fair value of such shareholder's shares a notice that specifies the address to which a demand for payment and EMD Certificates must be sent in order to obtain payment and the date by which the demand and EMD Certificates must be received and that contains a form to be used to make the demand for payment and a copy of Sections 302A.471 and 302A.473 of the MBCA. In order to receive payment for shares of EMD Common Stock, a dissenting shareholder must deliver a demand for payment and such shareholder's EMD Certificates to EMD (or to the Surviving Corporation) at EMD's principal executive offices within 30 days after EMD gives the notice described above. Failure by a shareholder to timely deliver a demand for payment and such shareholder's EMD Certificates to EMD (or the Surviving Corporation) will cause the shareholder to lose the right to exercise dissenters' rights.

     After the Effective Time or the receipt of a valid demand for payment, whichever is later, the Surviving Corporation will remit to each shareholder of EMD who has complied with the procedures for exercising dissenters' rights the amount the Surviving Corporation estimates to be the fair value of such shareholder's shares, plus interest as provided for in the MBCA, accompanied by
(i) financial statements of EMD for and as of the end of the most recent completed fiscal year and for and as of the end of the most recent interim period, since the end of the most recent completed fiscal year, for which financial statements are available, (ii) an estimate of the fair value of the shares and a description of the procedure used to reach the estimate and (iii) a copy of Sections 302A.471 and 302A.473 of the MBCA. The Surviving Corporation may withhold the remittance from a person who was not a shareholder of EMD on March 27, 1996 (the date the Merger was first publicly announced) or who is dissenting on behalf of a person who was not a beneficial owner of shares of EMD Common Stock on such date. In such event, the Surviving Corporation shall send to the person the materials described above to be sent with the remittance along with a statement of the reason for withholding the remittance and an offer to pay the amount per share remitted to other dissenting shareholders if such person agrees to accept such amount in full satisfaction.

     If a dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of the shares plus interest, within 30 days after the Surviving Corporation mails the remittance to the dissenting shareholder, the dissenting shareholder may give notice to the Surviving Corporation of the dissenting shareholder's own estimate of the fair value of the shares, plus interest, and demand payment of the difference. If the dissenting shareholder does not timely give such notice and make such demand, the dissenting shareholder will be entitled only to the amount remitted by the Surviving Corporation. If the Surviving Corporation receives a timely notice and demand, the Surviving Corporation shall, within 60 days of the receipt thereof, either pay the amount demanded to be paid or file with the appropriate court a petition to determine the fair value of the shares, plus interest. The petition shall name as parties all dissenting shareholders with whom the Surviving Corporation has not reached agreement and shall be served, together with a summons, on all parties. The court shall determine whether the dissenting shareholder or shareholders have complied with all requirements for exercising dissenters' rights and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion sees fit to use, whether or not used by the Surviving Corporation or a dissenting shareholder. The fair value determined by the court shall be binding on all dissenting shareholders. Dissenting shareholders will be entitled to receive in cash from the Surviving Corporation any amount by which the fair value of the shares determined by the court, plus interest, exceeds the amount remitted by the Surviving Corporation but shall not be liable to the Surviving Corporation for any amount by which the amount remitted by the Surviving Corporation exceeds the fair value of the shares determined by the court, plus interest.

     The court shall determine the costs and expenses of the proceeding and shall assess those costs and expenses against the Surviving Corporation, except that the court may assess all or part of the costs and expenses against a dissenter whose action in demanding payment of an amount in excess of the amount remitted by the Surviving Corporation is found to be arbitrary, vexatious or not in good faith.

     Prior to the Effective Time, a shareholder of EMD who exercises dissenters' rights shall retain all rights of a shareholder of EMD. From and after the Effective Time, such a shareholder shall have no rights with respect to such shares except the right to receive payment therefor as described above. Any shareholder of EMD who fails to perfect or otherwise loses dissenters' rights shall be entitled only to payment of the consideration provided for in the Merger Agreement.

     Holders of EMD Common Stock should note that the exercise of dissenters' rights with respect to a significant number of shares of EMD Common Stock could affect the treatment of the Merger as a reorganization under Section 368(a) of the Code and, therefore, could result in KPMG failing to deliver an opinion that the Merger will be treated as a reorganization under Section 368(a) of the Code. The obligations of the parties to the Merger Agreement to consummate the Merger are conditioned on the receipt by the parties of such an opinion from KPMG. See "-- Conditions to the Merger."

     THE FOREGOING SUMMARY OF DISSENTERS' RIGHTS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURE OUTLINED IN THE RELEVANT PROVISIONS OF THE MBCA. HOLDERS OF EMD COMMON STOCK ARE ENCOURAGED TO READ SUCH PROVISIONS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B, IN THEIR ENTIRETY. IN ADDITION, BECAUSE OF THE COMPLEXITY OF SUCH PROVISIONS, SHAREHOLDERS WISHING TO EXERCISE DISSENTERS' RIGHTS MAY WISH TO CONSULT WITH COUNSEL.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a discussion of certain federal income tax consequences of the Merger that are expected to be generally applicable to Benchmark, Newco, EMD and EMD's shareholders. This discussion does not address any foreign, state or local tax consequences of the Merger to Benchmark, Newco, EMD or

EMD's shareholders, nor does it address the tax consequences of the Merger to any party other than Benchmark, Newco, EMD and EMD's shareholders.

     Benchmark and EMD do not intend to apply for a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the Merger. Instead, Benchmark and EMD intend to rely on the opinion of their tax advisors. Consummation of the Merger is conditioned on the receipt by Benchmark, EMD and EMD's shareholders of an opinion of KPMG, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the principal federal income tax consequences of the Merger under current law will be as set forth below. The opinion of KPMG will not be binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will agree with the conclusions of KPMG therein. The opinion will be based on laws and regulations currently in effect, certain factual assumptions and certain representations made by parties to the Merger Agreement. Any change in applicable law or any inaccuracy in such assumptions and representations could affect the validity of KPMG's opinion.

     Subject to the foregoing, it is expected that the Merger will have the following tax consequences to Benchmark, Newco, EMD and EMD's shareholders:

          1. The Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Benchmark, Newco, and EMD will each be "a party to a reorganization" within the meaning of
     Section 368(b) of the Code.

          2. The gain, if any, to be realized by the holders of EMD Common Stock will be recognized, but not in excess of the cash portion of the consideration received in the Merger. The receipt of the cash by such shareholders will qualify for sale or exchange treatment under Section 356(a)(2) of the Code. Notwithstanding the foregoing, the ESOP will recognize no gain or loss on the receipt of the cash or shares of Benchmark Common Stock or Series A Preferred Stock.

          3. The basis of the Benchmark Common Stock and Series A Preferred Stock, if any, to be received by the holders of EMD Common Stock will be equal to the basis of the EMD Common Stock to be surrendered in the Merger decreased by the cash received in the Merger and increased by the amount of gain recognized as a result of the Merger.

          4. The holding period of the Benchmark Common Stock and Series A Preferred Stock, if any, to be received by the holders of EMD Common Stock will include the period the EMD Common Stock exchanged therefor was held, provided that the EMD Common Stock was held as a capital asset on the Closing Date.

          5. No gain or loss will be recognized to EMD as a result of the Merger.

          6. No gain or loss will be recognized to Benchmark or Newco as a result of the Merger.

          7. Section 483 of the Code will not apply to shares of Benchmark Common Stock or Series A Preferred Stock placed in escrow by the Founding Shareholders.

          8. Newco will succeed to and take into account the items of EMD described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code, if applicable, and the regulations thereunder.

          9. The payment of cash in lieu of fractional share interests of Benchmark Common Stock or Series A Preferred Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Benchmark. These cash payments will be treated as having been received as distributions in full payment in exchange for the shares redeemed as provided in Section 302(b) of the Code. Provided the fractional share interest is a capital asset in the hands of an exchanging shareholder, the gain or loss will constitute capital gain or loss subject to the provisions and limitations of Subchapter P of Chapter 1 of the Code.

     THE DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF EMD COMMON STOCK IS ENCOURAGED TO CONSULT SUCH HOLDER'S OWN

TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

CERTAIN MATTERS RELATING TO THE EMD ESOP

  Right to Direct Vote with Respect to the Merger

     Pursuant to Section 8.4 of the ESOP, each participant in the ESOP is entitled to direct the trustee of the ESOP as to the manner in which the shares of EMD Common Stock held in the participant's account shall be voted with respect to the Merger at the Special Meeting. In order to exercise dissenters' rights under the MBCA, however, each ESOP participant will be required to (i) instruct the ESOP trustee not to vote the shares of EMD Common Stock held in the participant's account in favor of the Merger and (ii) either (A) requesting the ESOP trustee to exercise dissenters' rights with respect to such shares or (B) obtain and submit to EMD, at the time at or before the assertion at such dissenters' rights a written consent of the ESOP trustee to the participant's exercising dissenters' rights with respect to the shares held in the participant's account. See "-- Dissenters' Rights." Instructions for directing the ESOP trustee with respect to such matters, together with copies of this Information Statement/Prospectus, are being provided to ESOP participants by the ESOP trustee.

  Treatment After the Effective Time

     The Merger Agreement provides that, within 60 days after the Closing Date, Benchmark shall amend the ESOP or cause the ESOP to be amended to provide that
(i) all participants in the ESOP are fully vested in their account balances in the ESOP, (ii) the ESOP is frozen and no further contributions will be made to the ESOP, and (iii) if the ESOP receives any Series A Preferred Stock in the Merger, then the Series A Preferred Stock held in the ESOP shall be subject to the "Put Option" provided for in Section 7.11 of the ESOP. The price at which the Put Option will be exercisable will be the greater of (a) the market value of a share of Benchmark Common Stock on the date the Put Option is exercised and
(b) the value of the Series A Preferred Stock determined in accordance with
Section 6.2 of the ESOP. The Merger Agreement further provides that, until a distribution from the ESOP upon its termination or upon a transfer from the ESOP to another "qualified plan" sponsored by Benchmark or any of its affiliates, Benchmark agrees that the ESOP will be maintained as a "qualified plan" within the meaning of Section 401(a) of the Code. Additionally, the Merger Agreement provides that Benchmark agrees to use reasonable efforts to cause the assets in the ESOP to be transferred to another "qualified plan" sponsored by Benchmark or any of its affiliates. Benchmark anticipates that the ESOP will be merged into the 401(k) Plan currently maintained by Benchmark.

ADDITIONAL AGREEMENTS

  Voting and Share Transfers

     The Merger Agreement contains certain restrictions on the ability of the Founding Shareholders to vote and transfer shares of Benchmark Common Stock and Series A Preferred Stock received by them in the Merger for a period of three years after the Closing Date. Until the first anniversary of the Closing Date, the Founding Shareholders may not transfer any shares of Benchmark Common Stock or Series A Preferred Stock except by will or the laws of descent and distribution or otherwise by operation of law. During the second and third years after the Closing Date, the Founding Shareholders may make certain transfers that are expressly permitted by the Merger Agreement, but may not make any other transfers unless they have complied with procedures set forth in the Merger Agreement providing for a right of first refusal for Benchmark with respect to the shares of Benchmark Common Stock or Series A Preferred Stock to be transferred by the Founding Shareholders.

     Until the third anniversary of the Closing Date, the Merger Agreement requires the Founding Shareholders to be present, in person or by proxy, at all meetings of shareholders of Benchmark and to vote all shares of Benchmark Common Stock and, to the extent applicable, Series A Preferred Stock held by them, however acquired, in the manner recommended to shareholders by Benchmark's board of directors, except that the Founding Shareholders may vote their shares in their sole discretion with respect to any proposal involving a merger, consolidation, statutory share exchange, reorganization, reclassification or other extraordinary corporate transaction that has been approved by Benchmark's board of directors. Additionally, until the third anniversary of the Closing Date, the Founding Shareholders are prohibited from
(i) soliciting proxies in opposition to the recommendation of Benchmark's board of directors, (ii) depositing any shares of Benchmark Common Stock or Series A Preferred Stock in a voting trust or subjecting them to a voting agreement,
(iii) acquiring or offering to acquire any shares of Benchmark Common Stock or Series A Preferred Stock except from other persons receiving such shares in the Merger or as a result of a stock split or dividend or similar transaction, (iv) joining any group for the purpose of acquiring, holding or disposing of Benchmark Common Stock or Series A Preferred Stock within the meaning of Section 13(d) of the Exchange Act, (v) initiating, proposing or soliciting shareholders for a shareholder proposal or tender or exchange offer for Benchmark Common Stock or Series A Preferred Stock or any change of control of Benchmark or for the purpose of convening a shareholders' meeting, (vi) acquiring more than 5% of any class of equity security of any entity that has publicly disclosed that it owns or intends to become the owner of, or that the Founding Shareholder otherwise knows owns or intends to become the owner of, 5% of the outstanding shares of Benchmark Common Stock or Series A Preferred Stock, and (vii) taking any action by written consent in lieu of a meeting.

  Board Representation

     The Merger Agreement provides that, for so long as the Founding Shareholders own beneficially in the aggregate at least 10% of the outstanding shares of Benchmark Common Stock, Benchmark will include one of the Founding Shareholders or an acceptable person designated by them on its recommended slate of nominees for election to the board of directors of Benchmark. For purposes of calculating the percentage of shares owned by the Founding Shareholders, during the first three years after the Closing Date, but only during such period, shares held by the Founding Shareholders' spouses and descendants will be counted as beneficially owned by the Founding Shareholders.

     Pursuant to this provision of the Merger Agreement, the Founding Shareholders have selected David H. Arnold as their initial designee to Benchmark's board. Mr. Arnold was a co-founder of EMD and has served as a director and officer of EMD since 1974. Mr. Arnold earned a B.S. degree in mechanical engineering from Iowa State University and an M.S. degree in mechanical engineering from the University of Michigan. He also serves as a director of Town and Country State Bank in Winona, Minnesota.

  Other

     The Merger Agreement provides that, as conditions to the consummation of the Merger, certain agreements must be entered into, including but not limited to (i) a Noncompetition Agreement pursuant to which the Founding Shareholders will agree not to compete with Benchmark and the Surviving Corporation in the contract electronics manufacturing business for a period of three years after the Closing Date, (ii) an Escrow Agreement pursuant to which a portion of the shares of Benchmark Common Stock and Series A Preferred Stock, if any, issued to the Founding Shareholders in the Merger will be placed in escrow for a period of one year after the Closing Date for the purpose of avoiding a subsequent share transfer that could adversely affect the tax treatment described in "-- Certain Federal Income Tax Consequences," (iii) Indemnification Agreements pursuant to which the Founding Shareholders will indemnify Benchmark and the Surviving Corporation from and against any liabilities relating to two former subsidiaries of EMD and any environmental liabilities associated with a facility leased by EMD, and (iv) amendments to certain real property leases pursuant to which EMD or its subsidiaries lease facilities from the Founding Shareholders and their affiliates.

     The Merger Agreement also contains representations and warranties and indemnification and survival provisions of the sort that are customary in transactions of this kind.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Founding Shareholders, each of whom is an officer and director of EMD, and their affiliates own an aggregate of approximately 69.4% of the outstanding shares of EMD Common Stock. Additionally, as a result of the consummation of the Merger, certain of the directors and officers, in their capacities as co-workers, and other co-workers of EMD and its subsidiaries, other than the Founding Shareholders, will receive cash payments aggregating approximately $4.4 million pursuant to the terms of the Gain-Sharing Plan. See "-- Background of and Reasons for the Merger -- Background of the Merger."

     The Merger Agreement provides that, for so long as the Founding Shareholders own beneficially in the aggregate at least 10% of the outstanding shares of Benchmark Common Stock, Benchmark will include one of the Founding Shareholders or an acceptable person designated by them on its recommended slate of nominees for election to the board of directors of Benchmark. The Founding Shareholders have selected David H. Arnold as their initial designee to Benchmark's board. See "-- Additional Agreements -- Board Representation." Upon his election, Mr. Arnold will receive the benefits made available to other non-employee directors of Benchmark with respect to his serving on the board of directors of Benchmark, including payment for attendance at meetings of the board of directors and committees thereof, indemnification in accordance with the provisions of Benchmark's Articles of Incorporation and Bylaws and participation in Benchmark's 1994 Stock Option Plan for Non-Employee Directors.

     Stephens Inc. ("Stephens") has served as financial advisor to Benchmark in connection with the Merger. In that capacity, Stephens will be paid 1% of the Transaction Value (as defined in Stephens' engagement letter with Benchmark dated December 1, 1995) upon consummation of the Merger. Gerald W. Bodzy, who is a director of Benchmark, is Senior Vice President and Managing Director of Stephens.

DESCRIPTION OF SERIES A PREFERRED STOCK

  General

     The Merger Agreement provides that, if the calculation of the Benchmark Measurement Price, or the Closing Price, if less than the Benchmark Measurement Price, and the Share Fraction will cause Benchmark to issue more than 805,879 shares of Benchmark Common Stock (which constitutes 20% of the shares of such class currently outstanding), Benchmark will issue in lieu of each share in excess of that amount one share of Benchmark's Series A Preferred Stock, a new series of Benchmark preferred stock that will mandatorily convert into shares of Benchmark Common Stock upon approval the holders of the Benchmark Common Stock outstanding. This provision was required in order to comply with the provisions of the AMEX's listing requirements, which do not permit a listed company to issue securities that could result in an increase in the outstanding common shares of 20% or more, without approval of its shareholders. Benchmark has been advised by the AMEX that no approval by its shareholders is needed for the issuance of the Series A Preferred Stock as long as the conversion of such stock into Benchmark Common Stock is conditioned upon obtaining the prior approval of Benchmark's common shareholders and the prior approval of the AMEX to the additional listing of the Benchmark Common Stock issuable on conversion thereof. If the shareholders of Benchmark Common Stock were to fail to approve the conversion of the Series A Preferred Stock into Common Stock, the shares of Series A Preferred Stock would remain outstanding. Accordingly, the following discussion relates to the terms of the Series A Preferred Stock. Benchmark believes that the shares of Series A Preferred Stock would only become issuable if the lesser of the Benchmark Measurement Price and the Closing Price were to be less than approximately $25.50.

     Benchmark's Articles of Incorporation authorize 10,000,000 shares of Benchmark Common Stock, of which 4,029,400 were issued and outstanding as of April 15, 1996, and 5,000,000 shares of preferred stock, none of which have been issued. Benchmark's board of directors has authorized the establishment of the Series A Preferred Stock and designated 250,000 shares as shares of Series A Preferred Stock. Benchmark will file a Statement of Resolution establishing the Series A Preferred Stock with the Secretary of State of the State of Texas prior to the Effective Time.

     The Series A Preferred Stock will rank prior to the Benchmark Common Stock and any series of preferred stock expressly made junior to the Series A Preferred Stock ("Junior Securities") with respect to dividend rights and rights upon liquidation, dissolution or winding up. The Series A Preferred Stock is subject to the creation of Junior Securities, securities ranking on a parity with the Series A Preferred Stock ("Parity Securities") and securities ranking senior to the Series A Preferred Stock ("Senior Securities"); provided, however, that, during the time any shares of Series A Preferred Stock are outstanding, Benchmark may not issue any Parity Securities or Senior Securities without the consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock.

  Dividends

     Holders of shares of Series A Preferred Stock will not be entitled to dividends in respect of such shares unless all outstanding shares of Series A Preferred Stock have not been converted into Benchmark Common Stock within 120 days after the Closing Date. See "-- Description of Series A Preferred Stock -- Conversion." In that event, the holders of outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by Benchmark's board of directors, out of funds legally available therefor, payment of cumulative preferential cash dividends accruing from the Closing Date in an amount per share equal to 4% of the lesser of the Benchmark Measurement Price and the Closing Price, payable quarterly in arrears. The dividend rate will increase on each anniversary of the Closing Date by 2% of the lesser of the Benchmark Measurement Price and the Closing Price, but shall in no event exceed 12% of the lesser of the Benchmark Measurement Price and the Closing Price. Accrued and unpaid dividends will not bear interest unless they are not timely paid, in which case accrued and unpaid dividends will bear interest at an annual rate equal to 12%.

     Unless full cumulative dividends on the Series A Preferred Stock that have accrued and become payable have been or are contemporaneously declared and paid or declared and a sum set apart sufficient for such payment, no full dividends may be declared, paid or set apart for payment by Benchmark on any Parity Securities, no Parity Securities may be redeemed, purchased or otherwise acquired and no money may be paid to or made available for a sinking fund for the redemption of any Parity Securities. If any dividends are not paid or set apart in full on the shares of Series A Preferred Stock and any Parity Securities, all dividends declared on the Series A Preferred Stock and any Parity Securities shall be declared pro rata among the shares of Series A Preferred Stock and any Parity Securities. Unless full cumulative dividends on the Series A Preferred Stock that have accrued and become payable have been or are contemporaneously declared and paid or declared and a sum set apart sufficient for such payment, no full dividends may be declared, paid or set apart for payment by Benchmark on any Junior Securities, no Junior Securities may be redeemed, purchased or otherwise acquired and no money may be paid to or made available for a sinking fund for the redemption of any Junior Securities, except by conversion into or exchange for other Junior Securities.

  Liquidation Preference

     In the event of any liquidation, dissolution or winding up of Benchmark, before any of Benchmark's assets are distributed among or paid over to the holders of any Junior Securities, the holders of shares of Series A Preferred Stock will be entitled to receive an amount per share equal to the lesser of the Benchmark Measurement Price and the Closing Price, plus any and all accrued but unpaid dividends thereon, and will not be entitled to any other distribution.

     If upon liquidation, dissolution or winding up, the assets available for distribution among the holders of Series A Preferred Stock and holders of Parity Securities are insufficient to permit the payment of the full preferential amounts to which they are entitled, then the assets will be distributed ratably among such holders.

  Conversion

     Upon the approval by the holders of a majority of the issued and outstanding shares of Benchmark Common Stock of the issuance of the shares of Benchmark Common Stock into which the outstanding shares of Series A Preferred Stock are convertible, each share of Series A Preferred Stock will be converted automatically, without any further action on the part of the holder thereof, into one share of Benchmark Common Stock, subject to adjustment in the event of certain capital changes with respect to the Benchmark Common Stock. The Merger Agreement provides that, if any shares of Series A Preferred Stock are issued in the Merger, within 120 days after the Closing Date, Benchmark will call a special meeting of its shareholders for the purpose of voting on the issuance of the shares of Benchmark Common Stock into which the shares of Series A Preferred Stock are convertible. Additionally, as a condition to the obligation of EMD to consummate the Merger, the Merger Agreement requires certain shareholders of Benchmark holding in the aggregate approximately 26.5% of the outstanding shares of Benchmark Common Stock to execute an agreement to vote their shares of Benchmark Common Stock in favor of issuance of the shares of Benchmark Common Stock into which the shares of Series A Preferred Stock are convertible.

  Voting Rights

     The holders of shares of Series A Preferred Stock will be entitled to vote their shares of Series A Preferred Stock along with the holders of Benchmark Common Stock as if the shares of Series A Preferred Stock had been converted into Benchmark Common Stock immediately prior to such vote on any proposal on which holders of Benchmark Common Stock are entitled to vote relating to a merger, consolidation, statutory share exchange, reorganization, reclassification or other extraordinary corporate transaction. On all other matters, holders of shares of Series A Preferred Stock will have no voting rights except as required by the Texas Business Corporation Act (the "TBCA").

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     EMD is incorporated under the laws of the State of Minnesota, and Benchmark is incorporated under the laws of the State of Texas. The rights of shareholders of EMD, therefore, are governed by the MBCA in addition to the Articles of Incorporation and Bylaws of EMD. Upon consummation of the Merger, shareholders of EMD will become shareholders of Benchmark, and their rights as shareholders will be governed by the TBCA and the Articles of Incorporation and Bylaws of Benchmark. The MBCA and TBCA are similar in many respects, but there are certain significant differences that may affect the rights of EMD's shareholders. Such differences are discussed below. Shareholders of EMD should also note that, if shares of Series A Preferred Stock are issued in the Merger, the rights of shareholders with respect to those shares will be different from the rights of shareholders with respect to Benchmark Common Stock. See "-- Description of Series A Preferred Stock."

  Management of Corporation by Shareholders

     The MBCA provides that the business and affairs of a corporation shall be managed by or under the direction of a board of directors. However, the MBCA also provides that the holders of the shares entitled to vote for directors of the corporation may, by unanimous affirmative vote, take any action required or permitted to be taken by the board of directors of the corporation.

     Under the TBCA, the management of the business and affairs of a corporation is entrusted to the board of directors, and the shareholders of the corporation may not participate in the management of the corporation unless the corporation's articles of incorporation provide that it is a "close" corporation. Benchmark is not a close corporation.

  Dissenters' Rights

     The MBCA provides shareholders the right to dissent from certain types of transactions and obtain payment of fair value for their shares. Dissenters' rights are available in the case of (i) an amendment of the articles of incorporation that materially and adversely affects the rights and preferences of the shares of the dissenting shareholder, (ii) with certain exceptions, a sale, lease, transfer or other distribution of all or substantially all of the property and assets of the corporation, (iii) a plan of merger to which the corporation is a party except in the case in which the corporation will be the surviving corporation of the merger and the shareholder is not entitled to vote on the merger, (iv) a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation if the shareholder is entitled to vote on the plan, and (v) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, bylaws or a resolution approved by the board of directors directs that dissenting shareholders may obtain payment for their shares. See "-- Dissenters' Rights" for a discussion of the application of dissenters' rights under the MBCA in the context of the Merger.

     Under the TBCA, dissenters' rights are available for (i) any plan of merger to which the corporation is a party if shareholder approval is required and the dissenting shareholder is entitled to vote on the plan, (ii) any sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation if authorization of the shareholders is required, and
(iii) any plan of exchange in which the shares of the corporation of the class held by the dissenting shareholder are being acquired. The TBCA provides further, however, that such dissenters' rights do not apply with respect to a plan of merger or exchange if (1) the shares held by the dissenting shareholder are part of a class' shares of which are listed on a national securities exchange or are held of record by at least 2,000 holders' and (2) the dissenting shareholder is not required by the terms of the plan of merger or exchange to accept for his shares any consideration other than (a) shares of corporation that after the merger or exchange will be part of a class' shares of which will be listed on a national exchange or held of record by at least 2,000 holders' and (b) cash in lieu of fractional shares. Because the Benchmark Common Stock is listed on the AMEX, holders of shares of Benchmark Common Stock would not have dissenters' rights with respect to a plan of merger or exchange pursuant to which such shareholders would receive only consideration of the type described in clauses (a) and (b) above.

  Special Meetings of Shareholders

     The MBCA and the bylaws of EMD provide that special meetings of shareholders may be called by (i) the chairman of the board, (ii) the chief executive officer, (iii) the chief financial officer, (iv) two or more directors or (v) a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly to indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent or more of the voting power of all shares entitled to vote.

     The TBCA and the bylaws of Benchmark provide that a special meeting of shareholders may be called by (i) the president, (ii) the board of directors,
(iii) the president or the secretary at the written request of a majority of the board of directors, or (iv) the president or the secretary at the written request of the holders of at least ten percent of the shares entitled to vote.

  Indemnification of Directors and Officers

     The MBCA and the bylaws of EMD provide that, under certain circumstances, EMD shall indemnify its directors, officers and employees for judgments, penalties, fines, settlements and reasonable expenses incurred by such a person in connection with a proceeding to which the person is or is threatened to be made a party by reason of such person's former or present official capacity.

     The TBCA allows, but does not require, a corporation to provide indemnification of directors, officers and employees in substantially similar circumstances, except that such indemnification is mandatory with respect to directors and officers for expenses incurred in connection with a proceeding if the director or officer is wholly successful in the defense of the proceeding. Additionally, the bylaws of Benchmark make mandatory the indemnification of directors in all cases in which indemnification is permitted by the TBCA.

  Inspection of Books and Records

     The MBCA provides that any shareholder or beneficial owner of shares of a corporation, such as EMD, that is not a publicly held corporation may, upon written demand, examine and copy the books and records of the corporation.

     The TBCA provides that a person who has been a shareholder of a corporation for at least six months or is the holder of at least five percent of the outstanding shares of a corporation may, upon written demand, inspect the books and records of the corporation.

OPERATIONS AFTER THE MERGER

     At the Effective Time, EMD will be merged into Newco and Newco will be the surviving corporation in the Merger. Thereafter, the business of EMD and its subsidiaries will be operated as wholly-owned subsidiaries of Benchmark, with EMD personnel reporting to Benchmark personnel on a functional basis. Benchmark anticipates the offices of EMD in California will be closed before the Merger and the offices of EMD in Wisconsin will be closed promptly after the Merger. With these exceptions, EMD will continue to operate at its present locations. Benchmark also expects to expand the EMD sales force to more aggressively market the combined entities' services and products in EMD's historic markets. Over time, Benchmark believes that there will be opportunities to consolidate certain overhead functions to reduce duplicative expenditures and to target savings associated with the increased purchasing power of the combined entities.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information is based upon (i) the historical consolidated financial statements of Benchmark which are incorporated by reference in this Information Statement/Prospectus and
(ii) the historical consolidated financial statements of EMD and subsidiaries which are included elsewhere in this Information Statement/Prospectus and should be read in conjunction with such financial statements and notes thereto.

     The historical condensed balance sheets present the financial position of Benchmark and EMD as of March 31, 1996. The unaudited pro forma condensed combined balance sheet as of March 31, 1996 assumes the Merger occurred as of that date.

     The unaudited pro forma condensed combined statements of operations were prepared assuming that the Merger was consummated as of January 1, 1995. The unaudited pro forma condensed combined statements of operations give effect to
(i) the proposed Merger under the purchase method of accounting and (ii) certain estimated operational and financial combination benefits that are a direct result of the proposed Merger.

     The unaudited pro forma condensed combined financial statements have been prepared based upon assumptions deemed appropriate by Benchmark and may not be indicative of actual results of the future operations of the combined companies.

     The allocation of the purchase price is, in certain instances, based on preliminary information and is therefore subject to revision when additional information concerning asset and liability valuations is obtained. In the opinion of the Benchmark's management, such asset and liability valuations will not be materially different from those shown in the accompanying condensed pro forma financial statements.

              BENCHMARK ELECTRONICS INC. AND EMD TECHNOLOGIES INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                         HISTORICAL                PRO FORMA
                                                    --------------------   -------------------------
                                                    BENCHMARK     EMD      ADJUSTMENTS     COMBINED
                                                    ---------   --------   -----------     ---------
                                                                    ($ IN THOUSANDS)
                                               ASSETS
Current assets:
  Cash............................................   $    81    $    124    $              $     205
  Accounts receivable.............................    24,855      17,153                      42,008
  Income taxes receivable.........................       393          --                         393
  Inventories.....................................    30,001      30,375                      60,376
  Prepaid expenses and other assets...............       194         432                         626
  Deferred tax asset..............................       372         594        1,677 (a)      2,643
                                                    ---------   --------   -----------     ---------
          Total current assets....................    55,896      48,678        1,677        106,251
  Property, plant and equipment...................    21,015      45,502      (26,046)(a)     40,471
  Accumulated depreciation........................    (8,460)    (26,046)      26,046 (a)     (8,460)
                                                    ---------   --------   -----------     ---------
          Net property, plant and equipment.......    12,555      19,456           --         32,011
  Goodwill, net...................................        --          --       25,669 (a)     25,669
  Note receivable.................................                 1,411       (1,411)(a)         --
  Other assets....................................       176         238                         414
                                                    ---------   --------   -----------     ---------
                                                     $68,627    $ 69,783    $  25,935      $ 164,345
                                                    ========    ========    =========       ========
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital
     leases.......................................   $    --    $    651    $    (651)(a)  $      --
  Accounts payable................................    17,221      13,965                      31,186
  Accrued liabilities.............................       922       1,964        4,400 (a)      7,286
  Income taxes payable............................     1,141          --                       1,141
                                                    ---------   --------   -----------     ---------
          Total current liabilities...............    19,284      16,580        3,749         39,613
  Notes payable to bank -- long-term..............        --      20,283      (20,283)(a)         --
  Long-term debt and capital leases, less current
     portion......................................        --         839        52,489(a)     53,328
  Deferred tax liability..........................       743       1,650                       2,393
                                                    ---------   --------   -----------     ---------
          Total liabilities.......................    20,027      39,352       35,955         95,334
Shareholders' equity:
  Preferred shares................................        --          --           --             --
                                                                                   73 (a)
  Common shares...................................       403         156         (156)(a)        476
                                                                               20,438 (a)
  Additional paid-in capital......................    19,944       1,652       (1,652)(a)     40,382
  Retained earnings...............................    28,313      28,723      (28,723)(a)     28,313
  Less treasury shares, at cost...................       (60)         --                         (60)
  Unearned ESOP shares............................        --        (100)                       (100)
                                                    ---------   --------   -----------     ---------
          Total shareholders' equity..............   $48,600    $ 30,431    $ (10,020)     $  69,011
                                                    ---------   --------   -----------     ---------
                                                     $68,627    $ 69,783    $  25,935      $ 164,345
                                                    ========    ========    =========       ========

          The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                     HISTORICAL                  PRO FORMA
                                                ---------------------    --------------------------
                                                BENCHMARK      EMD       ADJUSTMENTS       COMBINED
                                                ---------    --------    -----------       --------
                                                    ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales.........................................   $97,353     $160,754      $               $258,107
Cost of sales.................................    85,113      143,158                       228,271
                                                 -------     --------      -------         --------
  Gross profit................................    12,240       17,596                        29,836
Selling, general and administrative
  expenses....................................     2,990        9,663         (400)(b)       12,253
Amortization of goodwill......................        --           --       (1,711)(c)       (1,711)
                                                 -------     --------      -------         --------
  Income from continuing operations...........     9,250        7,933       (1,311)          15,872
Interest income...............................       268          461                           729
Interest expense..............................                   (909)      (2,948)(d)       (3,857)
Other income..................................        13          295                           308
                                                 -------     --------      -------         --------
  Income from continuing operations before
     income taxes.............................     9,531        7,780       (4,259)          13,052
Income tax expense............................    (3,383)      (3,024)         968 (e)       (5,439)
                                                 -------     --------      -------         --------
  Income from continuing operations...........     6,148        4,756       (3,291)           7,613
Earnings per common share:
  Continuing operations.......................   $  1.50     $    .91                      $   1.57
                                                 =======     ========                      ========
  Weighted average common and common
     equivalent shares outstanding............     4,106        5,208                         4,835

  The accompanying notes are an integral part of these condensed combined pro forma financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                                       HISTORICAL                 PRO FORMA
                                                  --------------------    --------------------------
                                                  BENCHMARK      EMD      ADJUSTMENTS       COMBINED
                                                  ---------    -------    -----------       --------
                                                      ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Sales...........................................   $30,383     $39,099      $               $69,482
Cost of sales...................................    26,558      36,023                       62,581
                                                   -------     --------     -------         --------
  Gross profit..................................     3,825       3,076                        6,901
Selling, general and administrative expenses....       884       1,875         (100)(b)       2,659
Amortization of goodwill........................        --          --         (428)(c)        (428)
                                                   -------     --------     -------         --------
  Income from continuing operations.............     2,941       1,201         (328)          3,814
Interest income.................................        38                                       38
Interest expense................................                  (353)        (710)(d)      (1,063)
Other income....................................         1         392                          393
                                                   -------     --------     -------         --------
  Income from continuing operations before
     income taxes...............................     2,980       1,240       (1,038)          3,182
Income tax expense..............................    (1,141)       (391)         232 (e)      (1,300)
                                                   -------     --------     -------         --------
  Income from continuing operations.............     1,839         849         (806)          1,882
Earnings per common share:
  Continuing operations.........................   $   .45     $   .16                      $   .39
                                                   =======     ========                     ========
  Weighted average common and common equivalent
     shares outstanding.........................     4,150       5,208                        4,879

  The accompanying notes are an integral part of these condensed combined pro forma financial statements.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

     On March 27, 1996, Benchmark and EMD entered into the Merger Agreement providing for the Merger of EMD with and into Benchmark. Under the terms of the Merger Agreement, each outstanding share of EMD Common Stock shall be converted into the right to receive (i) cash in the amount of $5.9074, subject to redetermination as described in the Merger Agreement and (ii) a fraction of a share of Benchmark Common Stock determined by dividing $3.9383 by the Benchmark Measurement Price, subject to redetermination as described in the Merger Agreement (the "Share Fraction"). Under certain circumstances the use of Series A Preferred Stock would be required. The total consideration paid to EMD shareholders provided by the Cash Amount and the Share Fraction amount is intended to have a value, using the Benchmark Measurement Price to value the Share Fraction, equal to approximately $9.85 per share or approximately $51.3 million in total. In addition, the estimated closing costs are $2.2 million.

     The Merger is to be accounted for using the purchase method of accounting for business combinations. Both Benchmark's and EMD's fiscal years end December 31.

2. PRO FORMA ADJUSTMENTS


     a. The pro forma entries to goodwill, debt, equity and retained earnings reflect the application of purchase accounting based on a total purchase price of $51,277,154 plus approximately $2,200,000 of estimated closing costs, which include professional and financial advisory fees. Goodwill recorded represents the purchase price in excess of the fair value of assets acquired of EMD. The pro forma adjustments give effect to the issuance of Benchmark Common Stock in exchange for all outstanding shares of EMD Common Stock based on an assumed Benchmark Measurement Price of $28 1/8 per share (729,131 shares of Benchmark Common Stock). The assumed Benchmark Measurement Price is based on the average closing price of Benchmark stock for a three day period (the day preceding, the day of and the day following the announcement of the Merger.) Had the Trading Price of the Benchmark Common Stock for the 20 trading days immediately preceeding March 31, 1996 been used in accordance with the terms of the Merger Agreement, the effects on the pro forma adjustments would be insignificant. The debt entries record the borrowings used to finance the transaction and include the elimination of the outstanding debt of EMD.


     The adjustment to note receivable reflects the payment of the note upon consummation of the Merger.

     The $4.4 million adjustment to accrued liabilities represents the payments to be made under the Gain-Sharing Plan. The $1.677 million deferred tax asset represents the expected tax benefit to be realized by the Company.

     b. The adjustment to selling, general and administrative expenses reflects the estimated cost savings realized through consolidation of duplicative executive functions as a direct result of the merger.

     c. The adjustment to amortization expense reflects the amortization of goodwill incurred in connection with the transaction over an estimated useful life of 15 years.

     d. The adjustment to interest expense reflects the additional interest expense, at an interest rate of 8.0% per annum which reflects rates currently available to the Company, on the debt to be incurred in connection with the Merger.

     e. The adjustment to income taxes reflects the tax effect (federal and state) associated with the effects of the identified cost savings and additional expenses (including nondeductible goodwill) in the above adjustments.

3. EARNINGS PER SHARE

     The pro forma earnings per common share is computed on the basis of the combined weighted average number of shares of common stock based upon an assumed Benchmark Measurement Price of $28 1/8 per share for purposes of determining the number of shares to be issued in connection with the Merger. Fully diluted earnings per share are equal to primary earnings per share for the periods presented.


     The tables below provide a range of potential pro forma earnings per common share data based on the range of possible values of Benchmark Common Stock in accordance with the terms of the Merger Agreement. While the actual number of shares to be issued will not be determined until immediately prior to closing, the tables provide the effect of issuance of the minimum and maximum number of shares and demonstrate the impact of the range on earnings per share. Except as otherwise noted, the tables assume that the Closing Price is not less than the Benchmark Measurement Price for the applicable Trading Price and, therefore, that no redetermination of the merger consideration is required.



                                 EFFECTS ON PRO FORMA FINANCIAL STATEMENTS AS OF AND FOR THE THREE
                                        MONTHS ENDED MARCH 31, 1996 AT A TRADING PRICE OF:
                             -------------------------------------------------------------------------
                                                                                        $40/SHARE AND
                                                                                       A CLOSING PRICE
                              $22/SHARE      $25.50/SHARE    $32/SHARE     $40/SHARE   OF $22/SHARE(c)
                             -----------     ------------   -----------   -----------  ---------------
Goodwill.................... $    25,669     $     25,669   $    25,669   $    30,797    $    15,061
Earnings per common share...         .37(a)           .38           .39           .38            .42
Weighted average common and
  common equivalent shares
  outstanding...............       5,082            4,954         4,791         4,791          4,939
Number of common shares to
  be issued.................     805,879          804,127       641,114       641,114        789,024
Number of preferred
  shares....................     126,367               --            --            --             --
Market value of preferred
  and common shares to be
  issued.................... $20,509,412     $ 20,505,239   $20,515,648   $25,644,560    $17,358,528(d)
Cash to be given............  30,766,200       30,766,200    30,766,200    30,766,200     26,033,099
                             -----------      -----------   -----------   -----------    -----------
                             $51,275,612     $ 51,271,439   $51,281,848   $56,410,760    $43,391,627
                             ===========      ===========   ===========   ===========    ===========
Earnings to combined fixed
  charges and preferred
  stock dividends...........        3.89(b)          3.99          3.99          3.99           3.99



                                   EFFECTS ON PRO FORMA FINANCIAL STATEMENTS FOR THE YEAR ENDED
                                             DECEMBER 31, 1995 AT A TRADING PRICE OF:
                             -------------------------------------------------------------------------
                                                                                        $40/SHARE AND
                                                                                       A CLOSING PRICE
                              $22/SHARE      $25.50/SHARE    $32/SHARE     $40/SHARE   OF $22/SHARE(C)
                             -----------     ------------   -----------   -----------  ---------------
Earnings per common share...        1.51(a)          1.55          1.60          1.60           1.70
Weighted average common and
  common equivalent shares
  outstanding...............       5,038            4,910         4,747         4,747          4,895
Number of preferred
  shares....................     126,367               --            --            --             --


- ---------------

(a) Net income per common share is calculated without the effect of a potential preferred stock dividend due to the assumption that the preferred stock will be converted in 120 days which precludes the payment of a dividend.

(b) For purposes of this calculation, the preferred stock is assumed to be outstanding for the first quarter of 1996.


(c) In this scenario, because the Closing Price is less than the Benchmark Measurement Price (which would be $32.00), the merger consideration must be redetermined in the manner described under the caption "The Merger -- Terms of the Merger -- Redetermination of Merger Consideration."



(d) In this scenario, market value of the shares to be issued is calculated using the Closing Price of $22.00, rather than the Trading Price of $40.00.

                             INFORMATION ABOUT EMD

BUSINESS OF EMD

  Introduction

     EMD is an independent provider of electronic manufacturing services for OEMs in the commercial electronics industry. EMD provides product design, turnkey manufacturing, assembly and test services. EMD product design services include the complete design and development of electronic products and mechanical packages, from circuit board design to configuring subsystems and enclosures. EMD's turnkey manufacturing services encompass material procurement and inventory management, complex printed circuit board assembly (using surface mount technology and pin-through-hole technology), and assembling and testing electronic subsystems and systems.

     EMD was incorporated under Minnesota law on June 5, 1990. EMD is a holding company that currently conducts its business primarily through its wholly-owned subsidiaries, EMD Associates, Inc. ("EMD Associates"), which was incorporated under Minnesota law in 1974, and EMD-Foreign Sales Corporation ("EMD-FSC"), which was incorporated in Barbados in 1996. EMD Associates was founded by David
H. Arnold and Daniel M. Rukavina as an electrical and mechanical design engineering firm.

     Until January 1, 1996, EMD had two other wholly-owned subsidiaries: DCM Tech, Inc. ("DCM") and MAP Leasing Co. ("MAP Leasing"). These subsidiaries were sold to David H. Arnold, one of the co-founders and a major shareholder and officer of EMD (see "EMD Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations"). DCM manufactures a line of automotive rebuilding equipment and MAP Leasing is a leasing company providing direct finance leases for customers of DCM. EMD sold these subsidiaries because DCM had been unprofitable for several years and Mr. Arnold was interested in continuation of the business. Except as otherwise indicated, DCM and MAP Leasing are treated as discontinued operations. Unless the context indicates or otherwise requires, references to "EMD" include EMD Associates and, for periods after January 2, 1996, EMD-FSC.

  Operations

     In its operations, EMD focuses on integrating the following activities: design engineering; printed circuit board assembly (including advanced manufacturing technology); materials management; customer service; and quality analysis and control.

     Design engineering. EMD provides design-for-manufacturability engineering services for most of the products that it manufactures. With respect to product design, EMD provides the complete design and development of electronic products and mechanical packages, in addition to the redesign, surface mount conversion, and printed circuit board layout of existing products. EMD also provides test process design capabilities that include the design and development of test fixtures and procedures and software for both in-circuit tests and functional tests of circuit boards, components and products. EMD's design services include full support during all phases of test development, from initial test specifications through final tester integration in a production environment.

     Printed circuit board assembly. EMD's printed circuit board assembly operations are oriented toward advanced surface-mount-technology applications. EMD currently has 15 surface-mount-technology lines. To achieve excellence in manufacturing, EMD combines advanced technology with proven management techniques, including statistical process control and total quality leadership. EMD continues to make substantial investments to maintain advanced manufacturing technologies.

     Materials management. Material procurement and inventory management consist of planning, purchasing, expediting, warehousing, preparing and financing components and materials. EMD procures components from a select group of suppliers that meet EMD's standards for quality, timely delivery and cost-effectiveness. EMD manages consigned components for some of its customers.

     Customer service. EMD offers a broad range of services to its customers through the use of "Customer Teams." Each EMD customer is assigned to a specialized Customer Team, typically consisting of a program manager, buyer, manufacturing engineer, test engineer and production representative. Through its Customer Teams, EMD maintains regular contact with its customers to ensure timely information exchange, document control and coordination of activities.

     Quality analysis and control. EMD has devoted significant capital and human resources to quality analysis and control. EMD maintains its own quality analysis laboratory, which is staffed with highly educated and experienced technical personnel. This laboratory contains sophisticated equipment that is used to analyze printed circuit boards, production materials and individual components; such equipment includes a scanning electron microscope, and x-ray fluorescence system, a solderability tester, an energy dispersive x-ray analyzer, and a coordinate measuring machine. The laboratory serves as a valuable resource for EMD and its customers and suppliers. EMD has also implemented a company-wide process improvement and quality control program. All of EMD's manufacturing facilities are certified under the ISO-9001 1994 Standard, which is an international quality standard for engineering, manufacturing and distribution management systems. In November 1995, EMD was certified to EN46001, the ISO standard for medical devices.

  Customers and Marketing

     EMD offers its services to OEM customers in the United States. For information regarding significant customer concentrations, see "EMD Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Results of Operations."

     EMD's direct sales efforts are led by the Sales Manager and a Portfolio Team consisting of the Chief Executive Officer, the department managers for Customer Service and Engineering, two full-time direct sales co-workers, and three co-workers responsible for advertising, advanced technology and program management. EMD also utilizes an independent sales representative firm located in the Eastern United States.

  Competition

     EMD operates in a highly competitive industry. EMD primarily competes with other "Tier One" contract manufacturers: they typically have sales in excess of $100 million, serve large multinational OEM customers, and offer advanced manufacturing, product design and test capabilities. EMD's competitors include Avex, Inc., Benchmark, DOVatron International, IEC Electronics Corp., Jabil Circuit, Inc. Plexus Corp., SCI Systems, Inc., and Solectron Corporation Inc., as well as others. EMD believes that the principal competitive factors in its target markets are: price; quality; delivery; flexibility and timeliness in response to design and schedule changes; technological sophistication; and geographical location.

  Patents, Trademarks, Copyrights and Other Intellectual Property

     EMD regards its manufacturing processes, customers' designs, and other EMD information as proprietary and confidential information. EMD relies primarily upon a combination of trade secret laws, agreements with customers and co-workers, security systems, and internal procedures to protect its confidential and proprietary information. EMD believes that the rapid pace of technological change makes patent protection less significant than such factors as the knowledge and experience of management and personnel and EMD's ability to develop, enhance and market its design and manufacturing services.

  Employees

     As part of its effort to empower and motivate its work force, EMD refers to each employee as a "co-worker." As of April 1, 1996, EMD employed approximately 782 co-workers and engaged the full-time services of 36 contract workers, including approximately 576 in manufacturing and operations, 56 in design and development, 92 in materials management, 35 in marketing, sales and customer service, and 59 in finance, information systems, human resources, education and training and administration. Many of EMD's co-workers are highly skilled, and EMD's success will depend in part upon its continued ability to attract, retain, and motivate highly-skilled co-workers. EMD has never had a work stoppage or strike and no co-workers are represented by a labor union or covered by collective bargaining agreements. EMD considers its relations with its co-workers to be good.

  Facilities

     EMD's administrative, manufacturing, product development and principal sales and marketing operations are located in Winona, Minnesota, where EMD currently occupies primary facilities totaling approximately 181,000 square feet. Commencing on November 1, 1996, EMD will be vacating approximately 31,000 square feet of leased space and replacing it with approximately 35,000 square feet of leased space, which will result in EMD occupying primary facilities in Winona totaling approximately 185,000 square feet. As of November 1, 1996, EMD will be leasing approximately 122,000 square feet of this space in two leased facilities, with the remaining 64,000 square feet located in a facility owned by EMD. Both leased facilities are leased by EMD from a partnership whose partners are Daniel M. Rukavina and David H. Arnold, who are major shareholders and officers of EMD.

     In addition, EMD leases two other warehouse facilities totaling approximately 20,000 square feet in Winona, Minnesota. EMD also leases three facilities for its sales and engineering offices located in St. Paul, Minnesota, Cupertino, California, and Madison, Wisconsin.

MANAGEMENT

     The following table sets forth the directors and executive officers of EMD.

                          NAME                             AGE                 TITLE
- ---------------------------------------------------------  ---   ----------------------------------
Daniel M. Rukavina.......................................  59    President and Director
David H. Arnold..........................................  58    Secretary, Treasurer and Director
Daniel Arnold............................................  33    Director
L.F. Baechler............................................  50    Director
David Fradin.............................................  50    Director
Kent A. Gernander........................................  55    Director
Robert W. Hahn...........................................  54    Director
Daniel J. Rukavina.......................................  36    Director


     Pursuant to the Merger Agreement, after consummation of the Merger, the Founding Shareholders will be entitled to designate a nominee to Benchmark's board of directors. See "The Merger -- Additional Agreements -- Board Representation." The Founding Shareholders have selected David H. Arnold as their initial designee to Benchmark's board. EMD leases certain facilities that are owned by Mr. Arnold and Daniel M. Rukavina. Total monthly payments by EMD under these leases is approximately $78,000. In addition, on January 2, 1996, Mr. Arnold purchased all outstanding shares of DCM and MAP Leasing from EMD in exchange for a promissory note in the approximate amount of $1,300,000. The note will become due and payable upon consummation of the Merger and is secured by the shares of DCM and MAP Leasing. DCM and EMD have entered into an agreement pursuant to which EMD provides certain services to DCM during a transition period. Further, DCM provides machining services to EMD for tooling, prototypes, repair parts and other products, based on individual purchase orders.


     In 1995, Mr. Arnold was paid principal and interest of approximately $115,000 by EMD in deferred payments for shares of EMD Common Stock sold by Mr. Arnold to the ESOP in 1993 and 1994. Additionally, EMD paid Mr. Arnold approximately $342,000 in salary and bonuses during 1995.

MARKET INFORMATION AND DIVIDENDS

     There is no public trading market for EMD Common Stock.

     As of April 1, 1996, there were six record holders of EMD Common Stock.

     During the last two fiscal years, EMD has not paid any dividends on EMD Common Stock. EMD currently intends to retain all earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. In addition, EMD's existing credit agreement would prohibit the payment of such dividends without the lender's consent.

        EMD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Historical Financial Information Relating to EMD" appearing in the Summary and the Financial Statements of EMD and the associated notes appearing elsewhere in this document.

RESULTS OF OPERATIONS

  General

     In 1994, International Business Machines Corporation ("IBM"), EMD's largest customer at that time, announced its decision to use an offshore source for new products. IBM accounted for 67% of net sales in 1994 and 81% in 1993. In 1995, sales to IBM declined to 41% of net sales. The loss of sales to IBM was largely compensated by revenues from new customers added since 1993. In each of the years 1994 and 1995, customers added since 1993 accounted for over 80 percent of the growth in the non-IBM sales base. The assemblies currently manufactured by EMD for IBM are scheduled for discontinuance during 1996; accordingly, EMD expects sales to this customer equal to less than 10% of net sales during 1996 and EMD expects no significant sales to this customer thereafter. During the second quarter of 1996 IBM cancelled orders of approximately $10 million for product scheduled for delivery during the balance of 1996. During the time periods discussed below, EMD has been making the transition from a concentration of business with this customer to a broader, more diversified customer base. For the year ended December 31, 1995, Stratus Computer Corporation accounted for greater than 10% of net sales of EMD. No other customer accounted for more than 10% of EMD's net sales during 1995, 1994, or 1993.

     EMD believes that aggressive sales efforts will be required to reduce the impact of the loss of IBM's business. There can be no assurance, however, that increased sales efforts will replace the lost business during 1996, when IBM's business is expected to decline from 41% of 1995 net sales to less than 10% net sales, or thereafter. EMD has no long-term purchase commitments from its customers, and customer orders can be canceled, changed or rescheduled. The timely replacement of canceled, changed or delayed orders with new customers cannot be assured nor can there be any assurance that any of EMD's current customers will continue to utilize EMD's services.

     The following table presents the percentage relationships of certain items in EMD's Consolidated Statements of Income to sales for the periods indicated.

                                                                                   PERCENTAGE OF
                                                                                       SALES
                                                       PERCENTAGE OF SALES         QUARTER ENDED
                                                     YEAR ENDED DECEMBER 31,         MARCH 31,
                                                    -------------------------     ---------------
                                                    1995      1994      1993      1996      1995
                                                    -----     -----     -----     -----     -----
Sales.............................................  100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales.....................................   89.1      91.5      89.4      92.1      86.5
                                                    -----     -----     -----     -----     -----
  Gross profit....................................   10.9       8.5      10.6       7.9      13.5
Operating and administrative expenses.............    6.0       5.6       6.4       4.8       5.8
                                                    -----     -----     -----     -----     -----
  Operating income................................    4.9       2.9       4.2       3.1       7.7
Other income (expense)
  Interest expense................................   (0.6)     (0.9)     (0.4)     (0.9)     (0.9)
  Other income (expense)..........................    0.5       0.3       0.4       1.0       0.7
                                                    -----     -----     -----     -----     -----
          Total other income (expense), net.......   (0.1)     (0.6)      0.0       0.1      (0.2)
                                                    -----     -----     -----     -----     -----
Income from continuing operations before income
  taxes...........................................    4.8       2.3       4.2       3.2       7.5
Income tax expense................................    1.9       0.9       1.7       1.0       3.0
                                                    -----     -----     -----     -----     -----
Income from continuing operations.................    2.9       1.4       2.5       2.2       4.5
Discontinued operations
  Loss from discontinued operations...............   (0.1)     (0.2)     (0.3)       --        --
  Loss on disposal of discontinued operations.....   (0.3)       --        --        --        --
                                                    -----     -----     -----     -----     -----
  Loss from discontinued operations...............   (0.4)     (0.2)     (0.3)       --        --
                                                    -----     -----     -----     -----     -----
          Net income..............................    2.5%      1.2%      2.2%      2.2%      4.5%
                                                    =====     =====     =====     =====     =====

  Quarter Ended March 31, 1996 Compared With Quarter Ended March 31, 1995

     Sales. Sales for the first quarter of fiscal 1996 decreased $4.66 million, or 10.6%, from the first quarter of fiscal 1995. This decrease was caused by reduced sales to IBM, which accounted for 66.0% of sales in the first quarter of fiscal 1995 compared to 20.0% of sales in the first quarter of fiscal 1996. This decrease was partially offset by sales to other customers during the first quarter of 1996. During the second quarter of 1996, sales are expected to decline from the sales for the second quarter of 1995 by less than 10%.


     Gross Profit. Gross profit decreased by $2.83 million, or 47.9%, due primarily to lower gross margins caused by a higher percentage of materials in sales to customers in the first quarter of fiscal 1996 compared to the percentage of materials in sales to IBM and other customers in the first quarter of fiscal 1995. In addition, labor and overhead costs did not decline in proportion to the decline in sales volume.


     Operating and Administrative Expenses. Operating and administrative expenses decreased by $0.66 million, or 26.1%, to $1.88 million due primarily to a decrease in profit sharing.

     Other Income (Expense). Interest expense declined slightly by $8,830 to $353,015, due to lower average debt outstanding and lower interest rates. Other income increased to $391,646 from $293,059, due to the gain of $146,000 recognized on the sale of the swap agreement, offset by a decrease in gains on the sales of fixed assets.

     Income Tax Expense. Income tax expense decreased from $1.33 million to $0.39 million in the first quarter of fiscal 1996. This decrease was due to decreased income in the first quarter of fiscal 1996 compared to the first quarter of fiscal 1995 and to a reduction in overall tax rate in the first quarter of fiscal 1996 of 31.5% compared to 40.5% in the first quarter of fiscal 1995. The lower tax rate resulted primarily from the beneficial tax impact of EMD-FSC, a Barbados foreign sales corporation, which was formed on January 2, 1996, to act as a sales agent for EMD's foreign sales. A substantial portion of EMD's current and forecast sales are delivered for use outside the United States.

     Income from Continuing Operations. Income from continuing operations declined by $1.11 million, or 56.7%, to $0.85 million, due to lower sales and lower gross and operating margins.

     Discontinued Operations. On January 2, 1996, EMD sold two wholly owned subsidiaries, DCM Tech, Inc. and MAP Leasing Co., to an officer and major shareholder of EMD. During the first quarter of fiscal 1995, these discontinued operations reported an operating loss of $6,246.

     Net Income. EMD reported net income of $0.85 million, or $0.16 per share, for the first quarter of fiscal 1996, compared to $1.96 million, or $0.38 per share, in the first quarter of fiscal 1995. The decrease was primarily a result of lower sales and lower gross and operating margins.

     Inflation. Inflation had a relatively minor effect on the comparison of EMD's operating results for the first quarter of fiscal 1996 and the first quarter of fiscal 1995.

  Year Ended December 31, 1995 Compared With Year Ended December 31, 1994


     Sales. Sales in 1995 decreased $7.78 million or 4.6% from 1994 sales. The decrease primarily reflected reduced sales to IBM, which accounted for 67% in 1994 and 41% in 1995 of the net sales of EMD. EMD continued to add customers during the period 1993 to 1995. During 1994, sales to new customers added in 1993 and 1994 exceeded the drop in IBM sales from 1993. During 1995, sales to these customers and the customers added in 1995 were about 90 percent of the drop in IBM sales from their peak in 1993.


     Gross Profit. Gross profit increased in 1995 by $3.31 million or 23.2% over 1994. As a percent of sales, gross profit increased from 8.5% for 1994 to 10.9% for 1995. The improvement in gross profit reflects greater production efficiencies and a more profitable product mix. Because EMD had more diversity in customers and products in 1995, shortages in specific semiconductor components had less impact on production scheduling.

     Operating and Administrative Expenses. Operating and administrative expenses increased from 1994 to 1995 by $192,000, or 2.0%, to $9.66 million. This increase reflected additional costs associated with increased marketing activities and with new programs.

     Other Income (Expense). Interest expense decreased in 1995 to $909,038 from $1,523,204 in 1994, a reduction of 40.3%. This decrease was due primarily to reduction in inventory levels during the year with resulting reductions in bank borrowings. Other income increased to $755,808 from $506,126, reflecting increases in sales of fixed assets and customer payments for inventory carrying charges.

     Income Tax Expense. Income tax expense increased to $3.02 million in 1995 from $1.49 million in 1994. This increase was attributable to increased net income during 1995. EMD experienced an effective tax rate of 38.9% for the year ended December 31, 1995, compared with an effective tax rate of 39.2% for the year ended December 31, 1994. In January 1996, EMD formed EMD-FSC, a Barbados corporation, to act as a sales agent for EMD's foreign sales. A substantial portion of EMD's current and forecast sales are delivered for use outside the United States, and management believes commissions paid to EMD-FSC on such sales will reduce EMD's tax liabilities.

     Income from Continuing Operations/Net Income. EMD reported 1995 income from continuing operations of $4.76 million, or $0.91 per share, compared with $2.31 million, or $0.45 per share for 1994. The $2.45 million increase in 1995 was primarily a result of higher gross margins.

     In September 1995, EMD announced a plan to sell 100% of the stock of two wholly owned subsidiaries, DCM and MAP Leasing, to an officer and major shareholder of EMD. See "Information About EMD -- Business of
EMD -- Introduction." On January 2, 1996, the stock was sold in return for a promissory note of approximately $1,300,000, resulting in a loss on disposal of $130,720. The note is payable in 20 equal quarterly installments of principal, plus interest on the unpaid balance at a variable rate equal to the rate paid by EMD on its bank borrowing, beginning April 1, 1996. The note is secured by the shares of DCM and MAP Leasing. The note will be payable in full upon consummation of the proposed Merger. The loss on disposition of the subsidiaries, including operating losses during the phaseout period, has been accounted for as discontinued operations, and the prior year financial statements have been reclassified to reflect the discontinuation of the subsidiaries. Loss from discontinued operations was $713,137 in 1995 and $290,765 in 1994. Revenues related to the discontinued operations were $4,274,330 and $3,940,533 for the years ended December 31, 1995 and 1994, respectively.

     Net income increased to $4,042,804 or $0.78 per share in 1995 from $2,016,860 or $0.40 per share in 1994, due primarily to the increase in gross margins from continuing operations in 1995, reduced by the loss from discontinued operations.

     Inflation. During each year, inflation had a relatively minor effect on EMD's operating results.

  Year Ended December 31, 1994 Compared With Year Ended December 31, 1993

     Sales. Sales in 1994 increased $13.69 million, or 8.8% from 1993 sales. The increase reflects both sales to new customers and increased sales to existing customers. Contributing to the increase in sales were EMD's increased sales efforts and the continuing trend toward the use of surface-mount technology by OEMs and the resulting increase in demand by OEMs for EMD's turnkey contract manufacturing services. IBM accounted for 67% of net sales in 1994 compared to 81% in 1993.

     Gross Profit. Gross profit in 1994 decreased $2.19 million, or 13.3%, from 1993. This decrease was due primarily to three factors: first, shortages of electronic components used exclusively in the subassemblies of IBM caused significant disruptions and inefficiencies in production; second, a new manufacturing and office facility was built and brought on line in mid-1994; and third, significant expenses were incurred in the initiation of new programs.

     Operating and Administrative Expenses. Operating and administrative expenses decreased by $0.53 million, or 5.3%, to $9.47 million in 1994. The decrease reflected lower profit sharing expense, which offset increases in other operating and administrative expenses from 1993.

     Other Income (Expense). Interest expense increased by 122.8% to $1.52 million in 1994. This increase was due primarily to higher inventory levels during 1994 with resulting higher levels of bank debt. Other income fell to $506,000 in 1994, a decrease of $191,000 or 27.4% from 1993. This decrease primarily reflected lower income from customer payments for inventory carrying charges.

     Income Tax Expense. Income tax expense decreased from $2.59 million in 1993 to $1.49 million in 1994. This decrease was almost entirely attributable to decreased net income during 1994, but also reflected an effective tax rate of 39.2% for the year ended December 31, 1994 compared with an effective tax rate of 39.9% for the year ended December 31, 1993.

     Income from Continuing Operations/Net Income. Income from continuing operations was approximately $2.31 million, or $0.45 per share, in 1994 compared with $3.90 million, or $0.77 per share, in 1993, a decrease of about 40.8%. Most of this decrease reflects the lower gross profit in 1994.

     Loss from discontinued operations decreased 39.2% to $290,765 in 1994 from $478,419 in 1993, reflecting a reduced loss for DCM during 1994.

     EMD reported net income of $2.02 million or $0.40 per share for 1994, compared with $3.42 million or $0.68 per share for 1993. The decrease is primarily due to the corresponding decrease in gross profit.

     Inflation. During each year, inflation had a relatively minor effect on EMD's operating results.

LIQUIDITY AND CAPITAL RESOURCES

  Three Months Ended March 31, 1996


     EMD has financed its operations, capital investments and growth with funds generated from operations and from borrowings under a credit agreement with participating banks. Working capital increased as of March 31, 1996, compared to December 31, 1995. Inventories increased 17.7% from $25.80 million as of December 31, 1995, to $30.37 million as of March 31, 1996, resulting in a decrease of inventory turnover to 5.57 turns as of March 31, 1996, from 6.26 turns as of December 31, 1995. This was due primarily to changes in production schedules for two customers. One customer rescheduled orders for shipment in the first quarter of fiscal 1996 to the second and third quarters of fiscal 1996, and the other customer's production was delayed by component shortages in the first quarter of fiscal 1996. Accounts receivable increased 15.7% from $14.83 million as of December 31, 1995, to $17.15 million as of March 31, 1996, and the average collection period of accounts receivable increased to approximately 38 days as of March 31, 1996, from approximately 32 days as of December 31, 1995. This increase was due primarily to a change in the average payment terms across the customer base. Current customers have payment terms of 20 to 45 days, compared to net 10 day terms for IBM. Accounts payable increased 1.9% from $13.71 million as of December 31, 1995, to $13.96 million as of March 31, 1996. As of June 14, 1996, net current assets have declined approximately $2.1 million from March 31, 1996, due primarily to reductions in accounts receivable. The effect on EMD's liquidity and capital resources resulting from the changes in production schedules, average payment terms and the related increases in inventory and accounts receivable during the first quarter of fiscal 1996 was an increase in borrowings under EMD's credit agreement of approximately $5.6 million. However, as of June 14, 1996, borrowings under the credit agreement have been reduced by $2.7 million from March 31, 1996, and EMD's management believes that existing bank financing will be sufficient to meet EMD's currently scheduled operational and capital needs.



  Year Ended December 31, 1995


     EMD has financed its operations, capital investments and growth with funds generated from operations and from borrowings under a credit agreement with participating banks. EMD's working capital changed little from December 31, 1994 to December 31, 1995, reflecting similar levels of sales and business. Working capital was $26.27 million as of December 31, 1995, and $26.08 million as of December 31, 1994, an increase of less than 1%. Inventories increased 1.1% to $25.80 million as of December 31, 1995. Accounts receivable increased to $14.83 million at December 31, 1995 from $13.67 million at December 31, 1994, an increase of 8.5%.

     EMD's practice is to purchase components only after customer orders or authorizations are received. Supplies of electronic components and other materials used in operations are subject to industry-wide shortages. In certain instances, suppliers may allocate available quantities to EMD. The increase in demand for surface-mount components and the inability of many manufacturers to meet that demand may cause continued shortages with respect to certain capacitors and semiconductors.

     EMD's operations are subject to certain federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters. Some risk of costs and liabilities related to these matters is inherent in EMD's business, as with many similar businesses. Management believes that EMD's business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations.

     EMD's credit agreement with participating banks provides for a total credit facility of up to $25,000,000, outstanding amounts of which are due on June 30, 1997. The agreement is secured by virtually all assets of EMD, and interest is payable monthly in an amount equal to the bank's prime rate. EMD must pay a quarterly commitment fee of 3/8 of 1% on the average daily unused portion of the commitment. The agreement requires EMD to comply with certain covenants including minimum financial ratios, limitations on intercompany loans and advances, and capital expenditures. Under this agreement, EMD had $14,733,000 and $21,310,000 outstanding at December 31, 1995 and 1994, respectively. As of June 14, 1996, $17,583,000 was outstanding under this facility.

     In order to mitigate fluctuations in interest rate changes, EMD entered into an interest rate swap agreement which calls for monthly interest considerations for the differential between a fixed swap rate of 7.25% and the average monthly prime rate for the period on approximately $6,667,000 of the outstanding balance at December 31, 1995. The fair value of the interest rate swap agreement, based on estimated termination value at December 31, 1995, was $94,000. The prime rate was 8.50% at December 31, 1995 and 1994. On March 11, 1996, EMD terminated the swap agreement and received a termination payment of $146,000.

     EMD leases some of its manufacturing, office and materials handling facilities. Total rental expenses were $1,033,074 for 1995, $1,009,669 for 1994, and $975,427 for 1993. Some of the facilities are rented from a partnership whose partners are officers and major shareholders of EMD. These leases have terms of up to ten years, expiring through December 15, 2005, with annual renewals thereafter and are classified as operating leases. The lease agreements provide for base monthly rentals plus payments of executory costs such as property taxes, maintenance and insurance. Rent expense associated with these leases was $859,560 for 1995, $845,760 for 1994, and $831,600 for 1993.

     In March 1996, EMD agreed to terminate the lease of its Airport facility, and entered into a new sublease of the facility, for a term beginning on that date and continuing until October 31, 1996. EMD also entered into a new lease with the same partnership for another facility, currently used by DCM Tech, Inc., effective in August 1996, for a term of ten years. Termination of the lease of the Airport facility will result in writing off leasehold improvements to the facility made by EMD and not fully amortized, which had a net book value as of December 31, 1995 of about $129,000. In addition, EMD will incur moving expenses and expenses of improving and preparing the DCM facility for its use by EMD, estimated by management to be about $498,000.

     The business of EMD requires substantial capital investments. Total investments in property and equipment were $45.45 million at December 31, 1995. EMD's purchases of property and equipment were $3.90 million during 1995, $10.20 million during 1994, and $8.67 million during 1993. Some of EMD's equipment is subject to capital leases, with remaining principal payments as of December 31, 1995 of $1,421,546. Management believes EMD's facilities and equipment are adequate for its current business levels. However, substantial capital investments may be required to keep pace with changes in technology or to accommodate sales growth.

     EMD sponsors an employee stock ownership plan ("ESOP"), to which it has made discretionary contributions totaling $304,071 for 1995, $1,776,645 for 1994, and $2,035,624 for 1993. The 1994 contribution included 122,664 shares of EMD stock at $8.56 per share, for a total value of $1,050,004; and the ESOP contracted to purchase 46,730 shares at $8.56 per share, of which $100,000 was unpaid at December 31, 1995.

The 1993 contribution included 43,510 shares of EMD stock at $13.79 per share, for a total value of $600,003; and the ESOP contracted to purchase 29,008 shares at $13.79 per share, all of which was paid at December 31, 1995. As of December 31, 1995, the ESOP owned 787,706 shares of EMD, representing 15.1% of the outstanding shares. Under the terms of the ESOP, participating co-workers are generally entitled to receive distribution of EMD shares representing their interest in the plan upon retirement, and are entitled to put the shares to EMD unless the shares are then readily tradable on an established securities market. This repurchase liability may require substantial expenditures by EMD, the amount of which is undetermined and unfunded.

                                    EXPERTS

     The consolidated financial statements of EMD Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been included herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, Minneapolis, Minnesota, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Benchmark Electronics, Inc. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, Houston, Texas, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINION

     Bracewell & Patterson, L.L.P., Houston, Texas, has rendered an opinion that the shares of Benchmark Common Stock and Series A Preferred Stock to be issued in connection with the Merger have been duly authorized and, if and when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                           OF EMD TECHNOLOGIES, INC.

Consolidated Financial Statements for the Years Ended December 31, 1995, 1994 and
  1993:
  Independent Auditors' Report........................................................    F-2
  Consolidated Balance Sheets.........................................................    F-3
  Consolidated Statements of Income...................................................    F-4
  Consolidated Statements of Stockholders' Equity.....................................    F-5
  Consolidated Statements of Cash Flows...............................................    F-6
  Notes to Consolidated Financial Statements..........................................    F-7
Consolidated Financial Statements for the Three Months Ended March 31, 1996 and 1995
  (unaudited):
  Consolidated Balance Sheets (unaudited).............................................   F-15
  Consolidated Statements of Income (unaudited).......................................   F-16
  Consolidated Statements of Stockholders' Equity (unaudited).........................   F-17
  Consolidated Statements of Cash Flows (unaudited)...................................   F-18
  Notes to Consolidated Financial Statements (unaudited)..............................   F-19

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
EMD Technologies, Inc.

     We have audited the accompanying consolidated balance sheets of EMD Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EMD Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 31, 1996

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
                                            ASSETS
Current assets:
  Cash............................................................  $    184,313   $    101,285
  Accounts receivable -- net of allowance for doubtful accounts and sales returns of $82,000 and $164,000 as of 1995 and
     1994, respectively...........................................    14,830,785     13,670,859
  Inventories.....................................................    25,804,022     25,532,595
  Prepaid expense, including taxes, and other receivables.........       659,870      1,447,839
  Deferred income tax asset.......................................       564,348        751,516
  Other current assets............................................         3,642        285,007
  Net assets associated with discontinued operations..............     1,409,488      1,823,557
                                                                    ------------   ------------
          Total current assets....................................    43,456,468     43,612,658
Property and equipment............................................    45,450,763     44,049,337
  Less accumulated depreciation...................................   (24,856,574)   (20,569,295)
                                                                    ------------   ------------
          Net property and equipment..............................    20,594,189     23,480,042
Other assets......................................................        81,045         15,176
                                                                    ------------   ------------
          Total assets............................................  $ 64,131,702   $ 67,107,876
                                                                    ============   ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease
     obligations..................................................  $    716,512   $    965,078
  Accounts payable................................................    13,707,006     13,837,645
  Accrued taxes, other than income................................       593,392        808,195
  Other accrued liabilities.......................................     2,166,444      1,920,058
                                                                    ------------   ------------
          Total current liabilities...............................    17,183,354     17,530,976
Notes payable to bank -- long-term................................    14,733,000     21,310,000
Long-term debt and capital lease obligations, less current
  portion.........................................................       953,688      1,041,655
Deferred income tax liability.....................................     1,679,436      1,874,783
                                                                    ------------   ------------
          Total liabilities.......................................    34,549,478     41,757,414
Stockholders' equity:
  Common stock, no par value; 10,000,000 shares authorized;
     5,208,078 issued and outstanding at December 31, 1995, and
     1994.........................................................       156,526        156,526
  Paid in capital.................................................     1,652,104      1,663,146
  Retained earnings...............................................    27,873,594     23,830,790
  Unearned ESOP shares............................................      (100,000)      (300,000)
                                                                    ------------   ------------
          Total stockholders' equity..............................    29,582,224     25,350,462
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $ 64,131,702   $ 67,107,876
                                                                    ============   ============

          See accompanying notes to consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                           1995           1994           1993
                                                       ------------   ------------   ------------
Net sales............................................  $160,754,107   $168,530,943   $154,841,796
Cost of sales........................................   143,158,039    154,249,205    138,368,644
                                                       ------------   ------------   ------------
  Gross profit.......................................    17,596,068     14,281,738     16,473,152
Operating and administrative expenses................     9,663,295      9,471,743     10,002,004
                                                       ------------   ------------   ------------
  Operating income...................................     7,932,773      4,809,995      6,471,148
Other income (expense):
  Interest expense...................................      (909,038)    (1,523,204)      (683,719)
  Other income, including interest income of
     $460,748, $393,753 and $666,226 in 1995, 1994
     and 1993, respectively..........................       755,808        506,126        697,311
                                                       ------------   ------------   ------------
          Total other income (expense), net..........      (153,230)    (1,017,078)        13,592
                                                       ------------   ------------   ------------
  Income from continuing operations before income
     taxes...........................................     7,779,543      3,792,917      6,484,740
  Income tax expense.................................     3,023,602      1,485,292      2,585,130
                                                       ------------   ------------   ------------
  Income from continuing operations..................     4,755,941      2,307,625      3,899,610
Discontinued operations:
  Loss from discontinued operations (net of income
     tax benefit of $137,862, $178,309 and $311,189
     in 1995, 1994 and 1993, respectively)...........      (203,015)      (290,765)      (478,419)
  Loss on disposal of discontinued operations,
     including $363,659 of operating losses during
     the phaseout period (net of income tax expense
     of $15,743).....................................      (510,122)            --             --
                                                       ------------   ------------   ------------
  Loss from discontinued operations..................      (713,137)      (290,765)      (478,419)
                                                       ------------   ------------   ------------
          Net income.................................  $  4,042,804   $  2,016,860   $  3,421,191
                                                       ============   ============   ============
Earnings per share:
  Continuing operations..............................  $        .91   $        .45   $        .77
  Discontinued operations............................          (.13)          (.05)          (.09)
                                                       ------------   ------------   ------------
  Net income.........................................  $        .78   $        .40   $        .68
                                                       ============   ============   ============
Weighted average number of common shares
  outstanding........................................     5,208,078      5,086,086      5,042,858

          See accompanying notes to consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                       TOTAL
                                                COMMON     PAID IN      RETAINED      UNEARNED     STOCKHOLDERS'
                                                STOCK      CAPITAL      EARNINGS     ESOP SHARES      EQUITY
                                               --------   ----------   -----------   -----------   -------------
BALANCE AT DECEMBER 31, 1992.................  $156,526   $       --   $18,392,739    $(900,000)    $ 17,649,265
Net income...................................        --           --     3,421,191           --        3,421,191
Issuance of 43,510 shares of common stock....        --      600,003            --           --          600,003
Effect of difference between fair value and
  cost of shares released from collateral....        --      120,182            --           --          120,182
Cost of shares pledged as collateral.........        --           --            --     (400,000)        (400,000)
Cost of shares released from collateral......        --           --            --      900,000          900,000
                                               --------   ----------   -----------    ----------   -------------
BALANCE AT DECEMBER 31, 1993.................  $156,526   $  720,185   $21,813,930    $(400,000)    $ 22,290,641
Net income...................................        --           --     2,016,860           --        2,016,860
Issuance of 122,664 shares of common stock...        --    1,050,004            --           --        1,050,004
Effect of difference between fair value and
  cost of shares released from collateral....        --     (107,043)           --           --         (107,043)
Cost of shares pledged as collateral.........        --           --            --     (400,000)        (400,000)
Cost of shares released from collateral......        --           --            --      500,000          500,000
                                               --------   ----------   -----------    ----------   -------------
BALANCE AT DECEMBER 31, 1994.................  $156,526   $1,663,146   $23,830,790    $(300,000)    $ 25,350,462
Net income...................................        --           --     4,042,804           --        4,042,804
Effect of difference between fair value and
  cost of shares released from collateral....        --      (11,042)           --           --          (11,042)
Cost of shares released from collateral......        --           --            --      200,000          200,000
                                               --------   ----------   -----------    ----------   -------------
BALANCE AT DECEMBER 31, 1995.................  $156,526   $1,652,104   $27,873,594    $(100,000)    $ 29,582,224
                                               ========   ==========   ===========    =========     ============

          See accompanying notes to consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1995           1994          1993
                                                         -----------   ------------   -----------
Cash flows from operating activities:
  Net income...........................................  $ 4,042,804   $  2,016,860   $ 3,421,191
  Adjustments to reconcile net income to cash provided
     by (used in) operating activities:
     (Gain) loss on disposal of property and
       equipment.......................................     (280,155)      (102,872)       10,499
     Depreciation and amortization.....................    7,142,103      6,204,312     4,910,285
     Deferred income taxes.............................       (8,179)       215,980       403,165
     ESOP shares contribution and valuation allowance
       relating to previously unallocated ESOP
       shares..........................................      (11,042)       942,961       720,185
  Changes in operating assets and liabilities:
     Accounts receivable...............................  $(1,159,926)  $ (5,115,761)  $   (98,990)
     Inventories.......................................     (271,427)    (6,889,219)   (1,080,082)
     Prepaid expense, including taxes, and other
       receivables, and other current assets...........    1,069,334        623,649    (1,549,220)
     Net assets associated with discontinued
       operations......................................      414,069       (116,002)       21,120
     Accounts payable..................................     (130,639)     5,427,501       492,995
     Accrued taxes, other than income and other accrued
       liabilities.....................................       31,583        406,275       (51,081)
                                                         -----------    -----------   -----------
               Net cash provided by operating
                 activities............................   10,838,525      3,613,684     7,200,067
                                                         -----------    -----------   -----------
Cash flows from investing activities:
  Proceeds from disposal of property and equipment.....  $   766,289   $    168,590   $   101,461
  Purchase of property and equipment...................   (3,897,680)   (10,195,113)   (8,671,281)
  (Increase) decrease in other assets..................      (65,869)         2,518       (12,866)
                                                         -----------    -----------   -----------
               Net cash used in investing activities...   (3,197,260)   (10,024,005)   (8,582,686)
                                                         -----------    -----------   -----------
Cash flows from financing activities:
  Net proceeds from (payments on) notes payable to
     banks.............................................   (6,577,000)     7,000,000     2,388,000
  Principal payments on capital lease obligations......     (981,237)      (868,063)     (706,225)
                                                         -----------    -----------   -----------
               Net cash provided by (used in) financing
                 activities............................   (7,558,237)     6,131,937     1,681,775
                                                         -----------    -----------   -----------
  Net increase (decrease) in cash......................       83,028       (278,384)      299,156
  Cash at beginning of year............................      101,285        379,669        80,513
                                                         -----------    -----------   -----------
  Cash at end of year..................................  $   184,313   $    101,285   $   379,669
                                                         ===========    ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest..........................................  $   911,872   $  1,634,730   $   676,048
     Income taxes......................................    2,081,730        840,102     3,109,690
Supplemental schedule of noncash investing and
  financing activities:
  Long-term debt and capital lease obligations in
     exchange for property and equipment...............      844,704      1,223,409       576,916
  Net activity in notes receivable and payable relating
     to ESOP...........................................     (200,000)      (100,000)     (500,000)

          See accompanying notes to consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF BUSINESS

NATURE OF BUSINESS

     EMD Technologies, Inc. is the holding company for EMD Associates, Inc., DCM Tech, Inc., and MAP Leasing Co. EMD Associates, Inc. is a full service contract manufacturer offering design, assembly and testing of printed circuit board assemblies using leaded and surface mount technologies. DCM Tech, Inc. manufactures a line of automotive rebuilding equipment. MAP Leasing Co. is a leasing company providing direct finance leases for DCM Tech, Inc. customers.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of EMD Technologies, Inc. and its wholly owned subsidiaries, EMD Associates, Inc., DCM Tech, Inc., and MAP Leasing Co. (collectively, the Company). All intercompany accounts have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

INVENTORIES

     Inventories are valued at lower of cost or market. Cost is determined by the first in, first out method.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation and amortization are computed using the straight-line and double declining methods over estimated useful lives of three to twenty years. When assets are retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

INCOME TAXES

     Deferred tax assets and liabilities are recognized to give effect to future tax consequences of temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     Unless otherwise stated herein, the carrying amounts of the Company's financial instruments reported in the balance sheet approximate their fair value due to the relatively short periods to maturity of the instruments and/or variable interest rates of the instruments which approximate current market interest rates.

     The Company entered into an interest rate swap transaction in December 1993. The transaction effectively converted a significant portion of floating rate borrowings to fixed rate borrowings. The interest rate differential to be received or paid is recognized as an adjustment to interest expense. See Note 4 for additional information.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

REVENUE RECOGNITION

     Revenue is recognized upon shipment of product.

RECLASSIFICATIONS

     Certain amounts previously reported in the 1994 and 1993 financial statements have been reclassified to conform to the 1995 presentation.

EARNINGS PER SHARE

     Earnings per share are computed by dividing net income by the weighted average number of common shares outstanding.

STATEMENT OF CASH FLOWS

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(2)  INVENTORIES

     The major components of inventories are as follows:

                                                                     1995          1994
                                                                  -----------   -----------
    Work in process and finished goods..........................  $ 6,710,207   $ 5,181,171
    Raw materials...............................................   19,093,815    20,351,424
                                                                  -----------   -----------
                                                                  $25,804,022   $25,532,595
                                                                   ==========    ==========

     The Company has arrangements to maintain inventory levels on behalf of certain customers for which it receives material handling fees. During the years ended December 31, 1995, 1994 and 1993, the Company received $438,987, $389,156 and $662,447 respectively of such material handling fees. These fees were recorded as an increase to interest income.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                     1995          1994
                                                                  -----------   -----------
    Land........................................................  $    86,055   $    86,055
    Building....................................................    3,886,605     3,883,404
    Machinery and equipment.....................................   41,240,471    39,866,710
    Vehicles....................................................      237,632       213,168
                                                                  -----------   -----------
                                                                  $45,450,763   $44,049,337
                                                                   ==========    ==========

     Included in property and equipment are assets under capital leases with costs and accumulated depreciation of $2,477,097 and $772,832 as of December 31, 1995, and $2,950,845 and $930,137 as of December 31, 1994, respectively.

     Amortization of leased equipment is included in depreciation expense.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

(4)  NOTES PAYABLE TO BANKS -- LONG-TERM

     The Company has a credit agreement with participating banks which provides for a total credit facility of up to $25,000,000, outstanding amounts of which are due on June 30, 1997. The agreement is secured by virtually all assets of the Company and interest is payable monthly in an amount equal to the bank's prime rate. The Company must pay a quarterly commitment fee of 3/8 of 1 percent on the average daily unused portion of the commitment. The agreement requires the Company to comply with certain covenants including minimum financial ratios, limitations on intercompany loans and advances, and capital expenditures. Under this agreement, the Company had $14,733,000 and $21,310,000 outstanding at December 31, 1995, and 1994, respectively.

     In order to mitigate fluctuations in interest rate changes the Company has entered into an interest rate swap agreement which calls for monthly interest considerations for the differential between a fixed swap rate of 7.25% and the average monthly prime rate for the period on approximately $6,667,000 of the outstanding balance at December 31, 1995. The fair value of the interest rate swap agreement, based on estimated termination value at December 31, 1995, was $94,000.

     The prime rate was 8.50% at December 31, 1995, and 1994.

(5)  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long-term debt and capital lease obligations consists of the following:

                                                                      1995         1994
                                                                    ---------   ----------
    8.24% capital lease due in monthly installments of $4,671
      including interest through July 8, 1995; secured by
      equipment...................................................  $      --   $   31,814
    8.24% capital lease due in monthly installments of $17,834 including interest through October 15, 1995; secured by
      equipment...................................................         --      171,778
    8.24% capital lease due in monthly installments of $16,198 including interest through July 15, 1995; secured by
      equipment...................................................         --      110,329
    4.18% capital lease due in 6 monthly installments of $2,758 including interest and 30 monthly installments of $1,896
      including interest through October 15, 1995; secured by
      equipment...................................................         --       18,605
    8.03% capital lease due in monthly installments of $18,086 including interest through May 1, 1996; secured by
      equipment...................................................     88,644      289,710
    6.70% capital lease due in monthly installments of $11,348 including interest through January 16, 1997; secured by
      equipment...................................................    141,917      264,106
    7.47% capital lease due in monthly installments of $12,983 including interest through June 15, 1999 and a lump sum
      payment of $108,929 on June 15, 1999; secured by
      equipment...................................................    562,440      671,737
    9.26% capital lease due in monthly installments of $16,631 including interest through February 20, 1998; secured by
      equipment...................................................    390,440           --
    4.90% capital lease due in monthly installments of $9,686
      including interest through January 31, 1998, and a monthly installment of $9,283 including interest on February 28,
      1998; secured
      by equipment................................................    238,105           --

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                      1995         1994
                                                                    ---------   ----------
    Tax Increment Financing (TIF) agreement due in estimated
      annual installments of $25,000 including interest, starting
      August 1996 through August 2004.............................    148,654      148,654
    Notes payable to stockholders due in varying annual
      installments through December 1996, with interest at a rate of 1% above prime rate; secured by the shares purchased from
      the stockholders (see Note 9)...............................    100,000      300,000
                                                                    ---------   ----------
                                                                    1,670,200    2,006,733
    Less current portion..........................................   (716,512)    (965,078)
                                                                    ---------   ----------
                                                                    $ 953,688   $1,041,655
                                                                    =========    =========

     Aggregate annual maturities of long-term debt and future minimum capital lease payments as of December 31, 1995, are as follows:

                             YEAR ENDING DECEMBER 31
        -----------------------------------------------------------------
                  1996...................................................  $  716,512
                  1997...................................................     451,528
                  1998...................................................     203,495
                  1999...................................................     197,410
                  2000...................................................      17,447
                  Thereafter.............................................      83,808
                                                                           ----------
                                                                           $1,670,200
                                                                            =========

(6)  LEASE COMMITMENTS

     The Company leases manufacturing and office facilities from a partnership whose partners are officers and major stockholders of the Company. These leases have initial terms of three to ten years, expiring through December 15, 2005, with annual renewals thereafter and are classified as operating leases. The lease agreements provide for base monthly rentals plus payment of executory costs such as property taxes, maintenance and insurance. Total rent expense associated with these leases for the years ended December 31, 1995, 1994 and 1993 was $859,560, $845,760 and $831,600, respectively.

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1995, are as follows:

                             YEAR ENDING DECEMBER 31
        -----------------------------------------------------------------
                  1996...................................................  $  875,128
                  1997...................................................     850,050
                  1998...................................................     624,984
                  1999...................................................     624,984
                  2000...................................................     624,984
                  Thereafter.............................................   3,098,879
                                                                           ----------
                                                                           $6,699,009
                                                                            =========

     Rental expense for the years ended December 31, 1995, 1994 and 1993 was $1,033,074, $1,009,669 and $975,427, respectively.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

(7)  EMPLOYEE RETIREMENT AND BENEFIT PLANS

     The Company sponsors a 401(k) plan covering all employees with more than one year of service. The Company allows for a deferral of up to 7% of wages per year. The Company will match the employees deferral up to 3% of their wages. Total contributions by the Company for the years ended December 31, 1995, 1994 and 1993 were $458,774, $430,340 and $357,206, respectively.

     The Company has a cafeteria plan which qualifies under Section 125 of the Internal Revenue Code which provides employees with the opportunity to pay medical insurance premiums, medical expenses and dependent care expenses with pretax income.

(8)  INCOME TAXES

     Income tax expense was allocated as follows:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Income from continuing operations..................  $3,023,602   $1,485,292   $2,585,130
    Discontinued operations............................    (122,119)    (178,309)    (311,189)
                                                         ----------   ----------   ----------
                                                         $2,901,483   $1,306,983   $2,273,941
                                                          =========    =========    =========

     Income tax expense attributable to income from continuing operations consists of the following:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Current:
      Federal..........................................  $2,525,392   $  964,495   $1,710,598
      State............................................     506,389      304,817      471,367
                                                         ----------   ----------   ----------
                                                          3,031,781    1,269,312    2,181,965
    Deferred:
      Federal..........................................       1,512      257,980      329,744
      State............................................      (9,691)     (42,000)      73,421
                                                         ----------   ----------   ----------
                                                             (8,179)     215,980      403,165
                                                         ----------   ----------   ----------
              Total income tax expense.................  $3,023,602   $1,485,292   $2,585,130
                                                          =========    =========    =========

     Income tax expense attributable to continuing operations as shown in the accompanying consolidated financial statements differed from the "expected" tax expense computed by applying the U.S. federal statutory tax rate of 34% to pretax income from continuing operations as a result of the following:

                                                            1995         1994         1993
                                                         ----------   ----------   ----------
    Computed "expected" tax expense....................  $2,645,045   $1,289,592   $2,204,812
    State income taxes, net of federal income tax
      benefit..........................................     467,000      228,000      389,000
    Other net..........................................     (88,443)     (32,300)      (8,682)
                                                         ----------   ----------   ----------
                                                         $3,023,602   $1,485,292   $2,585,130
                                                          =========    =========    =========

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                     1995          1994
                                                                  -----------   -----------
    Deferred tax assets:
      Vacation accrual..........................................  $   274,679   $   269,977
      Bad debt, sales and inventory allowance...................      185,948       252,098
      Inventory capitalization costs............................       40,815       170,918
      Other.....................................................       62,906        58,523
                                                                  -----------   -----------
                                                                      564,348       751,516
    Deferred tax liabilities:
      Accelerated depreciation for tax purposes in excess of
         financial statement depreciation.......................   (1,679,436)   (1,833,965)
      Other.....................................................           --       (40,818)
                                                                  -----------   -----------
                                                                   (1,679,436)   (1,874,783)
                                                                  -----------   -----------
              Net deferred tax liability........................  $(1,115,088)  $(1,123,267)
                                                                   ==========    ==========

     The Company determined that no valuation allowance against deferred tax assets is required at December 31, 1995, or 1994. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Taxable income for the years ended December 31, 1995, 1994 and 1993 was $7,188,851, $2,829,677 and $4,966,106, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(9)  EMPLOYEE STOCK OWNERSHIP PLAN

     The Company sponsors a leveraged employee stock ownership plan (ESOP), the contributions to which are determined at the discretion of the Company's management and may not exceed 25% of eligible compensation of the covered employees. Employees begin to participate in the ESOP upon reaching age 18 and completing minimum service requirements. Participants become fully vested in their share of Company contributions immediately upon entry into the plan. The Company's contributions to the ESOP were $304,071, $1,776,645 and $2,035,624 for the years ended December 31, 1995, 1994 and 1993, respectively.

     In December 1994, the Company contributed 122,664 shares of previously unissued stock at $8.56 per share for a total value of $1,050,004. In addition, the ESOP contracted to purchase 46,730 shares of the Company's common stock at $8.56 per share using $200,009 of the cash it received from the Company and a note payable of $200,000 as payment thereof.

     In December 1993, the Company contributed 43,510 shares of previously unissued stock at $13.79 per share for a total value of $600,003. In addition, the ESOP contracted to purchase 29,008 shares of the Company's common stock at $13.79 per share using $200,020 of the cash it received from the Company and a note payable of $200,000 as payment thereof.

     In accordance with the American Institute of Certified Public Accountants' Statement of Position (SOP) 93-6 Employers' Accounting For Employee Stock Ownership Plans, the debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares on the balance sheet. As

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES
shares are committed to be released from collateral, the Company reports compensation income or expense equal to the current market price of the shares. The compensation income (expense) recorded during 1995, 1994 and 1993 relating to previously unallocated shares was ($10,201), $99,696 and ($110,638), respectively. The ESOP shares as of December 31 are as follows:

                                                               1995       1994       1993
                                                             --------   --------   --------
    Allocated shares.......................................   776,024    757,091    565,153
    Unrealized shares......................................    11,682     30,615     29,793
                                                             --------   --------   --------
    Total ESOP shares......................................   787,706    787,706    594,946
                                                             ========   ========   ========
    Fair value of unreleased shares at December 31.........  $116,586   $262,064   $410,845
                                                             ========   ========   ========

(10)  STOCKHOLDERS' AGREEMENT

     The stockholders of the Company have an agreement which prohibits them from transferring or encumbering their shares of the Company's common stock without first offering to sell such shares to the Company, the other stockholders or the trustees of the ESOP. The purchase price for shares of the common stock shall be established by an appraisal to determine the fair market value.

(11)  DISCONTINUED OPERATIONS

     In September 1995, the Company announced a plan to sell 100% of the stock of two wholly owned subsidiaries, DCM Tech, Inc. and MAP Leasing Co., to an officer and major stockholder of the Company. On January 2, 1996, the stock was sold in return for a promissory note of approximately $1,300,000, resulting in a loss on disposal of $130,720. The note is payable in 20 equal quarterly installments of principal, plus interest on the unpaid balance at a variable rate equal to the rate paid by the Company on its bank borrowing, beginning April 1, 1996, through January 1, 2001. The note is secured by the shares of DCM Tech, Inc. and MAP Leasing Co.

     The loss on disposition of the subsidiaries has been accounted for as discontinued operations and the prior year financial statements have been reclassified to reflect the discontinuation of the subsidiaries. Revenues related to the discontinued operations were $4,274,330, $3,940,533 and $3,110,989 for the years ended December 31, 1995, 1994 and 1993, respectively.

(12)  CONCENTRATIONS OF BUSINESS AND CREDIT RISK

     The Company operates primarily domestically in the electronics industry, in the electronics manufacturing services industry segment. For the years ended December 31, 1995, 1994 and 1993, sales to one customer accounted for 41%, 67% and 81% of net sales of the Company. Additionally, for the year ended December 31, 1995, another customer accounted for 24% of net sales of the Company. No other customer accounted for more than 10% of net sales.

     The Company uses numerous suppliers of electronic components and other materials for its operations. Some components used by the Company have been subject to industry-wide shortages, and suppliers have been forced to allocate available quantities among their customers. The Company's inability to obtain any needed components during periods of allocation could cause delays in manufacturing and could adversely affect results of operations.

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off-balance sheet) that arise from financial instruments, exist for groups of customers or counterparties when they have similar

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES
economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

     The Company's customers operate in businesses associated with rapid technological change and consequent product obsolescence. Developments adverse to the electronics industry, the Company's customers or their products could impact the Company's overall credit risk.

     The Company extends credit based on an evaluation of its customers' financial condition and generally does not require collateral or other security interest. The Company would incur an accounting loss equal to the carrying value of the customer's accounts receivable if its customer failed to perform according to the terms of the credit agreement. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

     At December 31, 1995, one of the Company's customers was experiencing cash flow problems. Its bank line of credit was frozen due to covenant violations, which resulted in the customer's inability to remain current with its obligations to the Company. The outstanding receivable at December 31, 1995, from this customer was approximately $1,500,000. In January 1996, the customer's bank line of credit was amended and restated and all previous defaults and violations were waived by their lending group. The Company continues to do business with this customer and has developed a program to collect past due receivables over the near term. Management believes no loss will be incurred.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                                                     MARCH 31,     DECEMBER 31,
                                                                        1996           1995
                                                                    ------------   ------------
                                                                    (UNAUDITED)
Current assets:
  Cash............................................................  $    123,699   $    184,313
  Accounts receivable -- net of allowance for doubtful accounts
     and sales returns of $82,000.................................    17,153,039     14,830,785
  Inventories.....................................................    30,374,621     25,804,022
  Prepaid expenses, including taxes, and other receivables........       431,531        659,870
  Deferred income tax asset.......................................       594,348        564,348
  Other current assets............................................           486          3,642
  Net assets associated with discontinued operations..............            --      1,409,488
                                                                    ------------   ------------
          Total current assets....................................    48,677,724     43,456,468
Property and equipment............................................    45,502,141     45,450,763
  Less accumulated depreciation...................................   (26,045,748)   (24,856,574)
                                                                    ------------   ------------
          Net property equipment..................................    19,456,393     20,594,189
Other assets......................................................       238,126         81,045
Notes receivable..................................................     1,410,510             --
                                                                    ------------   ------------
          Total assets............................................  $ 69,782,753   $ 64,131,702
                                                                    ============   ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease
     obligations..................................................  $    650,628   $    716,512
  Accounts payable................................................    13,964,877     13,707,006
  Accrued taxes, other than income................................       403,269        593,392
  Other accrued liabilities.......................................     1,561,280      2,166,444
                                                                    ------------   ------------
          Total current liabilities...............................    16,580,054     17,183,354
Notes payable to bank -- long term................................    20,283,000     14,733,000
Long-term debt and capital lease obligations, less current
  portion.........................................................       838,854        953,688
Deferred income tax liability.....................................     1,649,436      1,679,436
                                                                    ------------   ------------
          Total liabilities.......................................    39,351,344     34,549,478
Stockholders' equity:
  Common stock, no par value. 10,000,000 shares authorized;
     5,208,078 issued and outstanding.............................       156,526        156,526
  Paid in capital.................................................     1,652,104      1,652,104
  Retained earnings...............................................    28,722,779     27,873,594
  Unearned ESOP shares............................................      (100,000)      (100,000)
                                                                    ------------   ------------
          Total stockholders' equity..............................    30,431,409     29,582,224
                                                                    ------------   ------------
          Total liabilities and stockholders' equity..............  $ 69,782,753   $ 64,131,702
                                                                    ============   ============

     See accompanying notes to condensed consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                     THREE MONTHS ENDED MARCH
                                                                                31,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Net sales.........................................................  $39,099,582     $43,759,477
Cost of sales.....................................................   36,023,089      37,856,922
                                                                    -----------     -----------
          Gross profit............................................    3,076,493       5,902,485
Operating and administrative expenses.............................    1,875,095       2,538,452
                                                                    -----------     -----------
          Operating income........................................    1,201,398       3,364,033
Operating income (expense):
  Interest expense................................................     (353,015)       (361,845)
  Other income including interest income of $165,136 in 1996 and
     $152,017 in 1995.............................................      391,646         293,059
                                                                    -----------     -----------
  Total other expense, net........................................       38,631         (68,786)
                                                                    -----------     -----------
          Income from continuing operations before income taxes...    1,240,029       3,295,247
Income tax expense................................................      390,844       1,333,520
                                                                    -----------     -----------
          Income from continuing operations.......................      849,185       1,961,727
Discontinued operations:
  Loss from discontinued operations (net of income tax benefit
     of $8,154)...................................................           --          (6,246)
  Loss on disposal of discontinued operations.....................           --              --
                                                                    -----------     -----------
          Loss from discontinued operations.......................           --          (6,246)
                                                                    -----------     -----------
          Net income..............................................  $   849,185     $ 1,955,481
                                                                     ==========      ==========
Earnings per share:
  Continuing operations...........................................  $       .16     $       .38
                                                                    -----------     -----------
  Discontinued operations.........................................           --              --
                                                                    -----------     -----------
  Net income......................................................  $       .16     $       .38
                                                                    -----------     -----------
Weighted average number of common shares outstanding..............  $ 5,208,078     $ 5,208,078
                                                                     ==========      ==========

     See accompanying notes to condensed consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONDENSED CONSOLIDATED STATEMENTS
                            OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                            UNEARNED         TOTAL
                                    COMMON      PAID IN       RETAINED        ESOP       STOCKHOLDERS'
                                    STOCK       CAPITAL       EARNINGS       SHARES         EQUITY
                                   --------    ----------    -----------    ---------    -------------
Balance at December 31, 1994.....  $156,526    $1,663,146    $23,830,790    $(300,000)    $ 25,350,462
Net income.......................        --            --      4,042,804           --        4,042,804
Effect of difference between fair
  value and cost of shares
  released from collateral.......        --       (11,042)            --           --          (11,042)
Cost of shares released from
  collateral.....................        --            --             --      200,000          200,000
                                   --------    ----------    -----------    ---------      -----------
Balance at December 31, 1995.....  $156,526    $1,652,104    $27,873,594    $(100,000)    $ 29,582,224
                                   ========    ==========    ===========    =========      ===========
Net income.......................        --            --        849,185           --          849,185
Effect of difference between fair
  value and cost of shares
  released from collateral.......        --            --             --           --               --
Cost of shares released from
  collateral.....................        --            --             --           --               --
                                   --------    ----------    -----------    ---------      -----------
Balance at March 31, 1996........  $156,526    $1,652,104    $28,722,779    $(100,000)    $ 30,431,409
                                   ========    ==========    ===========    =========      ===========

     See accompanying notes to condensed consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED MARCH 31,
                                                                   ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
Cash flows from operating activities:
  Net income......................................................  $   849,185     $ 1,955,481
  Adjustments to reconcile net income to cash provided by (used
     in) operating activities:
     Gain on disposal of property and equipment...................      (79,327)       (132,071)
     Depreciation and amortization................................    1,779,596       1,811,780
     Deferred income taxes........................................      (60,000)             --
     Changes in operating assets and liabilities:
       Accounts receivable........................................   (2,322,254)        710,055
       Inventories................................................   (4,570,599)      5,144,809
       Prepaid expense, including taxes, and other receivables,
        and other current assets..................................      231,495         997,141
       Net assets associated with discontinued operations.........    1,409,488          64,435
       Accounts payable...........................................      257,871         602,160
       Accrued taxes, other than income and other accrued
        liabilities...............................................     (795,287)        393,536
                                                                    -----------     -----------
          Net cash provided by (used in) operating activities.....   (3,299,832)     11,547,326
                                                                    -----------     -----------
Cash flows from investing activities:
  Proceeds from disposal of property and equipment................      108,648         172,976
  Purchase of property and equipment..............................     (670,809)     (1,945,589)
  (Increase) decrease in other assets.............................     (157,393)          9,949
                                                                    -----------     -----------
          Net cash used in investing activities...................     (719,554)     (1,762,664)
                                                                    -----------     -----------
Cash flows from financing activities:
  Net proceeds from (payments on) notes payable to banks..........    5,550,000      (9,635,000)
  Principal payments on capital lease obligations.................     (180,718)       (233,635)
  Increase in notes receivable....................................   (1,410,510)             --
                                                                    -----------     -----------
          Net cash provided by (used in) financing activities.....    3,958,772      (9,868,635)
                                                                    -----------     -----------
Net decrease in cash..............................................      (60,614)        (83,973)
Cash at beginning of year.........................................      184,313         101,285
                                                                    -----------     -----------
Cash at end of period.............................................  $   123,699     $    17,312
                                                                     ==========      ==========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest.....................................................  $   312,672     $   362,334
     Income taxes.................................................           --              --
Supplemental schedule of noncash investing and financing
  activities:
  Long-term debt and capital lease obligations in exchange for
     property and equipment.......................................           --         844,704
  Net activity in notes receivable and payable relating to ESOP...           --              --

     See accompanying notes to condensed consolidated financial statements.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements reflect all normal and recurring adjustments which in the opinion of management are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for the year ended December 31, 1995.

(2) EARNINGS PER SHARE

     Earnings per share are computed by dividing net income by the weighted average number of common shares outstanding.

(3) INVENTORIES

     The major components of inventories are as follows:

                                                                 MARCH 31,      DECEMBER 31,
                                                                   1996            1995
                                                                -----------     -----------
                                                                (UNAUDITED)
    Work in process and finished goods........................  $ 9,184,754     $ 6,710,207
    Raw materials.............................................   21,189,867      19,093,815
                                                                -----------     -----------
                                                                $30,374,621     $25,804,022
                                                                ===========     ===========

     The Company has arrangements to maintain inventory levels on behalf of certain customers for which it receives material handling fees. During the three months ended March 31, 1996 and 1995, the Company received $143,936 (unaudited) and $151,645 (unaudited) respectively of such material handling fees. These fees were recorded as an increase to interest income.

(4) NOTES PAYABLE TO BANKS -- LONG-TERM

     The Company has a credit agreement with participating banks which provides for a total credit facility of up to $25,000,000 (unaudited), outstanding amounts of which are due on June 30, 1997. The agreement is secured by virtually all assets of the Company and interest is payable monthly in an amount equal to the bank's prime rate. The Company must pay a quarterly commitment fee of 3/8 of 1 percent (unaudited) on the average daily unused portion of the commitment. The agreement requires the Company to comply with certain covenants including minimum financial ratios, limitations on intercompany loans and advances, and capital expenditures. Under this agreement, the Company had $10,283,000 (unaudited) and $14,733,000 outstanding at March 31, 1996 and December 31, 1995, respectively.

     In order to mitigate fluctuations in interest rate changes the Company had entered into an interest rate swap agreement which calls for monthly interest considerations for the differential between a fixed swap rate of 7.25% (unaudited) and the average monthly prime rate for the period (unaudited) on approximately $6,667,000 (unaudited) of the outstanding balance at December 31, 1995. The fair value of the interest rate swap agreement, based on estimated termination value at December 31, 1995, was $94,000. On March 11, 1996, the Company terminated the swap agreement and received a termination payment of $146,000 (unaudited).

     The prime rate was 8.25% at March 31, 1996 (unaudited) and 8.50% at December 31, 1995.

                    EMD TECHNOLOGIES, INC. AND SUBSIDIARIES

(5) INCOME TAXES

     Total income taxes was allocated as follows:

                                                                            THREE MONTHS
                                                                           ENDED MARCH 31,
                                                                      ------------------------
                                                                        1996           1995
                                                                      ---------     ----------
                                                                      (UNAUDITED)   (UNAUDITED)
     Income from continuing operations..............................  $ 390,844     $1,333,520
     Discontinued operations........................................         --         (8,154)
                                                                      ---------     ----------
                                                                      $ 390,844     $1,325,366
                                                                      =========     ==========

     Income tax expense attributable to income from continuing operations consists of the following:

                                                                            THREE MONTHS
                                                                           ENDED MARCH 31,
                                                                      ------------------------
                                                                        1996           1995
                                                                      ---------     ----------
                                                                      (UNAUDITED)   (UNAUDITED)
     Current:
          Federal...................................................  $ 295,000     $1,120,384
          State.....................................................    155,844        213,136
                                                                      ---------     ----------
                                                                        450,844      1,333,520
     Deferred.......................................................    (60,000)            --
                                                                      ---------     ----------
     Total income tax expense                                         $ 390,844     $1,333,520
                                                                      =========     ==========

     Income tax expense attributable to continuing operations as shown in the accompanying condensed consolidated financial statements differed from the "expected" tax expense computed by applying the U.S. federal statutory tax rate of 34% to pretax income from continuing operations as a result of the following:

                                                                           THREE MONTHS
                                                                          ENDED MARCH 31,
                                                                      ------------------------
                                                                        1996           1995
                                                                      ---------     ----------
                                                                      (UNAUDITED)   (UNAUDITED)
     Computed "expected" tax expense................................  $ 421,610     $1,120,384
     State income taxes, net of federal income tax benefit..........     52,000        198,000
     EMD FSC benefit................................................   (111,000)            --
     Other, net.....................................................     28,234         15,136
                                                                      ---------     ----------
                                                                      $ 390,844     $1,333,520
                                                                      =========      =========

(6) DISCONTINUED OPERATIONS

     In September 1995, the Company announced a plan to sell 100% of the stock of two wholly owned subsidiaries, DCM Tech, Inc. and MAP Leasing Co., to an officer and major stockholder of the Company. On January 2, 1996 the stock was sold in return for a promissory note of $1,410,510 resulting in a loss on disposal of $130,720. The note is payable in 20 equal quarterly installments of principal, plus interest on the unpaid balance at a variable rate equal to the rate paid by the Company on its bank borrowing, beginning April 1, 1996 through January 1, 2001. The note is secured by the shares of DCM Tech, Inc. and MAP Leasing Co. The loss on disposition of the subsidiaries has been accounted for as discontinued operations. Revenues related to the discontinued operations were $1,309,930 (unaudited) for the three months ended March 31, 1995.


                                                                      APPENDIX A
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG
                          BENCHMARK ELECTRONICS, INC.,
                         ELECTRONICS ACQUISITION, INC.,
                            EMD TECHNOLOGIES, INC.,
                                DAVID H. ARNOLD
                                      AND
                               DANIEL M. RUKAVINA

                                 MARCH 27, 1996

- --------------------------------------------------------------------------------

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                               TABLE OF CONTENTS

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                                          ARTICLE I
THE MERGER; THE SURVIVING CORPORATION..................................................  A-9
  1.1.   The Merger....................................................................  A-9
  1.2.   Articles of Incorporation and By-Laws of the Surviving Corporation............  A-9
  1.3.   Directors and Officers of the Surviving Corporation...........................  A-9
  1.4.   Closing.......................................................................  A-9
  1.5.   Effective Time................................................................  A-9
  1.6.   Further Assurances............................................................  A-10
                                         ARTICLE II
CONVERSION OR CANCELLATION OF SHARES...................................................  A-10
  2.1.   EMD Common Stock..............................................................  A-10
  2.2.   Newco Common Stock............................................................  A-11
  2.3.   Exchange of EMD Common Stock for Merger Consideration.........................  A-11
  2.4.   Transfers After the Effective Time............................................  A-12
  2.5.   Fractional Shares.............................................................  A-12
  2.6.   Dissenting Shares.............................................................  A-13
  2.7.   Limitation on Issuance of Benchmark Common Stock..............................  A-13
                                         ARTICLE III
REPRESENTATIONS AND WARRANTIES.........................................................  A-13
  3.1.   Representations and Warranties of EMD.........................................  A-13
         (a)    Corporate Organization and Qualification...............................  A-13
         (b)    Authorized Capital.....................................................  A-14
         (c)    Corporate Authority....................................................  A-14
         (d)    No Conflicts or Violations.............................................  A-15
         (e)    Licenses; Compliance with Laws.........................................  A-15
         (f)    Financial Statements...................................................  A-15
         (g)    Absence of Certain Changes.............................................  A-15
         (h)    Information in Form S-4................................................  A-16
         (i)    Governmental Filings and Consents......................................  A-16
         (j)    Litigation.............................................................  A-16
         (k)    Undisclosed Liabilities................................................  A-16
         (l)    Employment and Noncompetition Agreements...............................  A-17
         (m)    Material Contracts.....................................................  A-17
         (n)    Powers of Attorney and Certain Authorized Persons......................  A-17
         (o)    Title to and Condition of Property.....................................  A-17
         (p)    Patents, Copyrights, Service Marks and Trademarks......................  A-18
         (q)    Insurance..............................................................  A-18
         (r)    Labor Matters..........................................................  A-18
         (s)    Employee Benefit Plans.................................................  A-18
         (t)    Transactions with Affiliates...........................................  A-19
         (u)    Environmental Matters..................................................  A-19
         (v)    Tax Matters............................................................  A-21
         (w)    Financial Advisors.....................................................  A-22
         (x)    Inventories and Receivables............................................  A-23
         (y)    Future Product Deliveries..............................................  A-23
         (z)    Warranty Claims........................................................  A-23
         (aa)   Availability of Assets.................................................  A-23
         (bb)   Relations with Customers and Suppliers.................................  A-24
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         (cc)   Absence of Certain Commercial Practices................................  A-24
         (dd)   Books and Records......................................................  A-24
         (ee)   Disclosure.............................................................  A-24
         (ff)   Materiality............................................................  A-25
  3.2.   Representations and Warranties of Benchmark and Newco.........................  A-25
         (a)    Corporate Organization and Qualification...............................  A-25
         (b)    Corporate Authority....................................................  A-25
         (c)    No Conflicts or Violations.............................................  A-25
         (d)    Benchmark Reports; Financial Statements................................  A-25
         (e)    Absence of Certain Changes.............................................  A-26
         (f)    Governmental Filings and Consents......................................  A-26
         (g)    Litigation.............................................................  A-26
         (h)    Financial Advisors.....................................................  A-26
         (i)    Capitalization of Benchmark; Benchmark Common Stock; Newco.............  A-26
         (j)    Compliance with Laws...................................................  A-26
         (k)    Disclosure.............................................................  A-27
         (l)    Information in Form S-4................................................  A-27
  3.3.   Disclosure in Disclosure Letter...............................................  A-27
  3.4.   Disclosure Letter; Amendments.................................................  A-27
  3.5.   Knowledge.....................................................................  A-27
                                         ARTICLE IV
COVENANTS..............................................................................  A-27
  4.1.   Acquisition Transactions......................................................  A-27
  4.2.   Certain Covenants of EMD and the Founding Shareholders........................  A-28
         (a)    Interim Operations of EMD..............................................  A-28
         (b)    Negative Covenants.....................................................  A-29
         (c)    Other Operational Covenants............................................  A-29
         (d)    Rule 145 Letters.......................................................  A-30
         (e)    Inspection and Access to Information...................................  A-30
         (f)    Consultations..........................................................  A-30
         (g)    No Transactions in Benchmark or EMD Common Stock.......................  A-30
  4.3.   Certain Covenants of Benchmark and Newco......................................  A-30
         (a)    Consent of Benchmark...................................................  A-30
         (b)    No Purchase of Benchmark Common Stock..................................  A-31
         (c)    Benchmark Shareholders' Meeting........................................  A-31
         (d)    ESOP Amendments........................................................  A-31
         (e)    EMD Benefit Plans; COBRA Continuation Coverage.........................  A-31
         (f)    Board Nominations......................................................  A-31
  4.4.   Meeting of Shareholders of EMD................................................  A-32
         (a)    EMD Shareholder Meeting................................................  A-32
         (b)    Form S-4; Prospectus...................................................  A-32
  4.5.   Certain Additional Covenants of the Parties...................................  A-32
         (a)    Certain Filings, Consents and Arrangements.............................  A-32
         (b)    Notification of Certain Matters........................................  A-32
         (c)    Reasonable Efforts.....................................................  A-32
         (d)    Blue Sky Laws..........................................................  A-32
  4.6.   Certain Covenants of the Founding Shareholders................................  A-32
         (a)    Restrictions on Transfers..............................................  A-32
         (b)    Voting, Ownership and Other Restrictions...............................  A-33
         (c)    Legend and Stop Transfer Order.........................................  A-34
         (d)    Additional Limitations on Transfer.....................................  A-34
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         (e)    Permitted Transfers....................................................  A-34
         (f)    Procedures for Transfer................................................  A-35
         (g)    Specific Enforcement; Other Remedies...................................  A-36
         (h)    Vote in Favor of the Merger............................................  A-36
                                          ARTICLE V
CONDITIONS TO CLOSING..................................................................  A-36
  5.1.   Conditions to the Obligations of Benchmark and Newco..........................  A-36
         (a)    Representations and Warranties.........................................  A-36
         (b)    EMD Shareholder Approval...............................................  A-36
         (c)    Pending Litigation; Insolvency.........................................  A-36
         (d)    Other Consents and Filings.............................................  A-36
         (e)    Tax Opinion............................................................  A-36
         (f)    Opinion of EMD Counsel.................................................  A-37
         (g)    Noncompetition Agreement...............................................  A-37
         (h)    Escrow Agreement.......................................................  A-37
         (i)    Form S-4; "Blue Sky" Permits...........................................  A-37
         (j)    Rule 145 Letters.......................................................  A-37
         (k)    Comfort Letter.........................................................  A-37
         (l)    Lease of EMD East Facility.............................................  A-37
         (m)    Lease of EMD West Parking Area.........................................  A-37
         (n)    Owner's Title Policies.................................................  A-37
         (o)    Leasehold Policies of Title Insurance..................................  A-37
         (p)    Title Opinion..........................................................  A-38
         (q)    Surveys................................................................  A-38
         (r)    Non-Disturbance Agreements.............................................  A-38
         (s)    Consent and Estoppel...................................................  A-38
         (t)    Indemnification Relating to Transfer of Subsidiaries...................  A-38
         (u)    American Stock Exchange Listing........................................  A-38
         (v)    Certain Employees......................................................  A-38
         (w)    Due Diligence..........................................................  A-38
         (x)    Certain Regulatory Matters.............................................  A-38
  5.2.   Conditions to the Obligations of EMD..........................................  A-39
         (a)    Representations and Warranties.........................................  A-39
         (b)    EMD Shareholder Approval...............................................  A-39
         (c)    Injunction.............................................................  A-39
         (d)    Governmental Filings and Consents......................................  A-39
         (e)    Opinion of Benchmark's Counsel.........................................  A-39
         (f)    Tax Opinion............................................................  A-39
         (g)    Form S-4; "Blue Sky" Permits...........................................  A-39
         (h)    American Stock Exchange Listing........................................  A-39
         (i)    Agreement to Vote for Conversion.......................................  A-39
                                         ARTICLE VI
TERMINATION............................................................................  A-40
  6.1.   Termination by Mutual Consent.................................................  A-40
  6.2.   Termination by Benchmark, Newco or EMD........................................  A-40
  6.3.   Termination by Benchmark......................................................  A-40
  6.4.   Termination by EMD............................................................  A-40
  6.5.   Effect of Termination.........................................................  A-40
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                                         ARTICLE VII
MISCELLANEOUS; GENERAL.................................................................  A-41
  7.1.   Fees and Expenses.............................................................  A-41
  7.2.   Survival......................................................................  A-41
  7.3.   Indemnification...............................................................  A-41
         (a)    Indemnification of Benchmark and the Surviving Corporation.............  A-41
         (b)    Indemnification of Holders of EMD Common Stock.........................  A-41
         (c)    Exceptions and Limitations.............................................  A-42
  7.4.   Notice and Defense of Third-Party Claims......................................  A-42
         (a)    Notice.................................................................  A-42
         (b)    Assumption of Defense..................................................  A-42
         (c)    Participation by Other Parties.........................................  A-43
         (d)    Settlement.............................................................  A-43
         (e)    Notice to Both Founding Shareholders...................................  A-43
  7.5.   No Third Party Reliance.......................................................  A-43
  7.6.   Remedies Exclusive............................................................  A-43
  7.7.   Modification or Amendment.....................................................  A-43
  7.8.   Waiver of Conditions..........................................................  A-44
  7.9.   Counterparts..................................................................  A-44
 7.10    Governing Law.................................................................  A-44
 7.11.   Arbitration...................................................................  A-44
 7.12.   Notices.......................................................................  A-44
 7.13.   Disclosure Letter and Exhibits; Entire Agreement..............................  A-45
 7.14.   Assignment....................................................................  A-45
 7.15.   Obligation of Benchmark and Newco or EMD......................................  A-46
 7.16.   Titles and Captions...........................................................  A-46
 7.17.   Public Statements.............................................................  A-46

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                                    EXHIBITS

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Exhibit 1.5       -- Form of Articles of Merger
Exhibit 2.1(e)    -- Example of Recalculation of Cash Amount and Share Fraction
Exhibit 2.3(a)    -- Form of Letter of Transmittal
Exhibit 2.3(d)    -- Form of Escrow Agreement
Exhibit 2.7       -- Form of Statement of Resolution Establishing Series of Shares
Exhibit 4.2(d)    -- Form of Rule 145 Letter
Exhibit 5.1(f)    -- Matters to be Covered in Opinion of EMD's Counsel
Exhibit 5.1(g)    -- Form of Noncompetition Agreement
Exhibit 5.1(l)    -- Form of Amendment to Lease of EMD East Facility
Exhibit 5.1(m)    -- Form of Amendment to Lease of EMD West Parking Area
Exhibit 5.1(r)    -- Form of Non-Disturbance Agreement
Exhibit 5.1(s)    -- Form of Landlord Consent and Estoppel
Exhibit 5.1(t)    -- Form of Indemnification Agreement relating to Transfer of EMD Subsidiaries
Exhibit 5.2(e)    -- Matters to be Covered in Opinion of Benchmark's Counsel

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                              INDEX OF DEFINITIONS

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                                     DEFINITION                                        PAGE
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Acquisition Transactions.............................................................  A-28
Agreement............................................................................   A-9
Articles of Merger...................................................................   A-9
Backlog Report.......................................................................  A-38
Benchmark............................................................................   A-9
Benchmark Common Stock...............................................................  A-10
Benchmark Reports....................................................................  A-25
Benchmark Indemnified Parties........................................................  A-41
Benchmark Measurement Price..........................................................  A-10
Cash Amount..........................................................................  A-10
CERCLA...............................................................................  A-20
Closing..............................................................................   A-9
Closing Date.........................................................................   A-9
Closing Price........................................................................  A-11
Code.................................................................................   A-9
Computation Period...................................................................  A-10
Confidentiality Agreement............................................................  A-30
Constituent Corporations.............................................................   A-9
Damages..............................................................................  A-41
DCM Facility.........................................................................  A-37
Disclosure Letter....................................................................  A-14
Dissenting Shares....................................................................  A-13
Effective Time.......................................................................  A-10
EMD..................................................................................   A-9
EMD Benefit Plans....................................................................  A-18
EMD Business.........................................................................  A-15
EMD Certificates.....................................................................  A-11
EMD Common Stock.....................................................................  A-10
EMD East Facility....................................................................  A-37
EMD ESOP.............................................................................  A-31
EMD Indemnified Parties..............................................................  A-41
EMD Shareholder Meeting..............................................................  A-32
EMD West Parking Area................................................................  A-37
Environmental Laws...................................................................  A-20
Environmental Permit.................................................................  A-20
ERISA................................................................................  A-18
Excess Expense Amount................................................................  A-41
Exchange Ratio.......................................................................  A-10
Financial Statements.................................................................  A-15
Form S-4.............................................................................  A-16
Founding Shareholders................................................................   A-9
GAAP.................................................................................  A-15
Gain-Sharing Plan....................................................................  A-29
Governmental Consents................................................................  A-16
Governmental Filings.................................................................  A-16
Hazardous Material...................................................................  A-20
HSR Act..............................................................................  A-16
Indemnified Persons..................................................................  A-41
Letter of Transmittal................................................................  A-11

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                                     DEFINITION                                        PAGE
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Liabilities..........................................................................  A-16
Licenses.............................................................................  A-15
Material Contracts...................................................................  A-17
MBCA.................................................................................   A-9
Mean Price...........................................................................  A-10
Merger...............................................................................   A-9
Merger Consideration.................................................................  A-10
Newco................................................................................   A-9
Permitted Transfers..................................................................  A-34
Potential Acquiror...................................................................  A-28
Proposed Transferee..................................................................  A-35
Prospectus...........................................................................  A-16
RCRA.................................................................................  A-20
Release..............................................................................  A-21
Representatives......................................................................  A-30
Repurchase Price.....................................................................  A-35
Rule 145 Affiliates..................................................................  A-30
Rule 145 Letters.....................................................................  A-30
Schedules............................................................................  A-14
SEC..................................................................................  A-25
Securities Act.......................................................................  A-16
Series A Preferred Stock.............................................................  A-13
Share Fraction.......................................................................  A-10
Share Maximum........................................................................  A-13
Subsidiary...........................................................................  A-14
Surviving Corporation................................................................   A-9
Tax Returns..........................................................................  A-21
Tax..................................................................................  A-21
TBCA.................................................................................   A-9
Third-Party Claim....................................................................  A-42
Trading Price........................................................................  A-10
Transfer.............................................................................  A-33
Transfer Notice......................................................................  A-35
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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 27, 1996, is by and among Benchmark Electronics, Inc., a Texas corporation ("Benchmark"), Electronics Acquisition, Inc., a Texas corporation and wholly owned subsidiary of Benchmark ("Newco"), EMD Technologies, Inc. a Minnesota corporation ("EMD"), and Messrs. David H. Arnold and Daniel M. Rukavina (the "Founding Shareholders"). Newco and EMD are sometimes collectively referred to herein as the "Constituent Corporations."

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Benchmark, Newco and EMD have approved the Merger (as defined below) of EMD with and into Newco upon the terms and subject to the conditions set forth herein and in accordance with the Minnesota Business Corporation Act (the "MBCA") and the Texas Business Corporation Act (the "TBCA"); and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will be a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a purchase;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, agreements and conditions specified in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                     THE MERGER; THE SURVIVING CORPORATION

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.5), EMD shall be merged with and into Newco and the separate corporate existence of EMD shall thereupon cease (the "Merger"). Newco shall be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas, and the separate corporate existence of Newco, with all the rights, privileges, powers and franchises of each of the Constituent Corporations, shall continue unaffected by the Merger. The Merger shall have the effects specified in the MBCA and the TBCA.

     1.2. Articles of Incorporation and By-Laws of the Surviving
Corporation. The Articles of Incorporation and the By-Laws of Newco in effect at the Effective Time shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the TBCA.

     1.3. Directors and Officers of the Surviving Corporation. The directors and officers of Newco immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.

     1.4. Closing. The Closing of the Merger (the "Closing") shall take place at the offices Bracewell & Patterson, L.L.P., at 711 Louisiana Street, Suite 2900, Houston, Texas, at 9:00 a.m. local time, or at such other place and time as the parties hereto may agree, on the soonest practicable date following the fulfillment or, to the extent permissible, the waiver of all of the conditions to Closing set forth in Article V hereof. The "Closing Date" shall be the date on which the Closing occurs.

     1.5. Effective Time. On the Closing Date, Newco and EMD shall cause the Articles of Merger in the form attached as Exhibit 1.5 (the "Articles of Merger") to be properly executed and filed with the Secretary of State of the States of Minnesota and Texas in accordance with the MBCA and the TBCA. The Merger

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

shall become effective at the time at which the Articles of Merger have been duly filed with the Secretary of State of the States of Texas and Minnesota and such time is herein referred to as the "Effective Time".

     1.6. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, bills of sale, assignments, assurances or any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary, desirable or proper to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                      CONVERSION OR CANCELLATION OF SHARES

     2.1. EMD Common Stock. (a) At the Effective Time, each share of Common Stock, no par value, of EMD (the "EMD Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares of EMD Common Stock then held in the treasury of EMD, which shares shall be canceled and retired in accordance with Section 2.1(d), and other than shares as to which statutory appraisal rights have been exercised) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) cash in the amount of $5.9074 (the "Cash Amount"), and (ii) subject to Section 2.7, that fraction of a share (the "Share Fraction") of Common Stock, par value $0.10 per share, of Benchmark ("Benchmark Common Stock") equal to the Exchange Ratio (as defined in Section 2.1(b)); provided that no fractional share of Benchmark Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.5; and provided further that the Cash Amount and the Share Fraction shall be subject to recalculation pursuant to the provisions of Section 2.1(e). The consideration described in clauses (i) and
(ii) above, including without limitation any Series A Preferred Stock (as hereinafter defined) issued as a result of Section 2.7, to be received by the holders of EMD Common Stock pursuant to the Merger is hereinafter referred to collectively as the "Merger Consideration."

     At the Effective Time, all of the shares of EMD Common Stock which, by virtue of the Merger and without any action on the part of the holders thereof, are converted into the right to receive the Merger Consideration, shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares shall thereafter cease to have any rights with respect to such shares of EMD Common Stock, except the right to receive the Merger Consideration for such shares of EMD Common Stock upon the surrender of such certificate in accordance with Section 2.3.

     (b) As used in this Agreement, the "Exchange Ratio" shall be the quotient (rounded to four decimal places) obtained by dividing (i) $3.9383 by (ii) the Benchmark Measurement Price (as hereinafter defined). Subject to Section 2.1(c), the "Benchmark Measurement Price" shall be determined as follows:

          (1) If the average Mean Price (as hereinafter defined) of Benchmark Common Stock for the twenty successive trading days (the "Computation Period") ending on the trading day immediately prior to the date on which the Effective Time occurs (the "Trading Price") is equal to or more than $32.00, then the Benchmark Measurement Price shall be $32.00.

          (2) If the Trading Price is less than $32.00, then the Benchmark Measurement Price shall be the Trading Price.

     As used in this Agreement, the term "Mean Price" shall mean, for any day, the average (arithmetic mean) of the reported "high" and "low" sales prices of the Benchmark Common Stock as reported in The

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

Wall Street Journal's American Stock Exchange Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average between the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the board of directors of Benchmark in good faith. The "average" Mean Price per share of Benchmark Common Stock for any period shall be determined by dividing the sum of the Mean Prices determined for the individual days in such period by the number of days in such period.

     (c) If after the date hereof and prior to the Effective Time Benchmark shall have declared a stock split (including a reverse split) of Benchmark Common Stock or a dividend payable in Benchmark Common Stock, or any other distribution of securities to holders of Benchmark Common Stock with respect to their Benchmark Common Stock, then the Share Fraction shall be proportionately adjusted to reflect such stock split, dividend or other distribution of securities.

     After the date hereof and prior to the Effective Time, Benchmark shall not engage in or agree to engage in any reclassification of Benchmark Common Stock or any consolidation, merger, reorganization or other business combination transaction other than the Merger.

     (d) At the Effective Time, each share of EMD Common Stock held in the treasury of EMD shall, by virtue of the Merger and without any action on the part of EMD, be canceled and retired and cease to exist without payment of any consideration therefor.

     (e) In the event that the Mean Price of Benchmark Common Stock for the trading day immediately prior to the Closing Date (the "Closing Price") is less than the Benchmark Measurement Price, the Cash Amount and the Share Fraction shall be recalculated as follows:

          The Cash Amount shall be, instead of $5.9074, the quotient of (i) the aggregate adjusted cash consideration to be issued in the merger ("C") (determined as set forth below) divided by (ii) 5,208,078. The Share Fraction shall be, instead of the Exchange Ratio, the quotient of (i) the aggregate adjusted number of shares of Benchmark Common Stock and, if applicable, Series A Preferred Stock to be issued in the Merger ("N") (determined as set forth below) divided by (ii) 5,208,078. C and N shall be determined by using the following equations to solve for C and N.

               C + (N X MP) = $51,277,154

               N X CP divided by C = 2/3

          where MP = the Benchmark Measurement Price and CP = the Closing Price.

     An example of the recalculation of the Cash Amount and the Share Fraction to be made pursuant to this Section 2.1(e) is attached hereto as Exhibit 2.1(e).

     2.2. Newco Common Stock. At the Effective Time, each share of common stock, par value $.10 per share, of Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged.

     2.3. Exchange of EMD Common Stock for Merger Consideration. (a) At the Closing, EMD covenants and agrees that it will direct each holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of EMD Common Stock (the "EMD Certificates"), other than EMD and other holders of shares as to which statutory appraisal rights have been exercised, to deliver to Benchmark a duly executed letter of transmittal in the form attached hereto as Exhibit 2.3(a) (the "Letter of Transmittal") for use in effecting the surrender of the EMD Certificates for payment therefor and conversion thereof. At the Closing, each of the Founding Shareholders covenants and agrees that he will deliver to Benchmark a duly executed Letter of Transmittal for use in effecting the surrender of the EMD Certificates held by him for payment therefor and conversion thereof. Upon surrender to Benchmark of an EMD Certificate, together with such Letter of Transmittal duly executed, but subject to Section 2.3(d), the record holder of the shares of EMD Common Stock represented by such EMD Certificate shall be entitled to receive in exchange therefor (1) a certificate or certificates representing the number of shares of Benchmark Common Stock (and, if applicable, the number of shares of Series A Preferred Stock) to which such holder of EMD Common Stock shall have become entitled pursuant to the provisions of clause (ii) of Section 2.1(a) and (2) a check representing the cash portion of the Merger Consideration (including any cash in lieu of fractional shares) to which such holder shall have become entitled pursuant to the provisions of clauses (i) and (ii) of Section 2.1(a); provided, however, that Benchmark shall pay the cash portion of the Merger Consideration (including any cash in lieu of fractional shares) by wire transfer as soon as practicable after the Effective Time to any holder of EMD Certificates who, as of the Effective Time, has surrendered such EMD Certificates together with a duly executed Letter of Transmittal to Benchmark if such holder has provided to Benchmark wire transfer instructions in writing at least two business days prior to the Closing Date. Any EMD Certificate delivered to Benchmark with such Letter of Transmittal shall forthwith be canceled. No interest will be paid or will accrue on any cash payable on the surrender of any EMD Certificate. Any holder whose EMD Certificates have been lost or destroyed may nevertheless obtain the Merger Consideration into which the shares of EMD Common Stock represented by such EMD Certificates have been converted pursuant to the provisions of Section 2.1, provided such holder delivers to the Surviving Corporation and Benchmark a statement certifying such loss or destruction and providing for indemnity reasonably satisfactory to the Surviving Corporation and Benchmark against any loss or expense either of them may incur as a result of such lost or destroyed EMD Certificate being thereafter surrendered to Benchmark. Until surrendered in accordance with the provisions of this Section 2.3(a), each EMD Certificate (other than EMD Certificates previously representing shares of EMD Common Stock held in the treasury of EMD or shares as to which statutory appraisal rights have been exercised) shall represent, for all purposes, only the right to receive the Merger Consideration.

     (b) No dividends or distributions declared with a record date after the Effective Time with respect to Benchmark Common Stock shall be paid to persons entitled to receive Benchmark Common Stock in the Merger until such persons have surrendered their EMD Certificates in accordance with Section 2.3(a). Promptly after such surrender, there shall be paid to the person in whose name Benchmark Common Stock shall be issued any dividends or distributions on such Benchmark Common Stock which shall have a record date after the Effective Time and prior to such surrender. If the payment date is after the date of such surrender, such payment shall be made on such payment date.

     (c) In no event shall the persons entitled to receive dividends or distributions on shares of Benchmark Common Stock pursuant to Section 2.3(b) be entitled to receive interest on such dividends or distributions. All deliveries and payments in respect of shares of EMD Common Stock which are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities, except as may be otherwise required by law.

     (d) At the Closing, Benchmark shall deliver to the Escrow Agent (as defined in the Form of Escrow Agreement attached hereto as Exhibit 2.3(d)) 73.2% of the shares of Benchmark Common Stock issuable to the Founding Shareholders to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

     2.4. Transfers After the Effective Time. No transfers of shares of EMD Common Stock shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

     2.5. Fractional Shares. No fractional share of Benchmark Common Stock shall be issued in the Merger. Each holder of shares of EMD Common Stock shall be entitled to receive in lieu of any fractional share of Benchmark Common Stock to which such holder otherwise would have been entitled pursuant to Section 2.1 (after taking into account all shares of EMD Common Stock, other than shares with respect to which statutory appraisal rights have been exercised, then held of record by such holder) a cash payment in an amount equal to the product of
(i) the fractional interest of a share of Benchmark Common Stock to which such holder otherwise would have been entitled and (ii) the Benchmark Measurement Price. Payment of such amounts shall be made by Benchmark.

     2.6. Dissenting Shares. If required by the MBCA but only to the extent required thereby, shares of EMD Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of EMD Common Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 302A.473 of the MBCA (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive the relevant Merger Consideration or any other amounts otherwise payable to such holders under the other provisions of this Article II, and holders of such shares of EMD Common Stock will be entitled to receive payment of the appraised value of such shares of EMD Common Stock in accordance with the provisions of such Section 302A.473 of the MBCA unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the MBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such right, such shares of EMD Common Stock will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration and any unpaid dividends and distributions payable pursuant to
Section 2.3(b) to which the holder of such shares of EMD Common Stock is entitled, without any interest thereon. EMD will give Benchmark prompt notice of any demands received by EMD for appraisal of shares of EMD Common Stock and, prior to the Effective Time, Benchmark will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, EMD will not, except with the prior written consent of Benchmark, make any payment with respect to, or settle or offer to settle, any such demands.

     2.7. Limitation on Issuance of Benchmark Common Stock. The aggregate number of shares of Benchmark Common Stock issuable in the Merger on conversion of the shares of EMD Common Stock pursuant to Section 2.1(b) shall in no event exceed 805,879 shares, subject to adjustment in the event of a transaction of the type described in the first paragraph of Section 2.1(c) (the "Share Maximum"). If at the Effective Time the aggregate number of shares of Benchmark Common Stock issuable pursuant to Section 2.1(b) would exceed such Share Maximum, the shares of Benchmark Common Stock exceeding such Share Maximum shall not be issued but, in lieu of each such share, Benchmark shall cause to be issued one share of its Mandatorily Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), having the relative rights and preferences set forth in the Form of Statement of Resolution Establishing Series of Shares attached hereto as Exhibit 2.7. The shares of Series A Preferred Stock shall in any event be issued in a number such that the ratio of the number of shares of Series A Preferred Stock issued pursuant to the Merger to the number of shares of Benchmark Common Stock issued pursuant to the Merger shall be, as near as may be practicable, the same for each record holder of EMD Certificates. For purposes of Sections 2.3(b)-(d) and 2.5, shares of Series a Preferred Stock shall be treated as if they were shares of Benchmark Common Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1. Representations and Warranties of EMD. Each of EMD and the Founding Shareholders hereby jointly and severally represents and warrants to Benchmark and Newco that:

          (a) Corporate Organization and Qualification. Each of EMD and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is qualified to do business as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification, except where any such failure to be so qualified or in good standing would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. Each of EMD and its Subsidiaries has the corporate power and authority to carry on its respective businesses as they are now being conducted. EMD has heretofore made available to Benchmark a complete and correct copy of EMD's and each of its Subsidiary's Certificate or Articles of Incorporation (or other charter document) and By-Laws, as amended to date.

     EMD's and each EMD Subsidiary's Certificate or Articles of Incorporation (or other charter document) and By-Laws so made available are in full force and effect as of the date hereof. The Disclosure Letter (as defined below) lists all Subsidiaries of EMD, the percentage of capital stock or other ownership interests owned directly or indirectly by EMD and the jurisdictions in which EMD and each of its Subsidiaries is duly qualified, registered or licensed to do business. Except as set forth in the Disclosure Letter, EMD does not own, directly or indirectly, any interest in any corporation, partnership or other entity. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used herein, the "Disclosure Letter" is the letter delivered by EMD and the Founding Shareholders to Benchmark as of the date of this Agreement containing schedules (the "Schedules") specifically referring to the section of this Agreement to which such Schedules relate.

          (b) Authorized Capital. The authorized capital stock of EMD consists of 10,000,000 shares of EMD Common Stock of which, as of the date hereof, 5,208,078 shares are issued and outstanding and none of which shares are held in treasury by EMD. All of the outstanding shares of EMD Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the Disclosure Letter, there are, and have been, no preemptive rights with respect to the issuance of shares of EMD Common Stock. The aggregate direct and indirect ownership interests of EMD in each Subsidiary of EMD are set forth in the Disclosure Letter, and, as to each of EMD's Subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws, and are validly held, beneficially and of record, by EMD. Except as set forth in the Disclosure Letter, there are not, and have not been, any preemptive rights with respect to the issuance of shares of capital stock of or other interests in any Subsidiary of EMD. All of the shares of the capital stock of Subsidiaries of EMD are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. None of EMD or any of its Subsidiaries has any shares reserved for issuance for any purpose. Except as set forth above, there are no shares of capital stock of EMD authorized, issued or outstanding. There are no outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments (whether contingent or not) of any character relating to unissued capital stock or other securities of EMD or any of its Subsidiaries obligating EMD or any of its Subsidiaries to issue any shares of or other equity interests in, or securities or rights convertible into or exchangeable for shares of or other equity interests in, EMD or a Subsidiary. Except as set forth in the Disclosure Letter, there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of EMD or any of its Subsidiaries to which EMD or any Subsidiary is a party or to which any shareholder of EMD is a party.

          (c) Corporate Authority. Prior to the date of this Agreement, the board of directors of EMD, pursuant to Section 302A.613 of the MBCA, approved this Agreement and the consummation of the transactions contemplated hereby. EMD has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including without limitation the Merger. Subject only to approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of EMD Common Stock, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the Merger, have been duly and validly authorized by all necessary corporate action on the part of EMD. At a meeting duly called for such purpose, the board of directors of EMD has approved, subject to the terms of this Agreement, the submission of this Agreement to the holders of shares of EMD Common Stock with a recommendation that such shareholders of EMD vote in favor of the Merger. This Agreement has been duly and validly executed and delivered by EMD and constitutes a legal, valid and binding agreement of

     EMD enforceable against EMD in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) No Conflicts or Violations. The execution and delivery of this Agreement by EMD and the Founding Shareholders does not, and the consummation by EMD and the Founding Shareholders of the transactions contemplated hereby, including without limitation the Merger, will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate or Articles of Incorporation (or other charter document) or By-Laws of EMD or any Subsidiary of EMD, (ii) a breach or violation of, a default under or the triggering of any payment or other obligations pursuant to, any of the EMD Benefit Plans (as defined in Section 3.1(s)),
     (iii) the triggering of any right of first refusal or similar rights under any shareholder or partnership agreement to which EMD or any of its Subsidiaries or a Founding Shareholder is a party, or (iv) except as set forth in the Disclosure Letter, a breach or violation of, a default under, the creation of a right to terminate, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (with or without the giving of notice or the lapse of time) any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of EMD or any of its Subsidiaries or of any Founding Shareholder, or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which EMD or any of its Subsidiaries is subject.

          (e) Licenses; Compliance with Laws. EMD and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities (collectively, the "Licenses") which are necessary to conduct their business and operations in the manner heretofore conducted (collectively, the "EMD Business") and in accordance with applicable laws, rules and regulations, except for failures to hold such Licenses or to comply with such laws, rules and regulations which, in the aggregate, would not have a material adverse effect on the properties or business of EMD and its Subsidiaries, taken as a whole, or on the financial condition or results of operations of EMD and its Subsidiaries, taken as a whole. No event has occurred with respect to any of the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any impairment of the rights of the holder of any such License, except for revocations, terminations and impairments which, in the aggregate, would not have a material adverse effect on the properties or business of EMD and its Subsidiaries, taken as a whole, or on the financial condition or results of operations of EMD and its Subsidiaries, taken as a whole. EMD and each of its Subsidiaries is in compliance with all federal, state, local and foreign laws, ordinances, codes, regulations, orders, requirements, standards and procedures, which are applicable to the business of EMD and its Subsidiaries, except for failures so to comply which would not have a material adverse effect on the properties or business of EMD and its Subsidiaries, taken as a whole, or on the financial condition or results of operations of EMD and its Subsidiaries, taken as a whole.

          (f) Financial Statements. EMD has made available to Benchmark true and complete copies of the following audited financial statements for EMD and its Subsidiaries (the "Financial Statements"): the consolidated balance sheets of EMD and its Subsidiaries as at December 31, 1995, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal years then ended, including the notes thereto and accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to EMD. The Financial Statements fairly present the consolidated financial position of EMD and its Subsidiaries as of the respective dates of such balance sheets, and the results of the consolidated operations and the changes in consolidated financial position of EMD and its Subsidiaries for the fiscal periods ended on such dates, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein.

          (g) Absence of Certain Changes. Except for such activities undertaken between the date of this Agreement and the Effective Time reasonably necessary in connection with the transactions contem-plated by this Agreement and except as set forth in the Disclosure Letter, since December 31, 1995, except, with respect to each business operated by EMD and its Subsidiaries, as experienced generally by companies operating businesses similar to such business, neither EMD nor any Subsidiary has undergone or suffered any change in its financial condition, properties, business or results of operations which has been, individually or in the aggregate, materially adverse to EMD and its Subsidiaries, taken as a whole. Except as set forth in the Disclosure Letter since September 30, 1995, neither EMD nor any of its Subsidiaries has (i) increased in any manner the compensation of any director, officer or other employee; (ii) granted any severance or termination pay except as required under those agreements, policies or plans listed in Schedule 3.1(s) of the Disclosure Letter; (iii) established, adopted, entered into, extended or amended, except to the extent required by applicable law, any EMD Benefit Plan (as defined in Section 3.1(s)); or (iv) conducted its business other than in the ordinary and usual course.

          (h) Information in Form S-4. None of the information prepared or supplied by EMD or its officers, directors, employees or agents and contained in Benchmark's Registration Statement on Form S-4 (including all amendments and supplements thereto, the "Form S-4") under the Securities Act of 1933, as amended (the "Securities Act"), including the related Prospectus included in such Form S-4 (including all amendments and supplements thereto, the "Prospectus") relating to the shares of Benchmark Common Stock and Series A Preferred Stock to be issued in the Merger, will, as of (i) the effectiveness of the Form S-4 under the Securities Act, (ii) the date the Form S-4 is first mailed to the shareholders of EMD, (iii) the date of the special meeting of the shareholders of EMD held for the purpose of voting on the Merger and this Agreement, or (iv) the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading. EMD will promptly notify Benchmark in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Form S-4 or the Prospectus in order to render the statements therein not misleading or to comply with applicable law.

          (i) Governmental Filings and Consents. Except for such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the filing and recordation of the Articles of Merger in accordance with the MBCA and the TBCA, no notices, reports or other filings ("Governmental Filings") are required to be made by EMD or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations ("Governmental Consents") required to be obtained by EMD or any of its Subsidiaries from, any governmental or regulatory authorities of the United States, the several states or any foreign jurisdiction in connection with the execution and delivery of this Agreement by EMD and the consummation of the transactions contemplated hereby.

          (j) Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of EMD or the Founding Shareholders, threatened against EMD or any of its Subsidiaries that, if adversely determined, could reasonably be expected to result in any claims against or obligations or liabilities of EMD or any of its Subsidiaries, except for such obligations and liabilities as, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole.

          (k) Undisclosed Liabilities. Except as disclosed in the Disclosure Letter or disclosed or specifically reserved against in EMD's Financial Statements at and for the year ended December 31, 1995, EMD and its Subsidiaries have not incurred or otherwise become liable for any direct or indirect material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of or by any person ("Liabilities") except for Liabilities arising in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement. Except as set forth in the Disclosure Letter, neither EMD nor either of the Founding Shareholders knows of any basis for assertion against EMD or any of its Subsidiaries of any Liabilities not adequately reflected in the Financial Statements of EMD, except for the Liabilities as contemplated by (and in the maximum amount specified in) Section 7.1 and other Liabilities which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole.

          (l) Employment and Noncompetition Agreements. Except as set forth in the Disclosure Letter, neither EMD nor any of its Subsidiaries is a party to any employment, consulting, noncompetition, nonsolicitation or other similar agreement.

          (m) Material Contracts. All agreements, personal property and fixture leases, contracts, notes, mortgages, indentures, arrangements or other obligations of EMD or any of its Subsidiaries requiring an annual expenditure by EMD or any of its Subsidiaries of $50,000 per year and all leases of real property regardless of annual expenditure (the "Material Contracts") are listed in the Disclosure Letter and are valid, binding and enforceable in accordance with their terms except to the extent limited by bankruptcy or other laws affecting creditors' rights generally. True, correct and complete copies of all Material Contracts have been made available to Benchmark. EMD and each of its Subsidiaries have fulfilled, or will be able to fulfill when due, all of its obligations under the Material Contracts, except for failures to fulfill its obligations which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. No default by EMD or any of its Subsidiaries under any Material Contract has occurred and is continuing, except for any default which would not give another person the right, with or without giving of notice or lapse of time, or both, to terminate or materially modify the terms of such contract and except for terminations and modifications which would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. Neither EMD nor either of the Founding Shareholders has any knowledge of any material default or claimed, threatened or alleged material default by any other party under any term or provision of any Material Contract. Except as set forth in the Disclosure Letter, there are no developments known to EMD or the Founding Shareholders materially affecting any Material Contract that might prevent EMD or any of its Subsidiaries that is a party thereto from realizing the benefits of any such Material Contract or that might prevent the Surviving Corporation from realizing such benefits after the completion of the Merger. Except as set forth in the Disclosure Letter, no consents or approvals of any party to any Material Contract are required to be obtained by EMD in connection with the execution and delivery of this Agreement by EMD and the consummation of the transactions contemplated hereby.

          (n) Powers of Attorney and Certain Authorized Persons. Except as set forth in the Disclosure Letter, no person holds a power of attorney from EMD or any of its Subsidiaries. Except as set forth in the Disclosure Letter, no person other than the executive officers of EMD and of EMD Associates, Inc. is authorized to borrow money or incur or guarantee indebtedness on behalf of EMD or any of its Subsidiaries.

          (o) Title to and Condition of Property. EMD and its Subsidiaries, respectively, own and have good and marketable title or valid leasehold title, free and clear of all liens, claims, encumbrances, commitments or other charges not disclosed in the Financial Statements, to all real property, buildings, fixtures, equipment, machinery, tools and other personal property reflected in the Disclosure Letter and to all inventory. The Disclosure Letter contains a list of all such property, other than inventory and consigned property, which is material to the operation of the business of EMD or any of its Subsidiaries or which is shown as an asset on the balance sheet of EMD as of December 31, 1995 (subject to the reserves provided for therein), except for property which has been disposed of in the ordinary course of business since such date and except for assets disposed of in transactions referred to in Schedule 3.1(g) of the Disclosure Letter and unused test equipment. All vehicles and equipment and all other tangible assets and properties owned or leased by EMD and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and are usable in the ordinary course of the EMD Business consistent with past practice and conform in all material respects to all applicable regulations relating to their use and operation, except for failures to so conform which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole.

          (p) Patents, Copyrights, Service Marks and Trademarks. Neither EMD nor any of its Subsidiaries is the owner of any registered patent, copyright, trademark, servicemark, tradename or servicename. Except as set forth in the Disclosure Letter, EMD or one of its Subsidiaries has full and sufficient rights to use and practice all technology, trade secrets, know-how and other proprietary information used or practiced in the operation of their respective businesses, free and clear of all liens, claims, encumbrances, commitments, assignments, licenses, claims and rights of others. To the knowledge of EMD and the Founding Shareholders, neither EMD nor any of its Subsidiaries has infringed or is infringing on the right or interest of any other person or entity to or in any patent, copyright, trade or service mark or trade or service name. Except as set forth in the Disclosure Letter, neither EMD nor either of the Founding Shareholders has any knowledge of any claim, whether actual or threatened, against EMD or any of its Subsidiaries for any such infringement.

          (q) Insurance. All insurance coverage applicable to EMD and its Subsidiaries and the EMD Business is listed in the Disclosure Letter and is in full force and effect, is valid, binding and enforceable in accordance with its terms against the respective insurers, insures EMD and its Subsidiaries in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties in the localities where such businesses or properties are located and has been issued by insurers of recognized responsibility. There is no default under such coverage nor has there been any failure to give notice or present any claim under any such coverage in due and timely fashion. There are no outstanding past due unpaid premiums and no notice of cancellation or non-renewal of any such coverage has been received. Neither EMD nor either of the Founding Shareholders knows of the occurrence of any event which reasonably might form the basis of any claim against EMD or its Subsidiaries or its or their assets or properties or which might increase the insurance premiums payable for any such coverage, except for such claims and increases as would not in the aggregate have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. There are no outstanding performance bonds covering EMD or any of its Subsidiaries or their respective operations which, individually or in the aggregate, are material to the EMD Business.

          (r) Labor Matters. Neither EMD nor any of its Subsidiaries is a party to, otherwise bound by or subject to any Liability in connection with any collective bargaining agreement. Since December 31, 1993, no strike, slowdown, picketing or work stoppage by any union or other group of employees against EMD or any Subsidiary, or their respective assets or properties wherever located, secondary boycott with respect to its products, lockout by any of them of any of their respective employees or any other labor trouble or other occurrence, event or condition of a similar character has occurred or, to the knowledge of EMD or either of the Founding Shareholders, has been threatened affecting the EMD Business.

          (s) Employee Benefit Plans.

             (i) General. All "employee benefit plans," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other deferred compensation, stock purchase, stock option, stock incentive, other incentive, bonus, severance or fringe benefit plan, program, policy or arrangement, whether written or unwritten, formal or informal, maintained or contributed to by EMD or any of its Subsidiaries (collectively, the "EMD Benefit Plans") for the benefit of EMD's or any Subsidiary's employees are identified in the Disclosure Letter. All such EMD Benefit Plans have been maintained in compliance with, to the extent applicable, ERISA, the Code and all other regulations, except for such failures to comply which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. There is no current matter, including without limitation, any matter involving the administration, operation, expenses and funds of such EMD Benefit Plans, that would either materially adversely affect such EMD Benefit Plans or impose any Liability material to the financial condition, properties, business or results of operations of EMD and its Subsidiaries, taken as a whole, except for those expenses and funding obligations regularly incurred under the terms of such plans. EMD and its Subsidiaries do not now, and have not at any time sponsored, maintained, adopted, contributed or been obligated to contribute to any employee pension benefit plans, pursuant to Section 3(2) of ERISA, for the benefit of EMD's or any Subsidiary's employees which are or ever were subject to the provisions of Title IV of ERISA.

             (ii) Prohibited Transactions. There has not occurred, nor is any person or entity contractually bound to enter into, any transaction which constitutes a prohibited transaction as defined in Section 406 or
        Section 407 of ERISA or Section 4975 of the Code with respect to any EMD Benefit Plan that is subject to such provisions of ERISA or the Code.

             (iii) Multi-employer Plan Liability. None of EMD and its Subsidiaries is now, or has ever been, a party to, or become subject to, any collective bargaining agreements with respect to EMD's or any Subsidiary's employees pursuant to which any of them has been, is or will become obligated to contribute to a "multi-employer plan" as that term is defined in Section 4001(a)(3) of ERISA.

             (iv) Controlled Group Relationships. None of EMD and its Subsidiaries is now, or has ever been, a part of either (A) a controlled group of corporations within the meaning of Section 414(b) of the Code,
        (B) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (C) an affiliated service group within the meaning of Section 414(m) of the Code, except as to which, in each case, EMD and its Subsidiaries have not incurred, and will not incur, any liability material to the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole.

             (v) Reporting and Disclosure Obligations. EMD and its Subsidiaries have filed or caused to be filed on a timely basis all returns, reports, statements, notices and other documents required under any applicable regulations with respect to each EMD Benefit Plan, and have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material all plan descriptions, returns, reports, schedules, notices, statements and similar materials required under any applicable regulations with respect to each EMD Benefit Plan, including without limitation summary descriptions and reports, as are required under Title I of ERISA and/or the Code, except for failures to file or deliver which, in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole.

          (t) Transactions with Affiliates. Except to the extent described in the Disclosure Letter and provided for in this Agreement, no director or officer of EMD or shareholder holding more than 10% of the voting securities of EMD or any member of the immediate family or any other of the affiliates of any of the foregoing owns or has an ownership interest in any corporation or other entity that is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with EMD or any of its Subsidiaries.

          (u) Environmental Matters. Except as set forth in the Disclosure Letter and except for matters which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on EMD and its Subsidiaries, taken as a whole, (i) to the knowledge of EMD and the Founding Shareholders, no Releases of Hazardous Materials or violations of Environmental Laws have occurred at or from any property which is the subject of this transaction or which was otherwise owned, operated, or used (including third party sites at which disposals from the operations occurred) at any time by EMD or any of its Subsidiaries or their predecessors; (ii) there are no pending or, to the knowledge of EMD and the Founding Shareholders, threatened Environmental Claims, and for the past ten years there have been no Environmental Claims, against EMD or any of its Subsidiaries; (iii) to the knowledge of EMD and the Founding Shareholders there are no underground storage tanks, polychlorinated biphenyls, or asbestos-containing materials owned by EMD or its any of its Subsidiaries, or located at any facility owned or operated by EMD or any of its Subsidiaries; (iv) to the knowledge of EMD and the Founding Shareholders, there are no facts, circumstances, or conditions that would reasonably be expected to give rise to liability under any Environmental Laws or to restrict, under any Environmental Laws or Environmental Permit in effect prior to or at the Closing Date, the ownership, occupancy, use or transferability of any property owned, operated, or leased by EMD or any of its Subsidiaries; (v) to the knowledge of EMD and the Founding Shareholders, EMD and its Subsidiaries have not disposed, treated, or arranged for the disposal or treatment of any toxic or hazardous wastes, materials or Hazardous Materials at a site or location, or leased, used, operated or owned a site or location, which
     (x) has been or is proposed to be placed on the National Priorities List or its state equivalent pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or similar foreign, territorial or state law; (y) is subject to a lien, administrative order or other demand either to take response or other action under CERCLA or other Environmental Laws, or to develop or implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or to reimburse any person who has taken response or other action in connection with that site; or (z) is on any Comprehensive Environmental Response Compensation Liability Information System List; (vi) to the knowledge of EMD and the Founding Shareholders, the facilities owned, leased, or operated by EMD or its Subsidiaries are adequate and sufficient for the current operations of EMD and its Subsidiaries in conformance with all applicable requirements of Environmental Laws; (vii) to the knowledge of EMD and the Founding Shareholders, EMD and its Subsidiaries are in compliance with all Environmental Laws and Environmental Permits relating to or affecting the assets, business or operations of EMD or its Subsidiaries. To the extent that the foregoing representations and warranties are qualified by the knowledge of EMD and the Founding Shareholders, such representations and warranties shall be qualified only as to knowledge of factual matters, and it shall not be a defense to a claim of breach of any of such representations and warranties that any person did not have knowledge of the existence or applicability of any Environmental Law. As used herein:

             "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of noncompliance or violations, investigations or proceedings related to any applicable Environmental Laws or any Environmental Permit brought, issued or asserted by: (i) a governmental or regulatory authority or third party for compliance, damages, penalties, removal, response, cleanup, cost recovery, remedial or other action, injunctive relief, or for contribution or indemnity with respect thereto, pursuant to any applicable Environmental Laws; or (ii) a third party seeking damages for personal injury or property damage resulting from the release of a Hazardous Material at, to or from any facility of EMD or any of its Subsidiaries, including but not limited to EMD or Subsidiary employees seeking damages for exposure to Hazardous Materials (An Environmental Claim includes, but is not limited to, a common law action, as well as a proceeding to issue, modify, terminate, or enforce the provisions of an Environmental Permit or requirement of Environmental Laws, or to adopt or amend a regulation to the extent that such a proceeding attempts to address violations or alleged violations of the applicable permit, license, or regulation.);

             "Environmental Laws" means all applicable federal, state, provincial, territorial, foreign, and local laws, statutes, ordinances, codes, policies (to the extent they have the force of law), rules and regulations, judicial or administrative decisions, decrees or orders related to protection of the environment and/or the handling, use, generation, treatment, storage, transportation, or disposal of Hazardous Materials;

             "Environmental Permit" means all permits, licenses, identification numbers, approvals, authorizations, or consents required by any governmental authority under any applicable Environmental Laws and includes any and all orders, consent orders or binding agreements issued or entered into by or with a governmental authority under any applicable Environmental Laws and applicable to or binding upon EMD or any of its Subsidiaries or their operations;

             "Hazardous Material" means any pollutant, contaminant, toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, hazardous material, or other material, substance or agent (whether in solid, liquid or gaseous form) which is regulated as of the Closing Date by any state or local governmental authority or the United States or under any Environmental Laws, including, without limitation, any material or substance that is: (i) defined as a "hazardous substance" under applicable state law;

        (ii) petroleum or petroleum products, including, but not limited to, used oil; (iii) asbestos or asbestos-containing materials; (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; (v) defined as a "hazardous waste" by or under the federal Resource Conversation and Recovery Act, as amended, 42 U.S.C. sec. 6901 et seq.; (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec. 9601 et seq.; (vii) defined as a "regulated substance" pursuant to Section 9001 of the federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901 et seq.;
        (viii) regulated as an air pollutant by or under the Clean Air Act, as amended, 42 U.S.C. sec. 7401 et seq., or (ix) otherwise regulated under the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. sec. 5101 et seq., the Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq., the Safe Drinking Water Act, 42 U.S.C. sec. 300f, et seq., the Atomic Energy Act, 42 U.S.C. sec. 2011 et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. sec. 11001 et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C.
        sec. 136 et seq.; and

             "Release," as referred to herein, shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material into the environment or into or out of any property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, or property.

          (v) Tax Matters.  Except as set forth in the Disclosure Letter:

             (i) EMD and its Subsidiaries have filed or caused to be filed all federal, state, local, foreign or other Tax (as defined in Section 3.1(v)(v)) returns ("Tax Returns") of every nature required to be filed by them, other than failures to file which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole;

             (ii) Neither EMD nor any of its Subsidiaries has obtained any extensions of time in which to file any Tax Returns which have not yet been filed;

             (iii) Each Tax Return filed by EMD or any of its Subsidiaries is complete and correct in all material respects;

             (iv) No claim or assertion has been made against EMD or any of its Subsidiaries by any tax authority in any jurisdiction in which no Tax Return has been filed by EMD or by any Subsidiary that EMD or the Subsidiary is or may be subject to taxation of any sort in that jurisdiction or otherwise is required to file a Tax Return;

             (v) All Taxes owed by EMD or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, except for failures to make payment which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, but not limited to, taxes under Section 59A of the Code), customs, duties, capital stock, franchise, profits, withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or any other kind of tax whatsoever, including any interest, addition, penalty or other associated charge thereto, whether disputed or not;

             (vi) There are no Tax liens or other security interests or encumbrances of any type resulting from Tax liabilities on any of the assets of EMD or any of its Subsidiaries other than liens that can be cleared without material expense to EMD and other than inchoate tax liens arising in the ordinary course of business;

             (vii) EMD and its Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or any other party, except for failures to withhold or pay which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole;

             (viii) There is no dispute, claim or any other controversy concerning any Tax liability of EMD or any of its Subsidiaries either
        (A) raised or asserted by any Tax authority in writing; or (B) whether or not formally asserted or claimed, as to which the chief financial officer or the chief accounting officer or any other officer or employee of EMD or any of its Subsidiaries with authority for Tax matters has any knowledge. EMD has made available to Benchmark a correct and complete copy of each federal Income Tax Return, examination report, statement of deficiency, or any other administrative or judicial assertion, assessment or determination of federal Income Tax liability with respect to EMD or any of its Subsidiaries;

             (ix) Each method of Tax accounting employed by EMD or any of its Subsidiaries, and material to the tax position of EMD and its Subsidiaries, is a permissible method of Tax accounting, validly elected, with respect to EMD or such Subsidiary. Neither EMD nor any of its Subsidiaries has changed, or requested to be permitted to change, any method of Tax accounting;

             (x) Neither EMD nor any of its Subsidiaries has waived any statute of limitations with respect to federal or state Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement;

             (xi) Neither EMD nor any of its Subsidiaries:

                (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations;

                (B) has made any payments, is obligated to make any payments, or is a party to any agreement that could render it (or the payor of compensation under the agreement) subject to the provisions of
           Section 280G of the Code regarding payments as a result of a change in control;

                (C) has been a United States real property holding company within the meaning of Section 897(c)(2);

                (D) has failed to disclose on its Tax return any positions taken therein that could give rise to a substantial understatement of Federal Income Tax liability within the meaning of Section 6661 of the Code;

                (E) is a party to any Tax allocation or Tax sharing agreement;
           or

                (F) has any material liability for unpaid Taxes because it once was a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law) during any part of any tax year within any part of which any entity other than EMD or one of its Subsidiaries was also a member of the affiliated group; and

             (xii) The unpaid Taxes of EMD and its Subsidiaries do not materially exceed the reserve for Tax liability (other than any reserve for deferred Taxes to reflect timing differences between book and Tax income) set forth on the balance sheet dated December 31, 1995 included in the Financial Statements, as adjusted for time through the Closing Date in accordance with the past reasonable custom of EMD and its Subsidiaries.

          (w) Financial Advisors. Except as specified in the Disclosure Letter, none of EMD or any of its Subsidiaries or any of their officers, directors or employees has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          (x) Inventories and Receivables. The inventory of EMD and its Subsidiaries as of December 31, 1995 is reflected in EMD's Financial Statements as of such date in accordance with GAAP (subject to the reserves provided for therein). Except as disclosed in the Disclosure Letter, (i) since December 31, 1995, except for inventory disposed of in the transactions referred to in Schedule 3.1(g) of the Disclosure Letter, EMD and its Subsidiaries have acquired and disposed of inventory only in the ordinary course of business, (ii) to the knowledge of EMD and the Founding Shareholders, the booked inventory of EMD and its Subsidiaries consists in all material respects of items of a quality salable or usable in the ordinary course of business (except to the extent returnable to the vendors thereof for the full purchase price), (iii) neither EMD nor any of its Subsidiaries is bound by any inventory purchase commitment, whether oral or written, formal or informal, that is not cancelable by EMD or such Subsidiary without penalty on 60 days notice or ordered in connection with a valid purchase order, letter of intent, instruction, forecast or manufacturing agreement from a customer, (iv) subject to normal reserves in accordance with past practice not exceeding the amounts of such reserves in the Financial Statements, the accounts receivable of EMD and its Subsidiaries are, and as of the Effective Time will be, valid, subject to no counterclaim, set-off or other deduction (other than those arising from standard procedures relating to the retest, repair and replacement of customer returns described in Schedule 3.1(z) of the Disclosure Letter), and (v) none of the obligors under the accounts receivable of EMD and its Subsidiaries has refused to pay, or given notice that it will refuse to pay, the full amount or any portion thereof.

          (y) Future Product Deliveries. Except as described in the Disclosure Letter, neither EMD nor any of its Subsidiaries is a party to any contract or arrangement for the sale of product under which it (i) has received any payment for goods or services not yet delivered that EMD or its Subsidiaries are obligated to deliver, (ii) has delivered more goods or services than the other party is obligated to purchase, (iii) is required to "make up" or recoup any deliveries of goods or services to any other party that have not been delivered, or (iv) has delivered fewer goods or services than the other party thereto has paid for or is obligated to purchase.

          (z) Warranty Claims. EMD has made available to Benchmark true, correct and complete copies of all product warranties issued or made by EMD and its Subsidiaries in connection with the sale or lease of any product or the rendition of any service. EMD has disclosed to Benchmark its standard procedures with regard to the retest, repair and replacement of customer returns, as outlined in the Disclosure Letter. Neither EMD nor either of the Founding Shareholders knows of any existing or threatened material claim, or any facts upon which a material claim could be based, against EMD or any of its Subsidiaries for merchandise which is defective, defectively designed or otherwise fails to satisfy the terms of any product warranty; provided however that the products of EMD and its Subsidiaries are subject to the retest, repair and replacement procedures outlined in the Disclosure Letter. Except as disclosed in the Disclosure Letter, (i) all existing warranty, product liability and similar claims have been adequately accrued for or reserved against in the Financial Statements, and (ii) no material warranty, product liability or other claims of a similar nature are now outstanding against EMD or any of its Subsidiaries. Except to the extent consistent with industry norms, no claim has been asserted against EMD or any of its Subsidiaries for renegotiation or price redetermination of any material business transaction, and neither EMD nor either of the Founding Shareholders has knowledge of any facts upon which any such claim reasonably could be based.

          (aa) Availability of Assets. Except as set forth in the Disclosure Letter, and except for personal property of nominal value owned by officers and employees of EMD and its Subsidiaries, and automobiles owned by officers and employees of EMD, (i) EMD and its Subsidiaries own or have adequate and sufficient rights to use all of the assets and properties, real, personal, tangible and intangible, which are used in or necessary for the operation of its business as a going concern on a basis consistent with past practices and (ii) the assets owned, leased, licensed or consigned by or to EMD and its Subsidiaries constitute all the assets that are being used in its business.

          (bb) Relations with Customers and Suppliers. Except as described in the Disclosure Letter attached hereto, to the knowledge of EMD and the Founding Shareholders, EMD and its Subsidiaries have satisfactory commercial relationships with its significant customers who have purchased goods or services from EMD and its Subsidiaries at any time during the past two years and suppliers of goods and services to its facilities who have supplied goods or services to EMD and its Subsidiaries at any time during the past two years. Except as disclosed in the Disclosure Letter, to the knowledge of EMD and the Founding Shareholders neither the public announcement nor consummation of the transactions contemplated hereby will cause any customer or supplier to terminate its business relationship with EMD or its Subsidiary.

          (cc) Absence of Certain Commercial Practices. None of EMD, any of its Subsidiaries or any of their respective directors or officers and, to the knowledge of EMD and its Founding Shareholders, none of EMD's or its Subsidiaries' agents, affiliates, or employees, or other persons acting on behalf of any of EMD, any of its Subsidiaries or any of their respective directors, officers, agents, affiliates or employees, has (i) given, proposed to give, or agreed to give any material gift or similar benefit to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the EMD Business or assisting EMD or its Subsidiaries with any proposed transaction, or which, if not continued in the future, could reasonably be expected to adversely affect EMD and its Subsidiaries, or (ii) in connection with the EMD Business used any corporate or other funds for contributions, payments, gifts, or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable laws or established or maintained any unlawful or unrecorded funds. None of EMD, any of its Subsidiaries or any of their respective directors or officers and, to the knowledge of EMD and the Founding Shareholders, none of EMD's or its Subsidiaries' agents, affiliates or employees, or other persons acting on behalf of any of EMD, any of its Subsidiaries or any of their respective directors, officers, agents, affiliates or employees, has accepted or received any unlawful contributions, payments, gifts, or expenditures in connection with the business of EMD or its Subsidiaries.

          (dd) Books and Records. (i) The minute books and stock ledgers of EMD and its Subsidiaries that have been made available to Benchmark, its representatives or affiliates constitute all of the minute books and stock ledgers of EMD and its Subsidiaries and contain a complete and accurate record of all actions of the shareholders and directors (and any committees thereof) of EMD and its Subsidiaries. All personnel files, reports, feasibility studies, strategic planning documents, financial forecasts, lease files, land files, accounting and tax records and all of the records of every type and description in whatever form or medium that relate to the business and properties of EMD and its Subsidiaries and are in the possession or control of EMD or the Founding Shareholders have been made available to Benchmark, its representatives or affiliates, and are located at the offices of EMD.

          (ii) Each of EMD and its Subsidiaries makes and keeps books, records and accounts which, in reasonable detail and in all material respects, accurately and fairly reflect its transactions and dispositions of its assets and securities and maintains a system of internal accounting controls sufficient to provide assurances that (A) transactions involving EMD and its Subsidiaries are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary (I) to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied or any other criteria applicable to such statements, and (II) to maintain accountability for assets; (C) access to assets of EMD and its Subsidiaries is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) Disclosure. No representation or warranty by EMD in this Agreement and no statement contained in the Disclosure Letter or any certificate delivered by EMD or the Founding Shareholders to Benchmark or Newco pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading. The Disclosure Letter is true, correct and complete on and as of the date hereof and EMD and the Founding Shareholders have not omitted any information from the Disclosure Letter in reliance on their right to supplement the Disclosure Letter pursuant to
     Section 3.4 hereof.

          (ff) Materiality. The materiality qualifications contained in the representations and warranties set forth in this Section 3.1 in the aggregate do not have, and could not reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), or results of operations of EMD and its Subsidiaries, taken as a whole.

     3.2. Representations and Warranties of Benchmark and Newco. Benchmark and Newco represent and warrant to EMD that:

          (a) Corporate Organization and Qualification. Each of Benchmark and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its businesses as they are now being conducted. Benchmark has no Subsidiaries other than Newco.

          (b) Corporate Authority. Each of Benchmark and Newco has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Benchmark and Newco and constitutes a legal, valid and binding agreement of each of them enforceable against each of them in accordance with its terms, except that
     (i) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) No Conflicts or Violations. The execution and delivery of this Agreement by Benchmark and Newco do not, and the consummation by Benchmark and Newco of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Articles of Incorporation or By-Laws of either Benchmark or Newco or (ii) a breach or violation of, a default under, the creation of a right to terminate, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (with or without the giving of notice or the lapse of time), any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of Benchmark or Newco or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Benchmark or Newco is subject except, in the case of clause (ii) above, for such breaches, violations, defaults, accelerations or liens which, alone or in the aggregate, would not have a material adverse effect on the financial condition, properties, business or results of operations of Benchmark or on the consummation of the transactions contemplated by this Agreement.

          (d) Benchmark Reports; Financial Statements. Benchmark has delivered to EMD true and correct copies of (i) each registration statement, Current Report on Form 8-K, proxy statement or information statement filed or issued by it since December 31, 1994, and all amendments thereto, (ii) Benchmark's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and (iii) Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1995, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Benchmark Reports"). Each Benchmark Report was prepared and filed in accordance with all applicable rules and regulations of the SEC and at the time of its filing was otherwise in compliance with such rules and regulations in all material respects. As of their respective dates, the Benchmark Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except as the same was corrected or superseded in a subsequent report or statement filed with the SEC prior to the date hereof, which subsequent report or statement has been delivered to EMD. Each of the consolidated balance sheets included in or incorporated by reference into the Benchmark Reports

     (including the related notes and schedules) presents fairly the consolidated financial position of Benchmark as of its date and each of the consolidated statements of operations and cash flows included in or incorporated by reference into the Benchmark Reports (including any related notes and schedules) presents fairly the results of operations and cash flows of Benchmark for the periods set forth therein (subject, in the case of unaudited statements, to the omission of certain notes not ordinarily accompanying unaudited financial statements, and to normal year-end audit adjustments which will not be material to Benchmark in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (e) Absence of Certain Changes. Except as disclosed in the benchmark reports, since December 31, 1995 (i) Benchmark has conducted its business only in the ordinary and usual course and (ii) Benchmark has not undergone or suffered any change in its financial condition, properties, business or results of operations that has been, individually or in the aggregate, materially adverse to Benchmark except for any changes in its properties or business attributable to the transactions contemplated by this Agreement.

          (f) Governmental Filings and Consents. Except for the filings provided for in Section 1.5, filings required pursuant to applicable federal or state securities laws and stock exchange regulations, and filings required under the HSR Act, no Governmental Filings are required to be made nor are any Governmental Consents required to be obtained by Benchmark or Newco in connection with the execution and delivery of this Agreement by Benchmark and Newco and the consummation of the transactions contemplated hereby.

          (g) Litigation. Except as disclosed in the Benchmark Reports, there are no actions, suits, investigations or proceedings pending or, to the knowledge of Benchmark, threatened against Benchmark that, if adversely determined, could result in any claims against or obligations or liabilities of Benchmark, except for such obligations and liabilities as, in the aggregate, would not have a material adverse effect on the financial condition, properties, business or results of operations of Benchmark.

          (h) Financial Advisors. None of Benchmark, Newco or any of their officers, directors or employees has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except that Benchmark has employed Stephens, Inc. as its financial advisor.

          (i) Capitalization of Benchmark; Benchmark Common Stock; Newco. The authorized capital stock of Benchmark consists of 10,000,000 shares of Benchmark Common Stock, and 5,000,000 shares of preferred stock, par value $.10 per share. As of September 30, 1995, there were 4,020,100 shares of Benchmark Common Stock issued and outstanding, 24,742 shares of Benchmark Common Stock held in treasury and no shares of Benchmark's preferred stock had been issued. All of the outstanding shares of Benchmark Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and no holder thereof is entitled to preemptive or similar rights. As of the date hereof, there are outstanding options to purchase 382,000 shares of Benchmark Common Stock. The shares of Benchmark Common Stock to be delivered to the holders of shares of EMD Common Stock pursuant to this Agreement have been duly authorized and will be, upon delivery to the holders of shares of EMD Common Stock pursuant to this Agreement, validly issued, fully paid and nonassessable and listed for trading on the American Stock Exchange upon official notice of issuance. All of the outstanding capital stock of Newco is, and at all times since its incorporation has been, owned beneficially and of record by Benchmark. Newco has not at any time since its incorporation, except as contemplated by this Agreement (i) engaged, directly or through any Subsidiary, in any business or activities of any type or kind whatsoever, (ii) entered into any agreements with any person or entity or (iii) become subject to or bound by any obligation or undertaking.

          (j) Compliance with Laws. Benchmark is not in violation of any decree, order, statute, rule or regulation so as to materially and adversely affect the business, financial position or results of the operations of Benchmark.

          (k) Disclosure. No representation or warranty by Benchmark in this Agreement and no statement contained in any certificate delivered by Benchmark or Newco to EMD or the Founding Shareholders pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          (l) Information in Form S-4. None of the information prepared or supplied by Benchmark, Newco or their officers, directors, employees or agents and contained in the Prospectus or contained in the Form S-4 will, as of (i) the effectiveness of the Form S-4 under the Securities Act, (ii) the date the Prospectus is first mailed to the shareholders of EMD, (iii) the date of the special meeting of the shareholders of EMD held for the purpose of voting on the Merger and this Agreement or (iv) the Effective Time, be false or misleading with respect to any material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are or were made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. Benchmark will promptly notify EMD in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Form S-4 or the Prospectus in order to render the statements therein not misleading or to comply with applicable law.

     3.3. Disclosure in Disclosure Letter. A disclosure made in any Schedule in the Disclosure Letter shall be deemed to be made in any other Schedule in which such disclosure is appropriate regardless of whether the disclosure is actually made in such other Schedule, provided that it is reasonably apparent from the disclosure that the disclosure is responsive to the provision of this Agreement requiring that the disclosure be made in such other Schedule.

     3.4. Disclosure Letter; Amendments. From time to time prior to the Closing Date, EMD and the Founding Shareholders shall promptly supplement or amend the Disclosure Letter to reflect any matter hereafter arising that would make any representation or warranty set forth in Section 3.1 inaccurate. For purposes of determining (i) the fulfillment of the condition set forth in Section 5.1(a) as of the Closing Date and (ii) the accuracy of the representations and warranties contained in Section 3.1 if the Merger is not consummated, the Disclosure Letter shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. For purposes of determining the accuracy of the representations and warranties contained in Section 3.1 or the liability of the Founding Shareholders with respect thereto under Section 7.3(a) should the Merger be consummated, the Disclosure Letter shall be deemed to include all information contained in any supplement or amendment thereto made before the Closing Date.

     3.5. Knowledge. For purposes of this Agreement, "knowledge" of the Founding Shareholders means actual knowledge of David H. Arnold and Daniel M. Rukavina, or either of them, and "knowledge" of EMD means actual knowledge of the EMD Associates Leadership Team (commonly known as the "Team of Twenty"), or any member thereof. No person may deny having actual knowledge by reason of such person having willfully failed to review or obtain available information.

                                   ARTICLE IV

                                   COVENANTS

     4.1. Acquisition Transactions. (a) After the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, unless Benchmark shall otherwise agree in writing, EMD and the Founding Shareholders shall not, and shall not permit any of EMD's Subsidiaries to, or cause or permit any of its Subsidiaries to cause any officer, director or employee, or any attorney, accountant, investment banker or other agent retained by it to, initiate, solicit, negotiate, encourage, or provide confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties of EMD or any of its Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions being referred to herein as

"Acquisition Transactions"); provided, however, that to the extent required by fiduciary obligations under applicable law, as advised in writing by legal counsel, EMD and its Subsidiaries may furnish (on terms substantially similar to the Confidentiality Agreement (as defined in Section 4.2(e)), information concerning its business, properties or assets to a person, corporation, partnership or other entity or group (a "Potential Acquiror") and may participate in negotiations with a Potential Acquiror that has submitted a bona fide written offer to acquire EMD and its Subsidiaries, the terms of which, in the written opinion of EMD's investment banking firm, are more favorable to the shareholders of EMD than those provided pursuant to this Agreement, but only to the extent required by fiduciary obligations under applicable law as advised in writing by legal counsel.

     (b) If EMD shall determine to provide any information as described in
Section 4.1(a) or shall receive any offer of the type referred to in the proviso of Section 4.1(a), it shall promptly inform Benchmark as to the fact that information is to be provided or that an offer has been received and shall furnish to Benchmark the identity of the recipient of such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof.

     (c) EMD represents and warrants to Benchmark that it has determined that it is not in the best interests of EMD and its shareholders to proceed with, and therefore that it promptly will terminate all discussions heretofore held with third parties regarding, any heretofore proposed Acquisition Transaction, and that it will promptly instruct all such third parties to return or destroy all information which is not publicly available which EMD provided to such third parties in connection with proposed Acquisition Transactions. EMD covenants that it will, subject to any action taken by, or upon the authority of, the board of directors of EMD in the exercise of its good faith judgment as to its fiduciary duties to shareholders of EMD based upon the written advice of counsel, strictly enforce its rights pursuant to all confidentiality or similar agreements entered into with third parties with which it has heretofore held discussions or hereafter may hold discussions (as permitted by this Section 4.1) regarding Acquisition Transactions and will not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which EMD is a party.

     4.2. Certain Covenants of EMD and the Founding Shareholders. (a) Interim Operations of EMD. From and after the date hereof and prior to the Effective Time (unless Benchmark shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Founding Shareholders will cause EMD, and EMD will and will cause each of its Subsidiaries, to:

          (i) Carry on its businesses diligently and in the ordinary and usual course, consistent with past practice.

          (ii) Take all action necessary to comply with and maintain all Licenses of EMD and its Subsidiaries and otherwise preserve its rights and the rights of its subsidiaries to conduct the EMD Business in the areas in which it and they have the right to conduct the EMD Business as of the date of this Agreement.

          (iii) Use all reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates.

          (iv) Not make or permit any changes of general or widespread applicability in any market in its or their credit policies or pricing plans for customers except for any such changes that have already been communicated to customers as of the date of this Agreement.

          (v) Furnish or cause to be furnished to Benchmark all the information concerning EMD and its Subsidiaries required for inclusion in the Form S-4 in a form suitable for filing with the SEC.

          (vi) Promptly after the execution and delivery of this agreement (A) give all notices and take all other actions required by law in order to complete the closure procedure applicable to the underground storage tank removed from EMD's property in 1988, as discussed in Schedule 3.1 (u) of the Disclosure Letter, and (B) take all actions necessary to determine whether any EMD facility is required by any environmental law to have an environmental permit for the discharge of volatile organic compounds into the air and, if such permit is required, take all action necessary to obtain such permit.

     (b) Negative Covenants. From and after the date hereof and prior to the Effective Time (unless Benchmark shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Founding Shareholders will not permit EMD, and EMD will not and will not permit any of its Subsidiaries, to:

          (i) (A) Sell or pledge or agree to sell or pledge any of its stock or the stock of any of its Subsidiaries; (B) amend its Certificate or Articles of Incorporation or By-Laws; (C) split, combine or reclassify the outstanding shares of EMD Common Stock; or (D) declare, set aside or pay any dividend payable in cash, stock or property with respect to shares of EMD Common Stock.

          (ii) (A) Issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock; (B) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets other than in the ordinary course of business, other than the transfer by EMD prior to the Closing Date of certain assets related to unused test equipment having a value of approximately $10,000; (C) incur, amend the terms of or modify any indebtedness or other liability other than borrowings made in the ordinary course of business under the line of credit with NBD Bank and Winona National and Savings Bank available to EMD and its Subsidiaries and current liabilities incurred in the ordinary and usual course of business; (D) extend other than on a month-to-month basis or otherwise modify or amend, or waive any rights under, any lease of real property; or (E) acquire directly or indirectly by redemption or otherwise any shares of its capital stock or any options, warrants, calls commitments or rights to acquire the same.

          (iii) Except as required by the EMD Technologies, Inc. Gain-Sharing Plan (in the form provided to Benchmark prior to the date hereof) (the "Gain-Sharing Plan"), (A) Increase in any manner the compensation of any director, officer or any other employee; (B) grant any performance or incentive bonus, or any severance or termination pay, except as required under those agreements, policies or plans listed in Schedule 3.1(s) of the Disclosure Letter; or (C) establish, adopt, enter into, extend or amend, except to the extent required by applicable law, the Gain Sharing Plan or any EMD Benefit Plan.

          (iv) (A) Acquire, by merger, reorganization, consolidation or purchase, substantially all of the assets of, or otherwise acquire, any business or any organization or division thereof; or (B) except as specifically permitted in the circumstances contemplated by Section 4.1, merge with, liquidate into or otherwise combine with any other person, corporation, partnership or other entity.

          (v) Enter into any agreement or make any commitment to do any of the foregoing.

          (vi) Change its application of accounting principles in any material respect except if such change is required by GAAP to be made at such time.

          (vii) Take any action that is intended or may reasonably be expected to result in (A) any of their representations and warranties contained in this Agreement being or becoming untrue in any material respect, or (B) any of the conditions to the Merger set forth in Article V not being satisfied, or (C) a violation of any provision of this Agreement.

     (c) Other Operational Covenants. Between the date hereof and the Effective Time, unless Benchmark shall otherwise agree in writing, the Founding Shareholders will cause EMD to, and EMD shall, and shall cause each of its Subsidiaries to:

          (i) Perform in all material respects all of its obligations under all Material Contracts (except those being contested in good faith and disclosed to Benchmark in writing and which are not, individually or in the aggregate, material to the business of EMD and its Subsidiaries taken as a whole) and not enter into, assume or amend any contracts except (x) contracts which are in the ordinary course of business involving the payment by EMD or any Subsidiary of less than $50,000 individually or (y) contracts which are not in the ordinary course of business involving the payment by EMD or any Subsidiary of less than $50,000 individually.

          (ii) Maintain in full force and effect policies of insurance comparable in scope of coverage to that now maintained by EMD or such Subsidiary, and maintain and keep its material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, in accordance with its customary policies and past practices.

          (iii) Prepare and timely file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Benchmark, at its request, to review all such returns, reports, filings and amendments at EMD's offices.

     (d) Rule 145 Letters. Prior to Closing, the Disclosure Letter will be supplemented to list all officers and directors of EMD and any other persons who are "affiliates" of EMD within the meaning of such terms as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and EMD covenants to use its best efforts to provide to Benchmark undertakings from such persons in the form attached hereto as Exhibit 4.2(d) ("Rule 145 Letters") to the effect that no disposition of shares of Benchmark Common Stock or Series A Preferred Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to Benchmark, is exempt from registration under the Securities Act. Each of the Founding Shareholders agrees to execute and deliver a Rule 145 Letter on the Closing Date.

     (e) Inspection and Access to Information. Subject to the Confidentiality Agreement dated as of July 18, 1995 (the "Confidentiality Agreement") by and between Benchmark and EMD, EMD shall allow Benchmark and its authorized employees, representatives and designees (collectively, the "Representatives") reasonable access during normal business hours to all of EMD's and its Subsidiaries' properties and records (including without limitation all supporting work papers of the independent auditors for EMD's Financial Statements), officers, employees, counsel, auditors, financial advisors, and investment bankers and shall make available to Benchmark and the Representatives such information concerning EMD's and its Subsidiaries' affairs as Benchmark may reasonably request. EMD acknowledges that this right of inspection and access specifically authorizes Benchmark or its Representatives to enter at reasonable times and take samples of environmental media for the purpose of preparing environmental reports. EMD shall permit Benchmark to assign one Representative to be on the premises of EMD or its Subsidiaries on a full-time basis for the purpose of monitoring and obtaining a better understanding of, and consulting with EMD and its officers, employees and agents with respect to, the EMD Business.

     (f) Consultations. In connection with the continuing operation of the business of EMD between the date of this Agreement and the Closing Date, EMD and the Founding Shareholders shall confer in good faith with Representatives, as requested by Benchmark from time to time, to report on material operational matters and the general status of ongoing operations. EMD and the Founding Shareholders acknowledge that Benchmark does not and will not waive any rights it may have under this Agreement as a result of such consultations (except to the extent the results of such consultations are contained in an amendment or supplement to the Disclosure Letter in effect on the Closing Date) nor shall Benchmark be responsible for any decisions made by the Founding Shareholders, EMD or EMD's officers and directors with respect to matters that are the subject of such consultation. Benchmark agrees that it shall promptly respond to any request by EMD for Benchmark's acknowledgment of consultation or consent hereunder, and that any such acknowledgment or consent shall not be unreasonably withheld.

     (g) No Transactions in Benchmark or EMD Common Stock. During the ten trading days immediately preceding the Computation Period and during the Computation Period, the Founding Shareholders, EMD and EMD Subsidiaries will not, and will not induce or attempt to induce any other person to, engage in any transactions in shares of Benchmark Common Stock in the open market or through negotiated purchases. From the date hereof through the Closing Date, the Founding Shareholders agree not to sell, transfer, assign, pledge, encumber or otherwise dispose of any shares of EMD Common Stock or any interest therein.

     4.3. Certain Covenants of Benchmark and Newco. (a) Consent of Benchmark. Benchmark, as the sole shareholder of Newco, by executing this Agreement, consents to the execution, delivery and performance of this Agreement by Newco, approves the Merger and agrees that such consent shall be treated for all purposes as the action of a sole shareholder in lieu of a meeting pursuant to
Section 9.10.A of the TBCA to evidence such consent and approval.

     (b) No Purchase of Benchmark Common Stock. During the ten trading days immediately preceding the Computation Period and during the Computation Period, Benchmark will not, and will use its best efforts to cause its affiliates not to, purchase any shares of Benchmark Common Stock in the open market, or through negotiated purchases.

     (c) Benchmark Shareholders' Meeting. In the event that shares of Series A Preferred Stock are required to be issued in the Merger in respect of shares of EMD Common Stock as provided for in Section 2.7, Benchmark covenants and agrees, no later than 120 days after the issuance of such shares, to take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders to vote upon the approval of the conversion of such shares of Series A Preferred Stock into shares of Benchmark Common Stock, as required by the rules of the American Stock Exchange.

     (d) ESOP Amendments. Within sixty (60) days after the Closing Date, Benchmark shall amend or Benchmark shall cause to be amended effective as of the Closing Date the EMD Technologies, Inc. Employee Stock Ownership Plan ("EMD ESOP") to provide (i) that all participants of the EMD ESOP are fully vested in their account balances in the EMD ESOP, (ii) that the EMD ESOP is frozen and that no further contributions will be made to the EMD ESOP, and (iii) that if the EMD ESOP receives any Series A Preferred Stock in accordance with Section
2.7 of this Agreement, then the Series A Preferred Stock held in the EMD ESOP shall be subject to the "Put Option" provided for in Section 7.11 of the EMD ESOP. The price at which the Put Option is exercisable is the greater of (i) the market value of a share of Benchmark Common Stock on the date the Put Option is exercised or (ii) the value of the Series A Preferred Stock determined in accordance with Section 6.2 of the EMD ESOP. Until a distribution from the EMD ESOP upon its termination or upon a transfer from the EMD ESOP to another "qualified plan" sponsored by Benchmark or any of its affiliates, Benchmark agrees that the EMD ESOP will be maintained as a "qualified plan" pursuant to
Section 401(a) of the Code. Benchmark agrees to use reasonable efforts to cause the assets held in the EMD ESOP to be transferred to another "qualified plan" sponsored by Benchmark or any of its affiliates.

     (e) EMD Benefit Plans; COBRA Continuation Coverage. As of the Closing Date, Benchmark, for eligibility in any Benchmark employee benefit plan that is substantially similar to an EMD Benefit Plan, shall recognize all service recognized under such EMD Benefit Plan. Benchmark agrees to provide health continuation coverage as required under Section 602 of ERISA or Section 4980B of the Code to all former employees of EMD or its Subsidiaries and/or their beneficiaries who are receiving or entitled to receive such coverage as of the Closing Date.

     (f) Board Nominations. For so long as the Founding Shareholders shall beneficially own, in the aggregate, shares of Benchmark Common Stock representing at least 10% of the shares of such class issued and outstanding, Benchmark agrees to include either David H. Arnold, Daniel M. Rukavina or one other person designated by the Founding Shareholders and acceptable to Benchmark in its recommended slate of nominees for election to Benchmark's board of directors (which slate of nominees shall not include more persons than the number of seats then subject to election), unless a person so designated at the time the Board recommends its slate of nominees holds a seat on the board of directors that is not then subject to election; provided, that (i) if either of the Founding Shareholders shall be in violation of the provisions of Section 4.6 of this Agreement, or shall be found to have been in violation of such section at any time, Benchmark's obligations under this section shall terminate, and
(ii) if either of the Founding Shareholders (A) is prohibited by law, order, injunction, decree or otherwise from serving on the board of directors of Benchmark, (B) has been convicted of any felony or is the subject of any pending felony proceeding, or (C) is involved in any of the events or circumstances enumerated in Item 401(f) of Regulation S-K (or any successor or substitute provision of similar import) promulgated by the SEC, or similar provisions of state "blue sky" laws, Benchmark's obligations under this section to nominate the Founding Shareholder subject to such prohibition, proceeding or circumstance shall terminate, but Benchmark's obligation to nominate the Founding Shareholder not subject to such prohibition, proceeding or circumstance, or a person designated by the Founding Shareholders and acceptable to Benchmark, shall continue. For purposes of determining the percentage of the shares of Benchmark Common Stock beneficially owned by the Founding Shareholders, shares owned beneficially by their spouses and descendants shall be deemed, during the three-year period immediately following the Closing, to be beneficially owned by the Founding Shareholders; thereafter, shares held by the spouses and descendants of the Founding Shareholders shall not be deemed to be beneficially owned by the Founding Shareholders for purposes of this calculation.

     4.4. Meeting of Shareholders of EMD. (a) EMD Shareholder Meeting. EMD will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a special meeting of its shareholders within 25 business days after the date of effectiveness under the Securities Act of the Form S-4 to consider and vote upon the approval of this Agreement and the Merger and such other matters as may be necessary to effectuate the transactions contemplated hereunder (the "EMD Shareholder Meeting"), and except to the extent required by fiduciary obligations under applicable law as advised in writing by legal counsel, the Board of Directors of EMD shall recommend such approval.

     (b) Form S-4; Prospectus. As soon as practicable after the date hereof EMD and Benchmark shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of the Form S-4. Each of EMD and Benchmark shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and EMD shall promptly thereafter (i) mail the Prospectus to its shareholders, and (ii) provide sufficient copies thereof to the trustee of the EMD ESOP for distribution to the participants therein. EMD shall provide all reasonable assistance to the trustee of the EMD ESOP so that the EMD ESOP participants who elect to do so may direct the trustee how to vote the shares of EMD Common Stock held in the participants' accounts in the EMD ESOP with respect to the Merger and this Agreement.

     4.5. Certain Additional Covenants of the Parties. (a) Certain Filings, Consents and Arrangements. (i) As soon as practicable after the execution of this Agreement, EMD, Benchmark and Newco shall file the notification and report forms required under the HSR Act and make promptly any required submissions under the HSR Act with respect to the transactions contemplated by this Agreement.

     (ii) EMD, Benchmark and Newco shall cooperate with one another (1) in promptly determining whether any filings are reasonably required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or local law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other Material Contracts in connection with the consummation of the transactions contemplated hereby, and
(2) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, permits, authorizations, approvals or waivers.

     (b) Notification of Certain Matters. Each of EMD, Benchmark and Newco shall give prompt notice to the other of (1) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Material Contract, in the case of EMD or, in the case of Benchmark, under any contract material to its financial condition, properties, businesses or results of operations or (2) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     (c) Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (i) to consummate and make effective the transactions contemplated by this Agreement on or before July 31, 1996, and (ii) to cause KPMG Peat Marwick to issue its opinion referred to in Sections 5.1(e) and 5.2(f).

     (d) Blue Sky Laws. Benchmark shall take such action as may be necessary to comply with all securities or "blue sky" laws of all jurisdictions that are applicable to the issuance of the Benchmark Common Stock and Series A Preferred Stock pursuant hereto. EMD shall use its best efforts to assist Benchmark as may be necessary to comply with all such securities or "blue sky" laws.

     4.6. Certain Covenants of the Founding Shareholders. (a) Restrictions on Transfers. Until the first anniversary of the Closing Date, each of the Founding Shareholders covenants and agrees that without the prior written consent of Benchmark he will not sell, assign, donate, transfer, devise, deliver, pledge, hypothecate, encumber or otherwise dispose of any shares of Benchmark Common Stock (or Series A Preferred Stock) acquired pursuant to this Agreement or any interest therein ("Transfer") except by will or the laws of descent and distribution or otherwise by operation of law or judicial decree. Any Transferee by will or the laws of descent and distribution or otherwise by operation of law or judicial decree shall, by accepting such Transfer, be bound by the provisions of this Section 4.6 and the provisions in
Section 7.3(a) relating to indemnification for breach of the covenants contained in this Section 4.6.

     (b) Voting, Ownership and Other Restrictions. To the extent that the Series A Preferred Stock has voting rights, the provisions of this Section 4.6(b) shall apply to Series A Preferred Stock to the same extent as such provisions by their terms apply to Benchmark Common Stock. Until the third anniversary of the Closing Date, each of the Founding Shareholders agrees as follows:

          (i) As a holder of Benchmark Common Stock, to be present, in person or represented by proxy, at all meetings of shareholders of Benchmark so that all shares of Benchmark Common Stock beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

          (ii) As a holder of Benchmark Common Stock, to vote or cause to be voted all shares, however and whenever acquired, of Benchmark Common Stock beneficially owned by him in the manner recommended to shareholders by the Board of Directors of Benchmark; provided, however, that the Founding Shareholders shall have the right to vote their shares of Benchmark Common Stock in their sole discretion with respect to any proposal involving a merger, consolidation, statutory share exchange, reorganization, reclassification or other extraordinary corporate transaction involving Benchmark that has been approved by Benchmark's board of directors.

          (iii) Each Founding Shareholder agrees, unless the prior approval of the board of directors of Benchmark has been obtained, not to:

             (1) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in opposition to the recommendation of the majority of the directors of Benchmark with respect to any matter;

             (2) deposit any shares of Benchmark Common Stock in a voting trust or subject them to a voting agreement or other arrangement of similar effect (other than this Agreement);

             (3) acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Benchmark Common Stock except from any other person receiving Benchmark Common Stock in the Merger or as a result of a stock split, reverse split or other reclassification affecting outstanding shares of Benchmark Common Stock or as a result of a stock dividend or other pro rata distribution by Benchmark to holders of Benchmark Common Stock;

             (4) join a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Benchmark Common Stock within the meaning of Section 13(d) of the Exchange Act;

             (5) initiate, propose or otherwise solicit shareholders for any matter at any time, or induce or attempt to induce any other person to initiate, or participate with or support any person in respect of, any shareholder proposal or a tender offer or an exchange offer for Benchmark Common Stock or any change of control of Benchmark or for the purpose of convening a shareholders' meeting of Benchmark;

             (6) acquire, by purchase or otherwise, more than 5% of any class of equity securities of any entity (A) that prior to the time that a Founding Shareholder acquires more than 5% of such class, publicly discloses (by filing with the Commission or otherwise) that it is, or intends to become, the beneficial owner of more than 5% of the outstanding shares of Benchmark Common Stock or

        (B) that to the knowledge of a Founding Shareholder owns or intends to own more than 5% of the outstanding shares of Benchmark Common Stock; or

             (7) take any action by written consent in lieu of a meeting.

     (c) Legend and Stop Transfer Order. To assist in effectuating the provisions of this Section 4.6, each of the Founding Shareholders hereby consents:

          (i) to the placement of the following legend on all certificates or instruments representing ownership of Benchmark Common Stock (or Series A Preferred Stock) beneficially owned by him in any capacity until the earlier of the date on which such securities have been sold, transferred or disposed of pursuant to Section 4.6(e)(vi), Section 4.6(e)(vii) or Section 4.6(f) of this Agreement or the third anniversary of the Closing Date:

             "The securities represented hereby are subject to the provisions of an Agreement and Plan of Merger dated as of March 27, 1996, by and among Benchmark Electronics, Inc., Electronics Acquisition, Inc., EMD Technologies, Inc., David H. Arnold and Daniel M. Rukavina and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. A copy of such Agreement is on file and available for inspection at the principal offices of Benchmark Electronics, Inc."; and

          (ii) to the entry of a stop transfer order with the transfer agent of the Benchmark Common Stock (or Series A Preferred Stock) against the transfer by the Founding Shareholders of Benchmark Common Stock (or Series A Preferred Stock) except in compliance with the requirements of this Agreement, or if Benchmark is its own transfer agent with respect to the Benchmark Common Stock (or Series A Preferred Stock), to the refusal by Benchmark to transfer any shares of Benchmark Common Stock (or Series A Preferred Stock) except in compliance with the requirements of this Agreement.

     (d) Additional Limitations on Transfer. After the first anniversary of the Closing Date and until the third anniversary of the Closing Date, no Founding Shareholder shall Transfer any Benchmark Common Stock (or any Series A Preferred Stock) or any interest therein in any manner, except in transactions permitted by Section 4.6(e), or after compliance with Section 4.6(f), of this Agreement. Any Transfer not made in strict compliance with the requirements of this Agreement shall be void, and neither Benchmark nor any transfer agent for the Benchmark Common Stock (or Series A Preferred Stock) shall be required to make or recognize any such Transfer.

     (e) Permitted Transfers. After the first anniversary of the Closing Date and until the third anniversary of the Closing Date, the Transfer of shares of Benchmark Common Stock (or any Series A Preferred Stock) resulting from any of the following events ("Permitted Transfers") shall be permitted without compliance with the provisions of Section 4.6(f) of this Agreement:

          (i) A Transfer as a result of a gift by a Founding Shareholder to any spouse of such Founding Shareholder, or to any direct lineal descendants, by blood or adoption, of such Founding Shareholder, or to such Founding Shareholder's natural or adoptive mother, father, or siblings;

          (ii) A Transfer to the Company (or any successor of the Company) incident to a redemption, repurchase or any other reacquisition of the Benchmark Common Stock (or Series A Preferred Stock) by the Company, its successors or assigns;

          (iii) A merger or consolidation in which Benchmark is acquired;

          (iv) A Transfer by a Founding Shareholder (i) by will or intestate succession as a result of the death of a Founding Shareholder, (ii) to any guardian, trustee, assignee or personal representative as a result of guardianship proceedings or other incompetency of a Founding Shareholder,
     (iii) by order of any court in a bankruptcy, insolvency, reorganization arrangement, adjustment, composition or similar proceeding of a Founding Shareholder, or (iv) by order of any court in any divorce of a Founding Shareholder;

          (v) A bona fide pledge of or the granting of a security interest in the Benchmark Common Stock (or Series A Preferred Stock) to an institutional lender for money borrowed;

          (vi) Any Transfer of Benchmark Common Stock not otherwise described in clause (i), (ii), (iii), (iv), (v) or (vii) of this Section 4.6(e); provided, that each such sale, when aggregated with all such Transfers by such Founding Shareholder in reliance on this Section 4.6(e)(vi) during the immediately preceding twelve months, does not exceed two percent of the then issued and outstanding number of shares of Benchmark Common Stock;

          (vii) A Transfer of Benchmark Common Stock (or Series A Preferred Stock) pursuant to a tender offer or exchange offer that the Board of Directors of Benchmark endorses or does not oppose within the time that Benchmark's Board of Directors is required, pursuant to the requirements of the Exchange Act, to advise the shareholders of Benchmark of the position of such Board with respect to such offer or, absent such requirements, ten business days after the commencement of such offer; or

          (viii) A Transfer to a bona fide charitable organization within the meaning of Section 501(c) of the Code;

provided, however, that each person or entity acquiring any shares of Benchmark Common Stock (or Series A Preferred Stock) incident to any Permitted Transfer specified in this Section 4.6(e) (other than purchasers in a transaction permitted by Section 4.6(e)(vi) or Section 4.6(e)(vii)) shall, as a condition precedent to the Transfer, take and hold the shares of Benchmark Common Stock (or Series A Preferred Stock) subject to this Agreement, be deemed a Founding Shareholder for the purposes of this Section 4.6 and the provisions in Section 7.3(a) relating to indemnification for breach of the covenants contained in this
Section 4.6 and execute an agreement subjecting the shares of Benchmark Common Stock (or Series A Preferred Stock) acquired by such person or entity to the provisions of this Section 4.6 and the provisions in Section 7.3(a) relating to indemnification for breach of the covenants contained in this Section 4.6.

     (f) Procedures for Transfer. After the first anniversary of the Closing Date and until the third anniversary of the Closing Date, any Founding Shareholder (or transferee of a Founding Shareholder bound by the provisions of this Section 4.6) desiring to effect a Transfer (other than a Permitted Transfer) of the Benchmark Common Stock (or Series A Preferred Stock) shall give Benchmark notice of the proposed Transfer (the "Transfer Notice") specifying the person or entity to whom the proposed Transfer is to be made (the "Proposed Transferee") and the number of shares to be transferred. Benchmark shall have the right, exercisable by written notice given to the Founding Shareholder within ten business days following the date upon which Benchmark receives the Transfer Notice, to purchase (or arrange for the purchase by others of) all of the shares of Benchmark Common Stock (or Series A Preferred Stock) as to which the Transfer relates. If Benchmark elects to exercise its right to purchase all of the shares of Benchmark Common Stock (or Series A Preferred Stock) proposed to be Transferred, the closing of the purchase of such shares shall take place at a mutually convenient location within three business days after expiration of the ten business day exercise period. The price to be paid by Benchmark (or other purchaser as arranged by Benchmark) upon exercise of the right contained in this Section 4.6(f) shall be the average Mean Price for the twenty consecutive trading days next preceding the date of Benchmark's receipt of the Transfer Notice (the "Repurchase Price"); provided, however, that if the Transfer Notice is accompanied by a copy of a bona fide written offer from a third party to purchase shares of Benchmark Common Stock (or Series A Preferred Stock) from such Founding Shareholder at a price per share that is higher than the Repurchase Price, then the price to be paid by Benchmark (or other purchaser as arranged by Benchmark) upon exercise of the right contained in this Section 4.6(f) shall be the price set forth in such bona fide written offer. If Benchmark shall not exercise its right under this Section 4.6(f) within the 10 business day period following its receipt of the Transfer Notice, the Founding Shareholder shall have 60 days after the end of such 10 business day period to consummate the Transfer of the shares specified in the Transfer Notice to the Proposed Transferee free and clear of the provisions of this Section 4.6. If the Founding Shareholder does not so consummate the Transfer to the Proposed Transferee within such 60 day period, the shares specified in the Transfer Notice shall again be fully subject to the provisions of this Section 4.6.

     (g) Specific Enforcement; Other Remedies. Each of the Founding Shareholders acknowledges and agrees that Benchmark would be irreparably damaged in the event that any provision of this Section 4.6 is not performed by any Founding Shareholder in accordance with its specific terms or is otherwise breached. It is accordingly agreed that Benchmark shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section
4.6 and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which Benchmark may be entitled at law or in equity.

     (h) Vote in Favor of the Merger. Each of the Founding Shareholders agrees to vote, at the EMD Shareholder Meeting, all shares of EMD Common Stock over which he exercises voting control for the approval of this Agreement and the Merger.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

     5.1. Conditions to the Obligations of Benchmark and Newco. The respective obligations of Benchmark and Newco to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Benchmark or Newco, as the case may be, to the extent allowed by applicable law.

          (a) Representations and Warranties. Except for representations and warranties specifically stated to be made only as of a specified date, the representations and warranties of EMD and the Founding Shareholders set forth in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though the same had been made at and as of the Effective Time (except for such changes therein expressly permitted by this Agreement or in writing by Benchmark), EMD and the Founding Shareholders shall have performed in all material respects all of their obligations under this Agreement theretofore to be performed, and Benchmark shall have received at the Effective Time a certificate to that effect dated the Closing Date and executed by an authorized executive officer of EMD, and an affidavit to that effect dated the Closing Date and executed by the Founding Shareholders.

          (b) EMD Shareholder Approval. This Agreement shall have been duly approved by the holders of a majority of the outstanding shares of EMD Common Stock, in accordance with applicable law and the Articles of Incorporation and By-Laws of EMD.

          (c) Pending Litigation; Insolvency. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate any of the transactions contemplated by this Agreement, which, in the reasonable judgment of Benchmark, would make the consummation of the Merger imprudent in light of applicable law, or the defense of which would involve material expense to Benchmark. Neither EMD nor any of its Subsidiaries shall be a party to any proceeding in bankruptcy or for the liquidation or reorganization of, or appointment of a trustee or receiver for, EMD or any such Subsidiary, as the case may be.

          (d) Other Consents and Filings. All Governmental Consents and Governmental Filings (other than the filing provided for in Section 1.5), all consents, approvals, permits, authorizations, waivers and filings referred to in Section 4.5(a)(ii) (except for any such which, in the aggregate, would not have a material adverse effect on the financial condition, properties, businesses or results of operations of EMD and its Subsidiaries, taken as a whole) and all other consents or approvals of any other person determined to be required to permit the consummation of the transactions contemplated hereby, including without limitation consents of parties to Material Contracts, shall have been obtained or made to the reasonable satisfaction of Benchmark. The waiting period under the HSR Act shall have terminated or early termination thereof shall have been granted and no condition with respect thereto shall be unacceptable to Benchmark.

          (e) Tax Opinion. Benchmark shall have received from KPMG Peat Marwick an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Benchmark, to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

          (f) Opinion of EMD Counsel. EMD shall have delivered to Benchmark opinions of Faegre & Benson, Professional Limited Liability Partnership, and Streater, Murphy, Gernander, Forsythe & Telstad, P.A., in form and substance reasonably satisfactory to Benchmark and covering the respective matters specified in Exhibit 5.1(f).

          (g) Noncompetition Agreement. Each of the Founding Shareholders shall have entered into a Noncompetition Agreement with Benchmark and the Surviving Corporation substantially in the form of Exhibit 5.1(g).

          (h) Escrow Agreement. Benchmark, the Founding Shareholders and the Escrow Agent shall have entered into an Escrow Agreement substantially in the form of Exhibit 2.3(d).

          (i) Form S-4; "Blue Sky" Permits. The Form S-4 shall have become effective, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Benchmark shall have received all state securities laws or "blue sky" permits and other authorizations necessary to issue the Benchmark Common Stock and Series A Preferred Stock in exchange for the shares of EMD Common Stock and to consummate the Merger.

          (j) Rule 145 Letters. The Founding Shareholders and each other Rule 145 Affiliate shall have executed and delivered to Benchmark a Rule 145 Letter substantially in the form attached as Exhibit 4.2(d) together with such other documents and instruments as Benchmark may reasonably request related to compliance with the Securities Act.

          (k) Comfort Letter. On the effective date of the Form S-4 and the Closing Date, Benchmark shall have received a "comfort letter" from EMD's independent public accountants addressed to EMD and Benchmark, in form and substance reasonably acceptable to Benchmark and customary in scope and substance for letters delivered by independent public accountants in transactions such as those contemplated by this Agreement.

          (l) Lease of EMD East Facility. EMD Associates, Inc. and the lessor under the current real estate lease with respect to the EMD East Facility, situated at 4065 Theurer Boulevard, in Goodview, Minnesota, including adjacent parking facilities (the "EMD East Facility"), shall have entered into an amendment to such lease substantially in the form of Exhibit 5.1(l).

          (m) Lease of EMD West Parking Area. EMD Associates, Inc., shall have entered into an amendment to the current real estate lease with respect to the EMD West parking area, located adjacent to the EMD West Facility, situated at 4245 Theurer Boulevard, in Goodview, Minnesota (the "EMD West Parking Area"), substantially in the form of Exhibit 5.1(m).

          (n) Owner's Title Policies. A title company reasonably acceptable to Benchmark shall have issued to EMD Associates, Inc. an Owner's Policy of Title Insurance insuring that EMD Associates, Inc. owns good and indefeasible fee simple title to the EMD West Facility, in an amount agreed to by Benchmark, containing zoning and other customary endorsements requested by Benchmark, and reflecting no exceptions other than those acceptable to Benchmark. Benchmark shall have received evidence reasonably satisfactory to it that the foregoing actions have been completed.

          (o) Leasehold Policies of Title Insurance. A title company reasonably acceptable to Benchmark shall have issued to EMD Associates, Inc. a Leasehold Policy of Title Insurance insuring the leasehold rights of EMD Associates, Inc. under leases relating to the EMD East Facility, the EMD West Parking Area, and the facility leased by DCM Tech, Inc. located at 4155 Theurer Boulevard in Goodview, Minnesota and to be leased to EMD Associates, Inc. (the "DCM Facility") in amounts agreed to by Benchmark, containing zoning and other customary endorsements requested by Benchmark, and reflecting no exceptions other than those acceptable to Benchmark. Benchmark shall have received evidence satisfactory to it that the foregoing actions have been completed.

          (p) Title Opinion. EMD Associates, Inc. shall have received an updated title opinion of Streater, Murphy, Gernander, Forsythe & Telstad, P.A. covering the Airport Facility, reflecting that the legal owner of such facility is the lessor under the lease of such facility, and further reflecting only such easements, encumbrances, restrictions, and other matters of record affecting title to such facility as are acceptable to Benchmark. Benchmark shall have received evidence satisfactory to it that the foregoing actions have been completed.

          (q) Surveys. Blumentritt Land Surveying shall have delivered to EMD Associates, Inc. surveys for the EMD East Facility, DCM Facility, EMD West Facility and EMD West Parking Area, containing such information and certified in a manner reasonably acceptable to Benchmark. Benchmark shall have received evidence satisfactory to it that the foregoing actions have been completed.

          (r) Non-Disturbance Agreements. EMD Associates, Inc. shall have received "non-disturbance" agreements from all parties holding liens against the EMD East Facility, DCM Facility, EMD West Parking Area and Airport Facility substantially in the form attached hereto as Exhibit 5.1(r).

          (s) Consent and Estoppel. EMD Associates, Inc. shall have received a Landlord Consent and Estoppel, substantially in the form attached as
     Exhibit 5.1(s), from the lessor under each real property lease pursuant to which EMD Associates, Inc. leases real property other than the leases of the EMD East Facility, EMD West Parking Area and Airport Facility.

          (t) Indemnification Relating to Transfer of Subsidiaries. Benchmark, Newco, EMD and the Founding Shareholders shall have entered into an Indemnification Agreement substantially in the form of Exhibit 5.1(t) to this Agreement.

          (u) American Stock Exchange Listing. Benchmark shall have caused the shares of Benchmark Common Stock issuable pursuant to this Agreement to have been approved for listing, upon official notice of issuance, on the American Stock Exchange.

          (v) Certain Employees. Benchmark shall have received the resignation of the Founding Shareholders from all officer and director positions held by the Founding Shareholders with all of EMD's Subsidiaries.

          (w) Due Diligence. Schedule 5.1(w) of the Disclosure Letter contains a complete and accurate list, as of the date of this Agreement, arranged by customer and by month from March 1996 through May 1997, of the dollar amounts of all customer orders covered by purchase orders, customer orders not covered by purchase orders and customer-provided forecasts of future purchases (collectively, "Backlog") received by EMD and its Subsidiaries (the "Backlog Report"). No later than 10 days after the date of this Agreement, Benchmark shall have contacted each of EMD's customers in a manner reasonably acceptable to EMD for the purpose of verifying the accuracy of the information contained in the Backlog Report with respect to such customers, and the results of such procedure shall not reveal a reduction of more than two percent (2%) in the aggregate of the total dollar amount of Backlog for all customers reflected in the Backlog Report. Benchmark shall have received from an environmental consulting firm acceptable to Benchmark a completed Phase II environmental site assessment of such EMD facilities (including for purposes of this paragraph the DCM Facility) as Benchmark considers appropriate, and the results of such Phase II environmental site assessment and the contents of the environmental consulting firm's final report relating thereto shall not (i) indicate any current or historical violation of Environmental Law at any EMD facility,
     (ii) indicate the presence at any EMD facility of Hazardous Materials in excess of background levels, (iii) indicate any historical or current Releases at any EMD facility whether or not requiring reporting to any governmental entity, or (iv) recommend any further investigation or remediation.

        (x) Certain Regulatory Matters. The notices and other actions required by Section 4.2(a)(vi) shall have been given and taken as required, and (A) EMD shall have delivered to Benchmark evidence of filing the closing notification with the Minnesota Pollution Control Agency required thereby, and shall have received no request for further action from such Agency, and
     (B) Benchmark shall have received evidence reasonably satisfactory to it that EMD has all records necessary to establish that no environmental permit for the discharge of volatile organic compounds into the air is required, or if such permit is required, that EMD has been granted all permits required by law.

     5.2. Conditions to the Obligations of EMD. The obligation of EMD to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by EMD to the extent permitted by applicable law.

          (a) Representations and Warranties. Except for representations and warranties specifically stated to be made only as of a specified date, the representations and warranties of Benchmark and Newco set forth in this Agreement shall be true and correct on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except for such changes therein expressly permitted by this Agreement), Benchmark and Newco shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and EMD shall have received at the Effective Time a certificate to that effect dated the Closing Date and executed by an authorized executive officer of Benchmark and Newco.

          (b) EMD Shareholder Approval. This Agreement shall have been duly approved by the holders of a majority of the outstanding shares of EMD Common Stock in accordance with applicable law and the Articles of Incorporation and By-Laws of EMD.

          (c) Injunction. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

          (d) Governmental Filings and Consents. All Governmental Consents and Governmental Filings (other than the filing provided for in Section 1.5) required to permit the consummation of the transactions contemplated hereby shall have been obtained or made to the reasonable satisfaction of EMD (other than Governmental Consents and Governmental Filings which, if not obtained or made, would not have a material adverse effect on the financial condition, properties, business, or results of operations of Benchmark and the Surviving Corporation, taken individually) and the waiting period under the HSR Act shall have terminated or early termination shall have been granted.

          (e) Opinion of Benchmark's Counsel. Benchmark shall have delivered to EMD an opinion of Bracewell & Patterson, L.L.P., dated as of the Closing Date, in form and substance reasonably satisfactory to EMD and covering the matters specified in Exhibit 5.2(e).

          (f) Tax Opinion. EMD and each of its shareholders shall have received from KPMG Peat Marwick an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to EMD, to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

          (g) Form S-4; "Blue Sky" Permits. The Form S-4 shall have become effective, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Benchmark shall have received all state securities laws or "blue sky" permits and other authorizations necessary to issue the Benchmark Common Stock and Series A Preferred Stock in exchange for the shares of EMD Common Stock and to consummate the Merger.

          (h) American Stock Exchange Listing. Benchmark shall have caused the shares of Benchmark Common Stock issuable pursuant to this Agreement to have been approved for listing, upon official notice of issuance, on the American Stock Exchange.

          (i) Agreement to Vote for Conversion. Donald E. Nigbor, Cary T. Fu and Mason & Hanger -- Silas Mason Co., Inc. shall have executed an agreement obligating them, in case any shares of Series A Preferred Stock are issued in the Merger, to vote all shares of Benchmark Common Stock owned by them in favor of conversion of the shares of Series A Preferred Stock issued in the Merger into shares of Benchmark Common Stock at the meeting of Benchmark's shareholders held for the purpose of voting on such conversion pursuant to Section 4.3(c) of this Agreement.

                                   ARTICLE VI

                                  TERMINATION

     6.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time before the filing of the Articles of Merger, before or after approval by holders of shares of EMD Common Stock, by the mutual consent of Benchmark, Newco and EMD by action of their respective boards of directors.

     6.2. Termination by Benchmark, Newco or EMD. This Agreement may be terminated and the Merger may be abandoned by action of either of the boards of directors of Benchmark and Newco or the board of directors of EMD if (a) the Merger shall not have been consummated on or before July 31, 1996, or such later date as may be mutually agreed to by the parties hereto, provided that the party taking action to terminate this Agreement is not otherwise in breach in any material respect of any of its obligations hereunder or (b) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

     6.3. Termination by Benchmark. This Agreement may be terminated and the Merger may be abandoned by action of the boards of directors of Benchmark and Newco (a) if EMD or the Founding Shareholders shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by them at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (b) if the board of directors of EMD shall not recommend to its shareholders the approval of this Agreement, or shall withdraw or modify in a manner adverse to Benchmark or Newco its approval or recommendation of the Merger, or shall take any other action to facilitate any Acquisition Transaction, (c) if the lesser of the Trading Price and the Closing Price shall be less than $22.00 or the Trading Price shall be more than $40.00, (d) no later than ten days after the date of this Agreement, if the results of the backlog verification procedure provided for in Section 5.1(w) do not satisfy the requirements of such section. or (e) within 10 days after the receipt by Benchmark of a final report from its environmental consulting firm relating to such firm's Phase II environmental site assessment, if such report contains any indication or recommendation referred to in clauses (i), (ii), (iii) or (iv) of
Section 5.1(w).

     6.4. Termination by EMD. This Agreement may be terminated and the Merger may be abandoned by action of the board of directors of EMD if (a) Benchmark or Newco shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Effective Time and such failure has not been cured within 30 days after receipt of notice thereof, (b) the board of directors of EMD shall have withdrawn or modified in a manner adverse to Benchmark or Newco its approval or recommendation of the Merger in order to approve the execution by EMD of a definitive agreement providing for the acquisition of EMD or its assets by merger or other business combination on terms more favorable to EMD's shareholders than the Merger or (c) the lesser of the Trading Price and the Closing Price shall be less than $22.00.

     6.5. Effect of Termination. In the event of a termination of this Agreement pursuant to this Article VI, any rights and remedies which any of the parties to this Agreement may have against any other such party by reason of such termination shall not be affected thereby but shall be preserved and may be exercised in accordance with applicable law. Notwithstanding the foregoing, in the event that EMD terminates this Agreement pursuant to Section 6.4(b) or Benchmark terminates this Agreement pursuant to Section 6.3(b), then as a condition to the termination of EMD's obligations under this Agreement, EMD shall immediately pay Benchmark a termination fee of $1,500,000 in cash which shall be Benchmark's sole remedy and compensation for such termination.

                                  ARTICLE VII

                             MISCELLANEOUS; GENERAL

     7.1. Fees and Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into or carrying out this Agreement and the consummation of the Merger. In the event the Merger is consummated, the parties hereto agree that any fees and expenses of EMD incurred after December 31, 1995 in connection with the Merger in excess of $900,000 (the "Excess Expense Amount") shall result in a reduction of the Cash Amount by an amount equal to the quotient of the amount of such excess divided by 5,208,078. The parties hereto acknowledge that the expenses relating to the negotiation on behalf of EMD and its shareholders of the Agreement and the related documentation are expenses of EMD.

     7.2. Survival. The representations and warranties contained in this Agreement shall survive for a period of fifteen months after the Closing Date, and the liability of any party to any other party to this Agreement for the breach of any of the representations and warranties contained in this Agreement shall be limited to claims for which the party asserting such claim shall deliver written notice to the party against whom such claim is being made on or before the date fifteen months after the Closing Date. Notwithstanding the foregoing, the representations and warranties (i) of the shareholders of EMD contained in the Letter of Transmittal, and (ii) of EMD and the Founding Shareholders contained in Sections 3.1(c) and 3.1(v) and in the first two sentences of Section 3.1(o) shall survive the consummation of the Merger for the maximum period permitted by applicable law.

     7.3. Indemnification. (a) Indemnification of Benchmark and the Surviving Corporation. Subject to Section 7.2 and Section 7.3(c), from and after the Effective Time, the Founding Shareholders, jointly and severally, shall defend, indemnify, save, hold harmless, discharge and release Benchmark, its direct and indirect Subsidiaries (including the Surviving Corporation) and its and their successors and permitted assigns (collectively, the "Benchmark Indemnified Parties") from and against any and all damages (including exemplary damages, interest and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, assessments, charges, claims and liabilities, including attorneys' fees, court costs and expenses of investigating, defending and prosecuting litigation (collectively, the "Damages"), caused by, arising from, based on, or in any way relating to (i) any inaccuracy in any representation or warranty made by EMD or the Founding Shareholders in this Agreement, including any inaccuracy in or omission from any list, schedule, certificate or other document or instrument furnished or to be furnished in connection with this Agreement, and (ii) any breach or nonfulfillment of any agreement or covenant in this Agreement or any other document or instrument furnished or to be furnished in connection with this Agreement to be performed by EMD or the Founding Shareholders at or prior to the Effective Time. Subject to Section 7.3(c), from and after the Effective Time each Founding Shareholder, severally and not jointly, shall defend, indemnify, save, hold harmless, discharge and release the Benchmark Indemnified Parties from and against any Damages caused by, arising from, based on or in any way relating to any breach or nonfulfillment of any agreement or covenant in this Agreement or any other document furnished or to be furnished in connection with this Agreement to be performed by such Founding Shareholder after the Effective Time. Notwithstanding anything herein to the contrary, the indemnification obligations set forth in the preceding sentence shall be limited to claims for which the Benchmark Indemnified Party asserting such claim shall deliver written notice to the Founding Shareholder against whom such claim is being asserted no later than three months after the expiration of the obligation of the Founding Shareholders to perform such covenants and agreements.

     (b) Indemnification of Holders of EMD Common Stock. Subject to Section 7.2 and Section 7.3(c), from and after the Effective Time, Benchmark shall defend, indemnify, save, hold harmless, discharge and release any person who was the holder of shares of EMD Common Stock immediately prior to the Effective Time and the former officers and directors of EMD and its Subsidiaries (collectively, the "EMD Indemnified Parties;" sometimes the Benchmark Indemnified Parties or the EMD Indemnified Parties, as applicable, are referred to as the "Indemnified Persons") from and against any and all Damages caused by, arising from, based on, or in any way relating to (i) any inaccuracy in any representation or warranty made by Benchmark or Newco in this Agreement, including any inaccuracy in or omission from any list, schedule, certificate or other document or instrument furnished or to be furnished in connection with this Agreement, (ii) any breach or nonfulfillment of any agreement or covenant on the part of Benchmark or the Surviving Corporation in this Agreement or any other document or instrument furnished to or to be furnished in connection with this Agreement, or (iii) any obligation or liabilities of EMD or the Surviving Corporation other than those for which indemnification by the Founding Shareholders is expressly provided for under Section 7.3(a); provided, however, that Benchmark's obligations to defend, indemnify, save, hold harmless, discharge and release the EMD Indemnified Parties for any Damages under clause
(iii) above shall be limited to claims for which the EMD Indemnified Party asserting such claim shall deliver written notice to Benchmark within three years after the Closing Date and shall not apply to the extent that the EMD Indemnified Party asserting such claim acted, with respect to any matter giving rise to such Damages, other than in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EMD or its Subsidiaries.

     (c) Exceptions and Limitations. (i) The Benchmark Indemnified Parties shall not have the right to be indemnified pursuant to Section 7.3(a) (other than for willful breaches of representations or warranties, breaches of Section
4.6 and for fraud) unless and until the Benchmark Indemnified Parties shall have incurred on a cumulative basis since the Closing Date aggregate Damages (other than for willful breaches of representations or warranties, breaches of Section
4.6 and for fraud) in an amount exceeding $540,000, in which event the right to be indemnified shall apply to the extent, but only to such extent, that such Damages exceed $250,000.

     (ii) The sum of all Damages pursuant to which indemnification is payable by the Founding Stockholders pursuant to Section 7.3(a) (other than for willful breaches of representations or warranties, breaches of Section 4.6 and for fraud) shall not exceed $5,400,000 in the aggregate.

     (iii) Any proceeds from insurance paid to an Indemnified Person as a direct result of any fact, event or circumstance which would create Damages requiring indemnity pursuant to Section 7.3(a) or Section 7.3(b) shall constitute a reduction in such Damages.

     (iv) The calculation of the amount of Damages for purposes of Section 7.3(a) or Section 7.3(b) shall take into account any increased tax liability of an Indemnified Person as a result of the inclusion in the income of such Indemnified Person of any part of the indemnification payment; and shall take into account any allowable present tax benefits or the present value of any allowable future tax benefits attributable to the Damages. For purposes of determining the amount of any tax benefit or detriment under this Section 7.3(c), the marginal combined federal and state income tax rate (i) of the Surviving Corporation conclusively shall be deemed to be forty percent (40%) and
(ii) of a Founding Shareholder conclusively shall be deemed to be thirty percent (30%), and for the calculation of prospective tax benefits or detriments, a discount rate of seven and one-half percent (7 1/2%) shall be used.

     7.4. Notice and Defense of Third-Party Claims. The obligations and liabilities of an indemnifying person with respect to Damages resulting from the assertion of liability by third parties (each, a "Third-Party Claim") shall be subject to the following terms and conditions:

          (a) Notice. The Indemnified Persons shall promptly give written notice to the indemnifying parties of any Third-Party Claim (including, without limitation, any threat of a Third-Party Claim, such as an audit or investigation) which might give rise to any Damages by the Indemnified Persons, stating the nature and basis of such Third-Party Claim and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any indemnifying party shall relieve the indemnifying party from any liability or obligation hereunder unless (and then solely to the extent) the indemnifying party thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third-Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

          (b) Assumption of Defense. If the indemnifying parties shall acknowledge in a writing delivered to the Indemnified Persons that the indemnifying parties shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third-Party Claim, then the indemnifying parties shall have the right to assume the defense of any Third-Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the indemnifying parties shall not have the right to assume the defense of any Third-Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the indemnifying parties, and, in the reasonable opinion of the Indemnified Persons, counsel for the indemnifying parties could not adequately represent the interests of the Indemnified Parties because such interests could be in conflict with those of the indemnifying parties, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the indemnifying parties or (iii) the indemnifying parties shall not have assumed the defense of the Third-Party Claim in a timely fashion.

          (c) Participation by Other Parties. If the indemnifying parties shall assume the defense of a Third-Party Claim (under circumstances in which the proviso to Section 7.4(b) is not applicable), the indemnifying parties shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the indemnifying parties do not exercise their right to assume the defense of a Third-Party Claim by giving the written acknowledgment referred to in Section 7.4(b), or are otherwise restricted from so assuming by the proviso to Section 7.4(b), the indemnifying parties shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third-Party Claim, with counsel which shall be reasonably satisfactory to the indemnifying parties and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the indemnifying parties, which consent shall not unreasonably be withheld or delayed.

          (d) Settlement. If the indemnifying parties exercise their right to assume the defense of a Third-Party Claim, they shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

          (e) Notice to Both Founding Shareholders. Anything contained in this Agreement to the contrary notwithstanding, in the event of a claim for indemnification pursuant to the joint and several indemnification obligations in Section 7.3(a), all notices to be delivered to, or the consent to be received of, either Founding Shareholder shall also require the delivery of notice to the other Founding Shareholder and the consent of both Founding Shareholders, which consent shall not be unreasonably withheld or delayed.

     7.5. No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of EMD and the Founding Shareholders contained in this Agreement (including, without limitation, the Disclosure Letter) (i) are being given by EMD and the Founding Shareholders as an inducement to Benchmark and Newco to enter into this Agreement and (ii) are solely for the benefit of Benchmark and Newco. Accordingly, no third party or anyone acting on behalf thereof other than the Benchmark Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties.

     7.6. Remedies Exclusive. The enforcement of the agreements of indemnification contained in this Article VII shall be, after the Effective Time, the exclusive remedy of the parties hereto for any breach of any warranty or term hereof, whether sounding in tort, contract or otherwise, and the parties hereto waive all remedies otherwise available to such parties, including without limitation, those relating to environmental matters, save only remedies for fraud and remedies which by law may not be waived.

     7.7. Modification or Amendment. Subject to the applicable provisions of the MBCA and the TBCA, at any time prior to the Effective Time, this Agreement may be modified or amended by the mutual consent of Benchmark, Newco and EMD, by action of their respective boards of directors followed by written agreement executed and delivered by duly authorized officers of the respective parties and the Founding Shareholders.

     7.8. Waiver of Conditions. The conditions to each party's obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     7.9. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the principles of conflict of laws thereof.

     7.11. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, any breach or alleged breach hereof, the making of this Agreement or fraud in the inducement, the transactions contemplated hereby, any modification or extension of this Agreement or affecting this Agreement in any way shall be resolved by arbitration in the City of Chicago, in accordance with the then current Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three independent and impartial arbitrators, one of whom shall be appointed by Benchmark and one of whom shall be appointed by the Founding Shareholders. In the event that the dispute concerns any matter involving accounting issues, at least one of the arbitrators shall be a certified public accountant affiliated with one of the "big six" accounting firms (other than such an accounting firm employed by Benchmark or any of its affiliates). Notwithstanding anything to the contrary provided in
Section 7.10 hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sec. 1 et seq. The decision of the arbitrators shall be binding on the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary provided in this Section 7.11 and without prejudice to the above procedures, any party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if in such party's sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     7.12. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

     If to EMD:

        EMD Technologies, Inc.
        4065 Theurer Boulevard
        Winona, Minnesota 55987-5025
        Telecopy: (507) 453-4578
        Attention: David H. Arnold or Daniel M. Rukavina

     With a required copy to the Founding Shareholders and:

        Kent A. Gernander
        Streater, Murphy, Gernander, Forsythe & Telstad, P.A.
        64-68 East Fourth Street
        Winona, Minnesota 55987
        Telecopy: (507) 454-2929
          and

          Susan L. Jacobson
          Faegre & Benson, Professional Limited Liability Partnership 2200 Norwest Center
          90 South Seventh Street
          Minneapolis, Minnesota 55402-3901
          Telecopy: (612) 336-3026

     If to the Founding Shareholders:

          Mr. David H. Arnold
          1853 Edgewood Road
          Winona, Minnesota 55987

          Mr. Daniel M. Rukavina
          Rural Route 1
          Box 67B2
          Winona, Minnesota 55987

      With a required copy to Kent A. Gernander and Susan L. Jacobson at the addresses indicated above

     If to Benchmark or Newco:

          Benchmark Electronics, Inc.
          3000 Technology Drive
          Angleton, Texas 77515
          Telecopy: (409) 848-5269
          Attention: Mr. Cary Fu

     With a required copy to:

          Bracewell & Patterson, L.L.P.
          South Tower Pennzoil Place
          711 Louisiana, Suite 2900
          Houston, Texas 77002
          Telecopy: (713) 221-1212
          Attention: Mr. John R. Brantley

     7.13. Disclosure Letter and Exhibits; Entire Agreement. All exhibits and the Disclosure Letter and attachments to exhibits or the Disclosure Letter, or documents expressly incorporated into this Agreement, and any other attachments to this Agreement are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. This Agreement supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Confidentiality Agreement, which shall remain in full force and effect), and constitutes the entire agreement among the parties hereto.

     7.14. Assignment. Prior to the Effective Time, this Agreement and the rights and obligations of the parties hereto shall not be assignable, by operation of law or otherwise, or delegable. After the Effective Time, neither Founding Shareholder may assign his rights or delegate his obligations under this Agreement without the prior written consent of Benchmark except as otherwise provided in this Agreement. Except as otherwise provided in this
Section 7.14, neither Benchmark nor the Surviving Corporation may assign its rights or delegate its duties without the prior written consent of each of the Founding Shareholders. Benchmark or the Surviving Corporation may assign its rights hereunder without the consent of the Founding Shareholders (i) by operation of law in connection with any merger, consolidation or share exchange involving Benchmark or the Surviving Corporation, and (ii) to any purchaser of all or substantially all of the assets of Benchmark or the Surviving Corporation.

     7.15. Obligation of Benchmark and Newco or EMD. Whenever this Agreement requires Benchmark, Newco or the Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of Benchmark to cause such action to be taken. Whenever this Agreement requires EMD or any of its Subsidiaries to take any action, such requirements shall be deemed to include an undertaking on the part of EMD to cause such action to be taken.

     7.16. Titles and Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way deem, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

     7.17. Public Statements. The parties agree to consult with each other prior to issuing any public announcement or statement with respect to the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto.

                                          BENCHMARK ELECTRONICS, INC.

                                          By:     /s/  DONALD E. NIGBOR
                                            ------------------------------------
                                            Name: Donald E. Nigbor
                                            Title: President and Chief Executive
                                              Officer

                                          ELECTRONICS ACQUISITION, INC.

                                          By:     /s/  DONALD E. NIGBOR
                                            ------------------------------------
                                            Name: Donald E. Nigbor
                                            Title: President and Chief Executive
                                              Officer

                                          EMD TECHNOLOGIES, INC.

                                          By:    /s/  DANIEL M. RUKAVINA
                                            ------------------------------------
                                            Name: Daniel M. Rukavina
                                            Title: President

                                                 /s/  DAVID H. ARNOLD
                                          --------------------------------------
                                          David H. Arnold

                                               /s/  DANIEL M. RUKAVINA
                                          --------------------------------------
                                          Daniel M. Rukavina

                                                                      APPENDIX B

                      MINNESOTA BUSINESS CORPORATION ACT,
                         SECTIONS 302A.471 AND 302A.473

     302A.471 RIGHTS OF DISSENTING SHAREHOLDERS. -- Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

             (1) alters or abolishes a preferential right of the shares;

             (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

             (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

             (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subdivision 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subdivision 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

     302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS. -- Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subdivision 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subdivision 4. Notice of procedure; deposit of shares; (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subdivision 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

     The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subdivision 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Texas Business Corporation Act

     Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and
(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

     With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

  Amended and Restated Bylaws

     The Amended and Restated Bylaws of Benchmark make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

  Indemnity Agreements

     Benchmark has entered into Indemnity Agreements with its directors and officers pursuant to which Benchmark generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

     The exhibits listed below are filed as a part of the Registration
Statement.


EXHIBIT
NUMBER                                           DESCRIPTION
- ------       -----------------------------------------------------------------------------------
  2.1     -- Agreement and Plan of Merger dated as of March 27, 1996, by and among Benchmark
             Electronics, Inc., Electronics Acquisition, Inc., EMD Technologies, Inc., David H.
             Arnold and Daniel M. Rukavina (incorporated herein by reference to Exhibit 2 to
             Benchmark's Annual Report on Form 10-K for the fiscal year ended December 31,
             1995).
  2.2     -- Amendment No. 1 to Agreement and Plan of Merger dated as of April 5, 1996, by and among Benchmark Electronics, Inc., Electronics Acquisition, Inc., EMD Technologies,
             Inc., David H. Arnold and Daniel M. Rukavina.
  4.1     -- Restated Articles of Incorporation of Benchmark (incorporated herein by reference to Exhibit 3.1 to Benchmark's Registration Statement on Form S-1 (Registration No.
             33-46316)).
  4.2     -- Amended and Restated Bylaws of Benchmark (incorporated herein by reference to
             Exhibit 3.2 to Benchmark's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1992).
  4.3     -- Form of Statement of Resolution Establishing Series of Shares relating to
             Benchmark's Mandatorily Convertible Preferred Stock, Series A.
  5       -- Opinion of Bracewell & Patterson, L.L.P., regarding the validity of the shares covered by this Registration Statement.
  8       -- Form of Opinion of KPMG Peat Marwick LLP, regarding certain tax matters.
 23.1     -- Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit
             5 hereto).
 23.2*    -- Consent of KPMG Peat Marwick LLP, relating to Benchmark's financial statements incorporated by reference herein.
 23.3*    -- Consent of KPMG Peat Marwick LLP, relating to EMD's financial statements included herein.
 23.4     -- Consent of David H. Arnold.
 24       -- Powers of Attorney (included on the signature page of this Registration Statement as originally filed).


- ---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Information Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on June 27, 1996.


                                          BENCHMARK ELECTRONICS, INC.


                                          By:     /s/  DONALD E. NIGBOR
                                            ------------------------------------
                                                      Donald E. Nigbor
                                                         President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on June 27, 1996.


                  SIGNATURE                                         POSITION
                  ---------                                         --------
                                                  Chairman of the Board of Directors
- ---------------------------------------------
               John C. Custer

         /s/  DONALD E. NIGBOR*                   Director and President (principal executive
- ---------------------------------------------       officer)
              Donald E. Nigbor
                                                  Director and Executive Vice President
- ---------------------------------------------
              Steven A. Barton

            /s/  CARY T. FU*                      Director and Executive Vice President
- ---------------------------------------------       (principal financial and accounting
                 Cary T. Fu                         officer)

        /s/  PETER G. DORFLINGER*                 Director
- ---------------------------------------------
             Peter G. Dorflinger

          /s/  GERALD W. BODZY*                   Director
- ---------------------------------------------
               Gerald W. Bodzy

         /s/  RICHARD M. LOGHRY*                  Director
- ---------------------------------------------
              Richard M. Loghry

- ---------------


* Pursuant to a power of attorney executed by such individual and filed with the Commission, Donald E. Nigbor has executed this Amendment No. 2 to the Registration Statement on behalf of such individual in the space provided below on June 27, 1996.



                                  /s/  DONALD E. NIGBOR
                    ------------------------------------------------------
                                       Donald E. Nigbor
                                       Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                          DESCRIPTION
- ------       ---------------------------------------------------------------------------------
  2.1     -- Agreement and Plan of Merger dated as of March 27, 1996, by and among Benchmark
             Electronics, Inc., Electronics Acquisition, Inc., EMD Technologies, Inc., David
             H. Arnold and Daniel M. Rukavina (incorporated herein by reference to Exhibit 2 to Benchmark's Annual Report on Form 10-K for the fiscal year ended December 31,
             1995).
  2.2     -- Amendment No. 1 to Agreement and Plan of Merger dated as of April 5, 1996, by and among Benchmark Electronics, Inc., Electronics Acquisition, Inc., EMD
             Technologies, Inc., David H. Arnold and Daniel M. Rukavina.
  4.1     -- Restated Articles of Incorporation of Benchmark (incorporated herein by reference to Exhibit 3.1 to Benchmark's Registration Statement on Form S-1 (Registration
             No. 33-46316)).
  4.2     -- Amended and Restated Bylaws of Benchmark (incorporated herein by reference to
             Exhibit 3.2 to Benchmark's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1992).
  4.3     -- Form of Statement of Resolution Establishing Series of Shares relating to
             Benchmark's Mandatorily Convertible Preferred Stock, Series A.
  5       -- Opinion of Bracewell & Patterson, L.L.P., regarding the validity of the shares covered by this Registration Statement.
  8       -- Form of Opinion of KPMG Peat Marwick LLP, regarding certain tax matters.
 23.1     -- Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as
             Exhibit 5 hereto).
 23.2*    -- Consent of KPMG Peat Marwick LLP, relating to Benchmark's financial statements incorporated by reference herein.
 23.3*    -- Consent of KPMG Peat Marwick LLP, relating to EMD's financial statements included herein.
 23.4     -- Consent of David H. Arnold.
 24       -- Powers of Attorney (included on the signature page of this Registration Statement as originally filed).


- ---------------

* Filed herewith.